Filed Pursuant to Rule 424(b)(5)
Registration No. 333-163392

The information in this prospectus supplement and the accompanying prospectus is not complete and may be changed. The securities offered hereby may not be sold, nor may offers to buy be accepted, prior to the time a final prospectus supplement is completed. This prospectus supplement is not an offer to sell these securities nor a solicitation of an offer to buy these securities in any jurisdiction where the offer and sale is not permitted.

Subject to completion, dated January 11, 2012

Prospectus Supplement to Prospectus dated January 6, 2012.

ALLY AUTO RECEIVABLES TRUST 2012-1

Issuing Entity

$1,519,735,000 Asset Backed Notes, Class A

ALLY AUTO ASSETS LLC

Depositor

ALLY BANK

Sponsor

ALLY FINANCIAL INC.

Servicer

You should consider carefully the risk factors beginning on page S-6 in this prospectus supplement and on page 2 in the prospectus.	The issuing entity is offering the following classes of notes:
		Class A-1 Notes	Class A-2 Notes	Class A-3 Notes	Class A-4 Notes
The notes represent obligations of the issuing entity only. The notes do not represent obligations of or interests in, and are not guaranteed by, Ally Auto Assets LLC, Ally Bank, Ally Financial Inc. or any of their affiliates. Neither the notes nor the receivables are insured or guaranteed by any governmental entity. This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.	Principal Balance	$380,000,000	$565,000,000	$465,000,000	$109,735,000
	Interest Rate	%	%	%	%
	Initial Distribution Date	February 15, 2012	February 15, 2012	February 15, 2012	February 15, 2012
	Final Scheduled Distribution Date	January 15, 2013	September 15, 2014	February 16, 2016	July 15, 2016
	Distribution Frequency	Monthly	Monthly	Monthly	Monthly
	Price to Public	%	%	%	%
	Underwriting Discount	%	%	%	%
	Proceeds to the Depositor	%	%	%	%

The interest rate for each class of notes will be a fixed rate.

The aggregate principal amount of the securities being offered under this prospectus supplement is $1,519,735,000.

The primary assets of the issuing entity will be a pool of fixed rate retail instalment sale contracts and direct purchase money loans used to finance the purchase of new and used cars and light trucks.

Credit Enhancement and Liquidity

•	Reserve account, with an initial deposit of $8,122,583.37.

•	Overcollateralization in the initial amount of $3,249,673.06.

•	Class B Asset Backed Notes, with a principal balance of $56,858,000.

•	Class C Asset Backed Notes, with a principal balance of $44,674,000.

•	The Class B Notes and the Class C Notes are not being offered under this prospectus supplement and instead will be sold in private placements or retained by the depositor initially.

•	The Class C Notes are subordinated to the Class A Notes and the Class B Notes.

•	The Class B Notes are subordinated to the Class A Notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Citigroup	Credit Suisse		J.P. Morgan

Credit Agricole Securities	Lloyds Securities	PNC Capital Markets LLC	Scotia Capital	SOCIETE GENERALE

The date of this prospectus supplement is January     , 2012

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

We provide information to you about the notes in two separate documents:

•	the prospectus, which provides general information and terms of the notes, some of which may not apply to a particular series of notes, including your series, and

•	this prospectus supplement, which provides information regarding the pool of receivables held by the issuing entity and specifies the terms of your series of notes.

You should rely only on the information provided in the accompanying prospectus, this prospectus supplement, and any pricing supplement hereto, including the information incorporated by reference in the accompanying prospectus and this prospectus supplement. We have not authorized anyone to provide you with other or different information. We are not offering the notes in any state where the offer is not permitted.

You can find definitions of the capitalized terms used in this prospectus supplement in the “Glossary of Terms to Prospectus Supplement,” which appears at the end of this prospectus supplement and in the “Glossary of Terms to Prospectus,” which appears at the end of the accompanying prospectus.

The term “Ally Bank,” when used in connection with Ally Bank’s capacity as acquirer of the receivables or seller of the receivables to the depositor, includes any successors or assigns of Ally Bank in such capacity permitted pursuant to the transaction documents.

The term “Ally Financial,” when used in connection with Ally Financial Inc.’s capacity as servicer of the receivables, includes any successors or assigns of Ally Financial Inc. in such capacity permitted pursuant to the transaction documents.

i

Prospectus Supplement

ii

SUMMARY

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand the material terms of this offering of the Class A Notes, carefully read this entire document and the accompanying prospectus.

THE PARTIES

Sponsor

Ally Bank.

Issuing Entity

Ally Auto Receivables Trust 2012-1 will be the issuing entity of the notes and the certificates. In this prospectus supplement and in the accompanying prospectus, we also refer to the issuing entity as the “trust.”

Depositor

Ally Auto Assets LLC will be the depositor to the issuing entity.

Servicers

Ally Financial Inc., formerly known as GMAC Inc. or “Ally Financial,” will be the servicer and Ally Servicing LLC, formerly known as Semperian LLC, will be the sub-servicer providing collection and administrative servicing for the servicer.

Indenture Trustee

Deutsche Bank Trust Company Americas.

Owner Trustee

BNY Mellon Trust of Delaware.

THE NOTES

The issuing entity will offer the classes of notes listed on the cover page of this prospectus supplement. The notes will be available for purchase in denominations of $1,000 and integral multiples thereof, and will be available in book-entry form only. We sometimes refer to these notes as the “offered notes.”

The final scheduled distribution dates of the offered notes are listed on the cover page of this prospectus supplement.

The issuing entity will also issue Class B Notes with an initial principal balance of $56,858,000 and Class C Notes with an initial principal balance of $44,674,000. The Class B Notes will have a final scheduled distribution date of November 15, 2016. The Class C Notes will have a final scheduled distribution date of May 15, 2018. The Class B Notes and the Class C Notes are not being offered under this prospectus supplement. The Class B Notes and the Class C Notes will be sold in one or more private placements or retained initially by the depositor. If the Class B Notes or the Class C Notes are initially retained by the depositor, the depositor will retain the right to sell all or a portion of those retained notes at any time.

Interest Payments

•	The interest rate for each class of notes will be a fixed rate.

•	Interest will accrue on the notes from and including the closing date.

•

The issuing entity will pay interest on the notes on the fifteenth day of each calendar month, or if that day is not a business day, the next business day, beginning on February 15, 2012. We refer to these dates as “distribution dates.”

•

The issuing entity will pay interest on the notes, other than the Class A-1 Notes, on each distribution date based on a 360-day year consisting of twelve 30-day months. The issuing entity will pay interest on the Class A-1 Notes on each distribution date based on the actual days elapsed during the period for which interest is payable and a 360-day year.

•	Interest payments on all classes of the Class A Notes will have the same priority.

•

The payment of interest on the Class B Notes is subordinated to the payment of interest on, and, in limited circumstances, payments of principal of, the Class A Notes, and the payment of interest on the Class C Notes is subordinated to the payment of interest on, and, in limited circumstances, payments of principal of, the Class A Notes and the Class B Notes, in each case to the extent described in “Priority of Distributions.” In general, no interest will be paid on the Class B Notes on any distribution date until all interest due and payable on the Class A Notes has been paid in full, and no interest will be paid on the Class C Notes on any distribution date until all interest due and payable on the Class A Notes and the Class B Notes has been paid in full.

Principal Payments

•	The issuing entity will pay principal on the notes monthly on each distribution date.

•	The issuing entity will make principal payments on the notes based on the amount of collections and defaults on the receivables during the prior month.

•	On each distribution date, except as described below under “Priority of Distributions—Acceleration,” the amounts available to make principal payments on the notes will be applied as follows:

(1)	to the Class A-1 Notes, until the Class A-1 Notes are paid in full,

(2)	to the Class A-2 Notes, until the Class A-2 Notes are paid in full,

(3)	to the Class A-3 Notes, until the Class A-3 Notes are paid in full,

(4)	to the Class A-4 Notes, until the Class A-4 Notes are paid in full,

(5)	to the Class B Notes, until the Class B Notes are paid in full, and
(6)	to the Class C Notes, until the Class C Notes are paid in full.

•	The failure of the issuing entity to pay any class of notes in full on or before its final scheduled distribution date will constitute an event of default.

THE CERTIFICATES

On the closing date, the issuing entity will issue certificates. The certificates will be retained by the depositor and are not being offered under this prospectus supplement. The depositor will retain the right to sell all or a portion of the certificates at any time.

THE RECEIVABLES

Property of the Issuing Entity

The primary assets of the issuing entity will be a pool of fixed rate retail motor vehicle instalment sale contracts and direct purchase money loans used to finance the purchase of new and used cars and light trucks. We refer to the persons who financed their purchases with these contracts and loans as “obligors.” A portion of the contracts and loans sold to the issuing entity on the closing date were acquired or originated by Ally Bank under special incentive rate financing programs, and we refer to those contracts and loans as “subvented receivables.” We refer to the remaining contracts and loans that are not subvented receivables and are sold to the issuing entity on the closing date as “non-subvented receivables.” We use the term “receivables” to mean both subvented receivables and non-subvented receivables. Further, when we use the term “remaining payments” on receivables as of a specific date, we mean all scheduled payments that have not been received prior to that specified date.

The receivables in the issuing entity will be sold on the closing date by Ally Bank to the depositor, and then by the depositor to the issuing entity. The issuing entity will grant a security interest in the receivables and the other property of the issuing entity to the indenture trustee on behalf of the noteholders. Ally Bank, Ally Financial, as servicer, or the depositor may be required to repurchase receivables from the issuing entity in specified circumstances, as detailed in the accompanying prospectus under “The Servicer—Servicing Procedures.”

The issuing entity’s property will, subject to other specific exceptions described in the prospectus, also include:

•	the remaining payments on the receivables as of a cutoff date of December 1, 2011 and monies received with respect to those remaining payments; we refer to that date as the “cutoff date,”

•	amounts held on deposit in trust accounts maintained for the issuing entity,

•	security interests in the vehicles financed by the receivables,

•	any recourse Ally Bank has against the dealers from which it purchased the receivables,

•	any proceeds from claims on insurance policies covering the financed vehicles,

•	specified rights of the depositor under its purchase agreement with Ally Bank, and

•	all rights of the issuing entity under the related transfer agreement with the depositor.

Receivables Principal Balance

The initial aggregate discounted principal balance of the subvented receivables to be sold to the issuing entity on the closing date, which is the present value of all remaining payments as of the cutoff date, discounted for each receivable, at the greater of 5.00% per annum and the actual annual percentage rate of the receivable, is $751,256,606.12. The initial aggregate discounted principal balance of the non-subvented receivables to be sold to the issuing entity on the closing date, which is the present value of all remaining payments as of the cutoff date, discounted for each receivable, at the greater of 5.00% per annum and the actual annual percentage rate of the receivable, is $873,260,066.94. The combined initial aggregate discounted principal balance of all the receivables, as calculated for each type of receivable as set forth above, as of the cutoff date is $1,624,516,673.06, which represents the purchase price paid by the depositor to the sponsor for the receivables. We refer to this initial balance as the “initial aggregate receivables principal balance.” We refer to the aggregate principal balance of all receivables, as calculated for each type of receivable as of any given time, as the “aggregate receivables principal balance.”

As of the cutoff date, the 5.00% discount rate was applied to a receivables balance of $1,076,825,169.11, which is approximately 63.72% of the aggregate amount financed of all receivables of the issuing entity.

Overcollateralization

The initial aggregate receivables principal balance will exceed the aggregate principal balance of the notes on the closing date by approximately 0.20% of the initial aggregate receivables principal balance. The application of funds as described in the ninth priority of distributions is designed to increase over time the amount of overcollateralization as of any distribution date to a target amount, which we refer to as the “overcollateralization target amount.” The overcollateralization target amount will be 1.00% of the initial aggregate receivables principal balance.

PRIORITY OF DISTRIBUTIONS

The issuing entity will distribute available funds in the following order of priority:

•	basic servicing fee payments to the servicer,

•	interest on the Class A Notes, pro rata among the Class A Notes,

•	principal on the notes in an amount equal to the excess, if any, of the aggregate principal balance of the Class A Notes over the aggregate receivables principal balance,

•	interest on the Class B Notes,

•

principal on the notes in an amount equal to the excess, if any, of the aggregate principal balance of the Class A Notes and the Class B Notes—reduced by the amount of principal allocated to the notes above—over the aggregate receivables principal balance,

•	interest on the Class C Notes,

•

principal on the notes in an amount equal to the excess, if any, of the aggregate principal balance of the Class A Notes, the Class B Notes and the Class C Notes—reduced by the amounts of principal allocated to the notes above—over the aggregate receivables principal balance,

•	deposits into the reserve account, until the amount in the reserve account equals the specified reserve account balance,

•

principal on the notes in an amount equal to the lesser of (a) the aggregate principal balance of the notes—reduced by the amounts of principal allocated to the notes above, and (b) the excess of the aggregate principal balance of the notes—reduced by the amounts of principal allocated to the notes above—over an amount equal to the aggregate receivables principal balance minus the overcollateralization target amount,

•	any costs of the indenture trustee incurred associated with a resignation of the servicer and the appointment of a successor servicer, to the indenture trustee, and

•	any remaining amounts, to the certificateholders.

Acceleration

If an event of default occurs and the notes are accelerated, until the time when all events of default have been cured or waived as provided in the indenture, the issuing entity will pay interest and principal first on the Class A Notes. Interest will be paid pro rata among the classes of Class A Notes and principal will be paid sequentially by class starting with the Class A-1 Notes. No interest or principal will be payable on the Class B Notes until all principal of and interest on the Class A Notes have been paid in full, and no interest or principal will be payable on the Class C Notes until all principal of and interest on the Class A Notes and the Class B Notes have been paid in full.

RESERVE ACCOUNT

On the closing date, the depositor will cause the noteholders to deposit $8,122,583.37 in cash or eligible investments into the reserve account. Collections on the receivables, to the extent available for this purpose, will be added to the reserve account on each distribution date, until the amount in the reserve account equals the specified reserve account balance. See “The Transfer Agreements and the Servicing Agreement—Reserve Account” in this prospectus supplement for additional information.

To the extent that funds from principal and interest collections on the receivables are not sufficient to pay the basic servicing fee and to pay the amounts that are prior to the deposits into the reserve account as described under “Priority of Distributions” above, the amount previously deposited in the reserve account provides an additional source of funds for those payments.

SERVICING FEES

The issuing entity will pay monthly to the servicer (a) a basic servicing fee equal to 1.00% per annum as compensation for servicing the receivables and (b) a supplemental servicing fee equal to any late fees, prepayment charges and other administrative fees and expenses collected during the month and investment earnings on the trust accounts.

REDEMPTION OF THE NOTES

When the aggregate receivables principal balance declines to 10% or less of the initial aggregate receivables principal balance, the servicer may purchase all of the remaining receivables. If the servicer purchases the receivables, the outstanding notes will be redeemed at a price equal to their remaining principal balance, plus accrued and unpaid interest thereon.

TAX STATUS

Kirkland & Ellis LLP, special tax counsel, has delivered its opinion that:

•	the offered notes will be characterized as indebtedness for federal income tax purposes, and

•	the issuing entity will not be taxable as an association or publicly traded partnership taxable as a corporation.

Each noteholder, by accepting an offered note, will agree to treat the offered notes as indebtedness for federal, state and local income and franchise tax purposes.

ERISA CONSIDERATIONS

Subject to the restrictions and considerations discussed under “ERISA Considerations” in this prospectus supplement and in the prospectus, the offered notes may be purchased by or for the account of (a) an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to the provisions of Title I of ERISA, (b) a “plan” subject to Section 4975 of the Internal Revenue Code of 1986, as amended or (c) any entity whose underlying assets include “plan assets” by reason of an employee benefit plan’s or a plan’s investment in the entity. We suggest that any of the foregoing types of entities consult with counsel before purchasing the offered notes. See “ERISA Considerations” in this prospectus supplement and the prospectus for additional information.

MONEY MARKET INVESTMENTS

The Class A-1 Notes will be “eligible securities” for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended. Rule 2a-7 includes additional criteria for investments by money market funds. In May 2010, Rule 2a-7 was amended to include additional requirements relating to portfolio maturity, liquidity and risk diversification. If you are a money market fund contemplating a purchase of Class A-1 Notes, you should consult your counsel before making a purchase.

RATINGS

We expect that the offered notes will receive credit ratings from at least two nationally recognized rating agencies hired by us.

The rating agencies have discretion to monitor and adjust the ratings on the offered notes. The offered notes may receive an unsolicited rating that is different from or lower than the ratings provided by the rating agencies hired to rate the offered notes. As of the date of this prospectus supplement, we are not aware of any unsolicited ratings on the offered notes. A rating, change in rating or a withdrawal of a rating by one rating agency may not correspond to a rating, change in rating or withdrawal of a rating from any other rating agency. See “The Ratings for the Securities Are Limited in Scope, May Be Unsolicited, May Not Continue to Be Issued and Do Not Consider the Suitability of the Securities for You” in the prospectus for more information.

RISK FACTORS

Before making an investment decision, you should consider carefully the factors that are set forth in “Risk Factors” beginning on page S-6 of this prospectus supplement and page 2 of the prospectus.

RECENT DEVELOPMENTS

Ally Financial and several related entities have been named in lawsuits, including by the Federal Housing Finance Agency, along with other financial institutions, related to the sale of residential private-label mortgage-backed securities to Freddie Mac and other investors. Ally Financial believes it is reasonably possible that losses beyond amounts currently reserved for litigation matters and potential repurchase obligations and other mortgage-related claims and governmental investigations could occur, and such losses could have a material adverse impact on results of operations, financial position or cash flows. Ally Financial and its subsidiaries intend to defend their positions aggressively.

RISK FACTORS

In addition to the risk factors beginning on page 2 of the prospectus, you should consider the following risk factors in deciding whether to purchase the offered notes.

Financial Market Disruptions and a Lack of Liquidity in the Secondary Market Could Adversely Affect the Market Value of Your Notes and/or Limit Your Ability to Resell Your Notes	The securities will not be listed on any securities exchange. Therefore, in order to sell your securities, you will need to find a willing buyer. The underwriters may assist in the resale of securities, but they are not required to do so. Additionally, recent and continuing events in the global financial markets, including the failure, acquisition or government seizure of several major financial institutions, the establishment of government bailout programs for financial institutions, problems related to subprime mortgages and other financial assets, the de-valuation of various assets in secondary markets, the forced sale of asset-backed and other securities as a result of the de-leveraging of structured investment vehicles, hedge funds, financial institutions and other entities, and the lowering of ratings on certain asset-backed securities, have caused a significant reduction in liquidity in the secondary market for asset-backed securities. This period of illiquidity may continue, and even worsen, and may adversely affect both the market value of your notes and your ability to sell the notes. As a result, you may be unable to obtain the price that you wish to receive for your notes or you may suffer a loss on your investment. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, such as the notes.

Recent Economic Developments May Adversely Affect the Performance and Market Value of Your Notes	The United States has recently experienced a severe economic downturn. If another economic downturn occurs or if the current economic recovery fails to gain momentum, it may adversely affect the performance and market value of your notes. Rises in unemployment, decreases in home values and the lack of available credit may lead to increased delinquency and default rates on the receivables. If another financial crisis or economic downturn occurs, or if the current economic recovery fails to gain momentum, delinquencies and losses with respect to motor vehicle receivables could continue to increase, which could result in losses on your notes. In addition, decreased consumer demand for motor vehicles and an increase in the inventory of used motor vehicles may depress the price at which repossessed motor vehicles may be sold or delay the timing of those sales. If the default rate on the receivables increases and the price at which the related vehicles may be sold declines, you may experience losses with respect to your notes.

Furthermore, the global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries. Concerns regarding sovereign debt may spread to other countries at any time. There can be no assurance that this uncertainty relating to the sovereign debt of various countries will not lead to further disruption of the financial and credit markets in the United States, which could result in losses on your notes.

The Sponsor, the Servicer and their Affiliates Must Comply with Governmental Laws and Regulations that are Subject to Change and Involve Significant Costs

Ally Bank, Ally Financial and their affiliates are governed by numerous foreign, federal and state laws and the supervision and examination of various regulatory agencies. In July 2010, Congress passed the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), which may adversely affect the financial services industry. The financial services industry will undergo increased regulation, such as additional disclosure and other obligations, restrictions on pricing and enforcement proceedings. The Dodd-Frank Act also creates the Consumer Financial Protection Bureau, a new federal regulator, with rulemaking and enforcement authority over consumer finance businesses.

Compliance with applicable law and regulations may be costly because new processes, forms, controls and additional infrastructure may be required to comply with new requirements. Laws in the financial services industry are designed primarily for the protection of consumers. Any failure to comply with these laws and regulations could result in significant statutory civil and criminal penalties, monetary damages, attorneys’ fees and costs, possible revocation of licenses and damage to reputation, brand and valued customer relationships. Many provisions of the Dodd-Frank Act are required to be implemented through rulemaking by the applicable federal regulatory agencies. Therefore, the full impact of the Dodd-Frank Act on the financial markets and its participants and on the asset backed securities market in particular will not be known for some time. No assurance can be given that the Dodd-Frank Act and its implementing regulations, or the imposition of additional regulations, will not have a significant adverse impact on the issuing entity, the depositor, the sponsor or the servicer, including on the servicing of the receivables, or the price that a subsequent purchaser would be willing to pay for your notes.

New Car Incentive Purchase Programs and other Market Factors May Reduce the Value of the Vehicles that Secure the Receivables	The pricing of used cars is affected by the supply and demand for those cars, which, in turn, is affected by consumer demand and tastes, economic factors (including the price of gasoline and closure of dealerships), the introduction and pricing of new car models and other factors. Decisions by a manufacturer with respect to new vehicle production and brands, pricing and incentives may affect used car prices, particularly those for the same or similar models. An increase in the supply or a decrease in the demand for used cars may negatively impact the resale value of the vehicles securing the receivables. Decreases in the value of those vehicles may, in turn, reduce the incentive of obligors to make payments on the receivables and decrease the proceeds realized by the issuing entity from vehicle repossessions, which could result in losses on your notes.

FDIC Receivership or Conservatorship of Ally Bank Could Result in Delays in Payments or Losses on Your Notes

Ally Bank is a Utah chartered bank and its deposits are insured by the Federal Deposit Insurance Corporation, or the “FDIC.” If Ally Bank becomes insolvent, is in an unsound condition, violates its bylaws or regulations or engages in similar activity, the FDIC could be appointed as conservator or receiver for Ally Bank. In a receivership or conservatorship of Ally Bank, the FDIC as receiver or conservator would have broad powers to delay or reduce payments on your notes, if the FDIC were to be successful in:

•    attempting to recharacterize the securitization of the receivables as a loan or otherwise attempting to recapture the receivables that have been conveyed to the issuing entity; or

•    requiring the issuing entity, as assignee of the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the receivables; or

•    requesting a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against Ally Bank; or

•    arguing that a statutory injunction automatically prevents the indenture trustee and other transaction parties from exercising their rights, remedies and interests for up to 90 days.

To limit the FDIC’s potential use of any of these powers, Ally Bank has structured this transaction to take advantage of a special regulation that the FDIC has created, entitled “Treatment of financial assets transferred in connection with a securitization or participation.” This FDIC regulation, which we refer to as the “FDIC Rule,” contains four separate safe harbors for transactions; in this prospectus supplement and the accompanying prospectus, we describe the safe harbor applicable to securitizations that do not qualify for sale accounting treatment. The FDIC Rule limits the rights of the FDIC, as conservator or receiver, to delay or prevent payments to noteholders in securitization transactions. For a description of the FDIC Rule’s preconditions and effects, including the uncertainty regarding its application and interpretation, see “Insolvency Aspects of the Offerings—FDIC Rule” in the prospectus.

The Class A Notes are Subject to Risk Because Payments on the Class A Notes are Subordinated to Servicing Fees

The Class A Notes are subject to risk because payments of principal and interest on the Class A Notes are subordinated, as described below, to servicing fees.

Principal and interest payments on the Class A Notes on each distribution date will be subordinated to the basic servicing fee due to the servicer. This subordination could result in reduced or delayed payments of principal and interest on the Class A Notes.

SUMMARY OF TRANSACTION PARTIES*

*	This chart provides only a simplified overview of the relationships among the key parties to the transaction. Refer to this prospectus supplement and the prospectus for a further description.

**	See “Summary—Priority of Distributions” for a description of the relative priorities of each class.

AFFILIATIONS AND RELATIONSHIPS AMONG TRANSACTION PARTIES

The owner trustee is not an affiliate of any of the depositor, the sponsor, the servicer, the issuing entity or the indenture trustee. However, the owner trustee and one or more of its affiliates may, from time to time, engage in arm’s-length transactions with the depositor, the sponsor, the servicer, the indenture trustee or affiliates of any of them, that are distinct from its role as owner trustee, including transactions both related and unrelated to the securitization of retail motor vehicle instalment sale contracts. The owner trustee and its affiliates, during the past two years, have not engaged in any transactions that are material to this transaction with any of the depositor, the sponsor, the servicer, the issuing entity or the indenture trustee that are outside of the ordinary course of business or that are other than at arm’s length.

The indenture trustee is not an affiliate of any of the depositor, the sponsor, the servicer, the issuing entity or the owner trustee. However, the indenture trustee and one or more of its affiliates may, from time to time, engage in arm’s-length transactions with the depositor, the sponsor, the servicer, the owner trustee or affiliates of any of them, that are distinct from its role as indenture trustee, including transactions both related and unrelated to the securitization of retail vehicle instalment sale contracts. The indenture trustee and its affiliates, during the past two years, have not engaged in any transactions that are material to this transaction with any of the depositor, the sponsor, the servicer, the issuing entity or the owner trustee that are outside of the ordinary course of business or that are other than at arm’s length.

The sponsor, the servicer and the depositor are affiliates and may also engage in transactions with each other involving securitizations, including public offerings and private placements of asset-backed securities as well as commercial paper conduit financing, of retail vehicle instalment sale contracts, including those described in this prospectus supplement and others. Specifically, the depositor and Ally Bank have entered into an intercompany advance agreement through which the depositor may borrow funds from Ally Bank to fund its general operating expenses and, for some securitization transactions in which the depositor acts as the depositor, to pay for a portion of the receivables pursuant to the pooling agreement and transaction expenses. Under the intercompany advance agreement, the loans will bear a market rate of interest and have documented repayment terms.

On the closing date, the issuing entity is issuing certificates, not offered hereby. The depositor will initially retain the certificates, which represents the principal equity in the issuing entity. Therefore, the issuing entity is a direct subsidiary of the depositor and an indirect subsidiary of the sponsor. The depositor retains the right to sell all or a portion of the certificates at any time. Following any such sale to an unaffiliated third party, the issuing entity may cease to be an affiliate of either the sponsor or the depositor. The issuing entity has not engaged, and will not engage, in any material transactions with the sponsor or the depositor that are outside of the ordinary course of business or that are other than at arm’s length.

SUMMARY OF MONTHLY DEPOSITS TO AND WITHDRAWALS

FROM ACCOUNTS*

Servicer
Payments on Receivables
Obligors on Receivables
Principal & Interest on Receivables
Administrative Purchase Payments
Total Servicing Fees
Sponsor
Warranty Payments
Deposits to Reserve Account
Withdrawals from Reserve Account
Collection Account
Reserve Account
Interest and Principal
Excess Funds
Note Distribution Account
Certificateholders
Interest and Principal
Noteholders

*	This chart provides only a simplified overview of the monthly flow of funds. Refer to this prospectus supplement and the prospectus for a further description.

THE TRUST

The issuing entity, Ally Auto Receivables Trust 2012-1 is a statutory trust formed under the laws of the State of Delaware with a fiscal year end of December 31. The trust will be established and operated pursuant to a trust agreement dated on or before the anticipated closing date of January 18, 2012, which is the date the trust will initially issue the notes and certificates.

The trust will engage in only the following activities:

•	acquire, hold and manage the receivables and other assets of the trust,

•	issue securities,

•	make payments on the securities, and

•	take any action necessary to fulfill the role of the trust in connection with the notes and the certificates.

The trust’s principal offices are in Newark, Delaware, in care of BNY Mellon Trust of Delaware, as owner trustee at the address listed in “The Owner Trustee” below.

Capitalization of the Trust

The following table illustrates the capitalization of the trust as of December 1, 2011, the cutoff date, as if the issuance of the notes and the certificates had taken place on that date:

Class A-1 Asset Backed Notes	$380,000,000
Class A-2 Asset Backed Notes	$565,000,000
Class A-3 Asset Backed Notes	$465,000,000
Class A-4 Asset Backed Notes	$109,735,000
Class B Asset Backed Notes	$56,858,000
Class C Asset Backed Notes	$44,674,000
Asset Backed Certificates	$3,249,673

Total	$1,624,516,673

The amount shown for the certificates is the initial level of overcollateralization. The holders of the certificates will be entitled to receive amounts representing the remaining overcollateralization after repayment of amounts owing on the notes. None of the Class B Notes, the Class C Notes and the certificates are being offered by this prospectus supplement or the accompanying prospectus. The Class B Notes and the Class C Notes will be sold in one or more private placements or retained initially by the depositor. The certificates will be retained initially by the depositor. The depositor will retain the right to sell all or a portion of the Class B Notes, the Class C Notes and the certificates at any time.

The Owner Trustee

BNY Mellon Trust of Delaware is the owner trustee under the trust agreement. BNY Mellon Trust of Delaware is a Delaware banking corporation and an affiliate of The Bank of New York Mellon, a New York banking corporation, which provides support services on its behalf in this transaction. Its principal place of business is located at 100 White Clay Center, Suite 102, Newark, Delaware 19711, Attention: Corporate Trust Administration. BNY Mellon Trust of Delaware has acted as owner trustee on numerous asset-backed transactions (with The Bank of New York Mellon providing administrative support), including the structure of the transaction referred to herein. While the structure of each transaction may differ, BNY Mellon Trust of Delaware and The Bank of New York Mellon on its behalf are experienced in administering transactions of this kind. You may contact BNY Mellon Trust of Delaware by calling (302) 283-8905.

THE SPONSOR

Ally Bank is the sponsor of the transaction set forth in this prospectus supplement and in the accompanying prospectus. Ally Bank has securitized its retail auto receivables in five registered offerings in 2010 and five registered offerings in 2011. Ally Bank completed two private placement retail auto transactions in 2009 and one private placement lease transaction in 2011. In those retail and lease securitizations, Ally Bank sponsored trusts and issuing entities have issued securities with an aggregate initial principal balance of approximately $13.0 billion. Ally Bank has securitized its wholesale receivables in one registered offering and four private placement transactions in 2010 and four registered offerings and one private placement transaction in 2011, with the publicly offered and privately placed notes having an aggregate initial principal balance of approximately $6.3 billion. As of September 30, 2011, none of the prior securitizations sponsored by Ally Bank have defaulted or experienced an early amortization or similar triggering event.

For further details with respect to Ally Bank’s prior retail vehicle instalment sale contract originations and securitizations over the prior five years, see “Appendix A—Static Pool Data” in this prospectus supplement.

THE RECEIVABLES POOL

Criteria Applicable to the Selection of Receivables

The pool of receivables to be sold to the trust was selected from Ally Bank’s portfolio based on several criteria, including that each receivable:

•	is secured by a new or used car or light truck,

•	is a Simple Interest Receivable,

•	was originated in the United States,

•	provides for level monthly payments that may vary from one another by no more than $5,

•	will amortize the Amount Financed over its original term to maturity,

•	was originated or acquired by Ally Bank or its subsidiaries in the ordinary course of business,

•	has a first payment due date on or after May 19, 2006,

•	was originated on or after April 20, 2006,

•	has an original term of 12 to 72 months,

•	has a remaining term of not less than 9 months,

•	as of the cutoff date, was not considered past due; that is, the payments due on that receivable in excess of $25 have been received within 30 days of the payment date, and

•	has an APR of not greater than 17.00%.

The receivables in the pool of receivables on the closing date will be the same receivables that comprised the pool of receivables on the cutoff date.

The pool of receivables was selected from Ally Bank’s portfolio of receivables that meet the criteria described above and other administrative criteria utilized by Ally Bank from time to time. We believe that no selection procedures adverse to the noteholders were utilized in selecting the receivables in this pool of receivables.

The following tables describe the pool of receivables as of the cutoff date.

Each of the percentages and averages in the tables is computed on the basis of the amount financed of each receivable as of the cutoff date. The “Weighted Average Annual Percentage Rate of all Receivables in Pool” and “Weighted Average Annual Percentage Rate of Non-Subvented Receivables in Pool” in the following table are based on weighting by amount financed and remaining term of each receivable, each as of the cutoff date. The “Weighted Average Original Maturity” in the following table is based on weighting by original undiscounted principal balance of each receivable as of its date of origination. “Loan-to-Value Ratio” with respect to a receivable means the original undiscounted principal balance divided by the estimated vehicle value, multiplied by 100. The estimated vehicle value for a new vehicle is the dealer invoice cost of the vehicle. The estimated vehicle value for a used vehicle is the value received by Ally Financial or Ally Bank from the dealer, independently validated by Ally Financial or Ally Bank, based on a market guide, such as Blackbook, indicating the value of the vehicle and the source from which that value was determined. “Weighted Average Loan-to-Value Ratio” is based on a weighting by original undiscounted principal balance of each receivable as of its date of origination. A FICO score is a measurement designed by Fair, Isaac & Company and calculated by the major credit bureaus using collected information to assess credit risk. “Weighted Average FICO Score” is based on a weighting by original undiscounted principal balance of each receivable as of the cutoff date. Of the 1,283 FICO Scores excluded from the Weighted Average FICO Score, 1,259, or 98.13%, are business accounts and the remaining 24, or 1.87%, are for accounts for which FICO Scores are unavailable. In the table “Distribution of the Receivables Pool by FICO Score,” those excluded accounts make up the “Business Accounts and Unavailable” category.

Composition of the Receivables Pool—(Total: New and Used)

Aggregate Amount Financed	$1,690,020,920.64
Number of Contracts in Pool	80,956
Average Amount Financed	$20,875.80
Weighted Average FICO Score	755.98
Weighted Average Loan-to-Value Ratio	94.13
Weighted Average Annual Percentage Rate of all Receivables in Pool	3.88%
Weighted Average Annual Percentage Rate of Non-Subvented Receivables in Pool	6.22%
Discount Rate Applied to Receivables in Pool with Annual Percentage Rates at or below	5.00%
Weighted Average Original Maturity	63.71
Weighted Average Remaining Maturity (Range)	51.35
	(9 to 70 months	)
Percentage of Contracts with Original Terms of less than or equal to 60 Months	47.36%
Percentage of Contracts with Original Terms of greater than 60 Months	52.64%
Percentage of New Cars and Light Trucks in Pool	85.35%
Percentage of Used Cars and Light Trucks in Pool	14.65%
Percentage of Cars in Pool	21.04%
Percentage of Light Trucks in Pool	78.96%
Percentage of Subvented Receivables in Pool	48.10%
Percentage of Non-Subvented Receivables in Pool	51.90%

Composition of the Receivables Pool—(New)

Aggregate Amount Financed	$1,442,426,185.36
Number of Contracts in Pool	64,064
Average Amount Financed	$22,515.39
Weighted Average FICO Score	759.89
Weighted Average Loan-to-Value Ratio	92.85
Weighted Average Annual Percentage Rate of all Receivables in Pool	3.38%
Weighted Average Annual Percentage Rate of Non-Subvented Receivables in Pool	5.91%
Discount Rate Applied to Receivables in Pool with Annual Percentage Rates at or below	5.00%
Weighted Average Original Maturity	63.65
Weighted Average Remaining Maturity (Range)	51.25
	(9 to 70 months	)
Percentage of Contracts with Original Terms of less than or equal to 60 Months	47.56%
Percentage of Contracts with Original Terms of greater than 60 Months	52.44%
Percentage of Subvented Receivables in Pool	54.69%
Percentage of Non-Subvented Receivables in Pool	45.31%

Composition of the Receivables Pool—(Used)

Aggregate Amount Financed	$247,594,735.28
Number of Contracts in Pool	16,892
Average Amount Financed	$14,657.51
Weighted Average FICO Score	733.51
Weighted Average Loan-to-Value Ratio	101.81
Weighted Average Annual Percentage Rate of all Receivables in Pool	6.78%
Weighted Average Annual Percentage Rate of Non-Subvented Receivables in Pool	7.16%
Discount Rate Applied to Receivables in Pool with Annual Percentage Rates at or below	5.00%
Weighted Average Original Maturity	64.07
Weighted Average Remaining Maturity (Range)	51.94
	(9 to 70 months	)
Percentage of Contracts with Original Terms of less than or equal to 60 Months	46.20%
Percentage of Contracts with Original Terms of greater than 60 Months	53.80%
Percentage of Subvented Receivables in Pool	9.72%
Percentage of Non-Subvented Receivables in Pool	90.28%

Distribution of the Receivables Pool by Annual Percentage Rate—Aggregate

Annual Percentage Rate Range	Number of Contracts	Aggregate Amount Financed	Percentage of Aggregate Amount Financed
0.00% to 1.00%	20,257	$505,922,894.31	29.95%
1.01% to 2.00%	7,805	$174,997,223.08	10.35%
2.01% to 3.00%	3,704	$69,487,200.82	4.11%
3.01% to 4.00%	7,552	$150,816,759.15	8.92%
4.01% to 5.00%	8,992	$175,601,091.75	10.39%
5.01% to 6.00%	12,395	$238,288,611.48	14.10%
6.01% to 7.00%	6,838	$126,509,559.15	7.49%
7.01% to 8.00%	7,408	$142,290,035.18	8.42%
8.01% to 9.00%	2,327	$40,818,108.13	2.42%
9.01% to 10.00%	2,538	$49,294,062.11	2.92%
10.01% to 11.00%	665	$9,684,372.25	0.57%
11.01% to 12.00%	236	$3,067,821.54	0.18%
12.01% to 13.00%	101	$1,236,419.00	0.07%
13.01% to 14.00%	109	$1,643,404.50	0.10%
14.01% to 15.00%	20	$251,378.51	0.01%
15.01% to 16.00%	6	$83,707.16	0.00%
16.01% to 17.00%	3	$28,272.52	0.00%

Total	80,956	$1,690,020,920.64	100.00%

Distribution of the Receivables Pool by State

The pool of receivables includes receivables originated in all 50 states and the District of Columbia. The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of receivables. No other state accounts for more than 4.63% of the Aggregate Amount Financed. Management believes that there are no factors unique to any state or region in which 10% or more of the receivables are located that may materially impact the trust’s ability to pay principal and interest on the notes. The following breakdown by state is based on the billing addresses of the obligors on the receivables:

State	Percentage of Aggregate Amount Financed
Texas	11.33%
California	6.86%
Michigan	6.53%
Florida	5.92%
Pennsylvania	5.20%
Ohio	4.82%

Distribution of the Receivables Pool by Loan-to-Value Ratio

Loan-to-Value Ratio	Number of Contracts	Average Amount Financed	Average Estimated Vehicle Value	Percentage of Contracts
Less than 80	23,596	$19,122.08	$31,864.45	29.16%
80 to 90	12,641	$26,212.66	$30,721.95	15.61%
91 to 100	14,667	$28,908.94	$30,228.41	18.12%
101 to 110	14,914	$31,342.92	$29,752.18	18.42%
111 to 120	11,776	$30,574.17	$26,560.22	14.55%
121 to 130	2,649	$29,550.25	$23,716.79	3.27%
131 to 140	708	$26,062.75	$19,352.70	0.87%
141 to 150	4	$36,285.58	$25,217.75	0.00%
Greater than 150	1	$24,426.75	$15,075.00	0.00%

Total	80,956			100.00%

Distribution of the Receivables Pool by FICO Score

FICO Band	Number of Contracts	Aggregate Amount Financed	Percentage of Aggregate Amount Financed
Business Accounts and Unavailable	1,283	$31,552,834.79	1.87%
Less than 650	—	—	—
651 to 675	4,000	$79,107,570.36	4.68%
676 to 700	12,242	$269,337,856.52	15.94%
701 to 725	10,971	$242,895,507.51	14.37%
726 to 750	9,765	$213,335,621.71	12.62%
751 to 775	8,640	$188,162,526.82	11.13%
776 to 800	10,068	$213,354,352.01	12.62%
801 to 825	13,084	$256,694,160.65	15.19%
826 to 850	8,647	$155,818,211.03	9.22%
851 to 875	2,042	$36,102,789.53	2.14%
876 to 900	214	$3,659,489.71	0.22%

Total	80,956	$1,690,020,920.64	100.00%

Distribution of the Receivables Pool by Vehicle Make

Vehicle Make	Percentage of Aggregate Amount Financed
Chevrolet	32.40%
Dodge	21.51%
GMC	12.67%
Jeep	11.33%
Chrysler	6.47%
Cadillac	5.00%
Buick	3.52%
KIA	1.11%
Ford	1.05%
Pontiac	0.78%

No other vehicle make accounts for more than 0.73% of the Aggregate Amount Financed.

Distribution of the Receivables Pool by Vehicle Model

Vehicle Model	Percentage of Aggregate Amount Financed
C/K Pickup	13.24%
Ram 1500	7.19%
Sierra	5.88%
Town & Country	4.48%
Grand Cherokee	3.77%
Wrangler	3.52%
Grand Caravan	3.20%
Acadia	2.93%
Tahoe	2.86%
Traverse	2.63%

No other vehicle model accounts for more than 2.52% of the Aggregate Amount Financed.

Depositor Review of the Receivables Pool

The depositor is required to perform a review (the “pool review”) of the pool of receivables in order to provide reasonable assurance that the information contained in this prospectus supplement and the accompanying prospectus regarding the pool of receivables is accurate in all material respects. The pool review entailed consideration of ongoing processes and procedures used by Ally Financial and Ally Bank (the “process review”), as well as the performance of specified actions with respect to disclosure about the pool of receivables and the underlying data on which that disclosure was based (the “data and disclosure review”). For certain aspects of the pool review, the depositor engaged a third party to assist. The depositor designed the procedures used in the pool review, assumes the responsibility for the sufficiency of those procedures, and attributes to itself all findings and conclusions of the pool review.

For the process review, the depositor monitored internal reports and developments with respect to processes and procedures that are designed to maintain and enhance the quality of decision-making, the quality of originated assets and the accuracy, efficiency and reliability of receivables systems and operations. Ally Financial and Ally Bank have internal functions that carry out these processes and procedures, such as:

•

Quality assurance, which tests previously originated receivables to check for compliance with applicable underwriting criteria and documentation requirements and accurate entry of data into the principal databases and other management information systems of the sponsor and the servicer (the “information databases”),

•	Loan review, which tests, among other things, the quality of originated portfolios and the adherence of originations to established policies,

•	Risk reporting, which monitors losses, delinquencies, credit quality and exceptions to servicing policies, and

•	Internal audit, which independently performs periodic internal control reviews of various processes including the auto loan origination and reporting system processes.

The first part of the data and disclosure review tested the accuracy of the individual receivables data contained in the information databases. The depositor uses the information databases to assemble an electronic data tape containing relevant data on the receivables pool. From this tape, the depositor constructs the pool composition and stratification tables in “The Receivables Pool” in this prospectus supplement and verifies the eligibility criteria in “The Receivables Pool—Criteria Applicable to the Selection of Receivables” in this prospectus supplement and the representations and warranties in “The Transfer Agreements and Servicing Agreements—Sale and Assignment of Receivables” in the accompanying prospectus.

Through random processes, 278 receivables (the “reviewed receivables”) in the pool were selected. The servicer and the sponsor made available an electronic copy of the pertinent underlying documentation and data records for each reviewed receivable (collectively, the “receivable document file”).

First, approximately 28 different aspects, or data points, of each receivable document file, values such as FICO score, origination date, APR and loan-to-value ratio, along with elements such as evidence of a perfected lien, were noted. These data points were either compared to the corresponding information in the electronic data tape or evaluated for compliance with an eligibility criterion or a representation and warranty, to determine whether any inaccuracies existed. In some cases, the depositor specified permissible tolerances for variances. Of the approximately 7,784 aggregate data points checked, a total of ten appeared to be erroneous. Nine of the errors related to a difference of two or three days in the first payment due date of the reviewed receivable, and one related to an incorrect specification in a customer correction letter of the number of remaining months in the related contract.

In addition, selected values associated with the reviewed receivables were recomputed to assess their accuracy. The servicer provided records regarding payments made by the related obligors prior to the cutoff date so that the amount financed and remaining term for each reviewed receivable could be recomputed. Based on information in the receivable document file, the loan-to-value ratio for the related financed vehicle was also recomputed. These recomputations did not indicate any errors.

A second aspect of the data and disclosure review consisted of a comparison of the statistics contained in “The Receivables Pool” in this prospectus supplement to data in, or derived from, the information databases. The review consisted of a recalculation from the data in the information databases of the number of contracts, monetary amounts, amounts and percentages displayed in “The Receivables Pool” in this prospectus supplement. Matters not exceeding plus or minus 0.5 percent of the number of contracts, monetary amounts, amounts or percentages were not considered exceptions. This comparison found no exceptions within the specified parameters.

The third aspect of the data and disclosure review evaluated the information contained in the accompanying prospectus regarding the pool of receivables under “Acquisition and Underwriting,” “The Receivables Pools,” “The Servicer—Servicing Procedures,” “The Servicer—Collections,” “The Transfer and Agreements and Servicing Agreements—Additional Sales of Receivables” and “Legal Aspects of the Receivables” in the accompanying prospectus. The depositor confirmed with the responsible personnel of the sponsor and the servicer that the description of the business practices, contract terms and legal and regulatory considerations, and the other information with respect to the pool of receivables, contained in those sections is accurate. The depositor also reviewed internal management reports periodically generated by these personnel that bear on the matters discussed in those sections of the accompanying prospectus.

The depositor has concluded that the findings of the pool review provide it with reasonable assurance that:

•

the errors identified in the first aspect of the data and disclosure review are not indicative of any systemic problems with the processes within the sponsor and the servicer that generate information regarding receivables for use in this prospectus supplement and the accompanying prospectus;

•	the pool composition and stratification tables contained in “The Receivables Pool” in this prospectus supplement are accurate in all material respects;

•	the pool of receivables satisfies the selection criteria and the representations and warranties in all material respects; and

•	the disclosure regarding the pool of receivables contained in the sections of the accompanying prospectus cited in the preceding paragraph is accurate in all material respects.

Exceptions to Underwriting Guidelines

A small number of receivables in the pool of receivables constitute exceptions to the underwriting criteria of Ally Bank, as described in “Acquisition and Underwriting—Underwriting Exceptions” in the accompanying prospectus. Ally Bank monitors exceptions to the underwriting criteria, with the goals of limiting exceptions to a small portion of approved applications and rarely permitting more than a single exception for any contract. The depositor elected to include these receivables in the pool of receivables for the offering. These receivables were included in the pool on the basis that the depositor has historically securitized receivables with these characteristics and these exceptions are immaterial.

The following table explains the nature of the exceptions. Each of these receivables exceeded a single underwriting criterion; none have two or more “layered” exceptions. As used in the table below, a “collateral characteristic” is an underwriting criteria primarily related to the financed vehicle, such as loan-to-value ratio or, for used vehicles, a limit on the maximum mileage or age of the vehicle, and a “credit characteristic” is an underwriting criteria primarily related to the creditworthiness of the obligor, such as the payment-to-income ratio or debt-to-income ratio. The aggregate amount financed of these exception receivables is $2,581,974.29.

Nature of Exception	Number of Contracts	Percentage of Aggregate Amount Financed
Collateral characteristic exceeding guideline	101	0.15%
Credit characteristic exceeding guideline	2	0.00%

Total	103	0.15%

THE SPONSOR’S PORTFOLIO DATA

Delinquencies, Repossessions, Bankruptcies and Net Losses

For Ally Bank’s U.S. consumer automotive portfolio of new and used retail car and light truck receivables, the table on the following page shows Ally Bank’s experience for both new and used retail car and light truck receivables on a combined basis for:

•	delinquencies,

•	repossessions,

•	bankruptcies, and

•	net losses.

Fluctuations in delinquencies, repossessions, bankruptcies and net losses generally follow trends in the overall economic environment and may be affected by such factors as:

•	competition for obligors,

•	the supply and demand for both new and used cars and light trucks,

•	consumer debt burden per household, and

•	personal bankruptcies.

Delinquencies in Ally Bank’s U.S. consumer automotive portfolio have been relatively flat since 2005. Slight stress was experienced in 2008 and 2009 as a result of the overall economic conditions with 2010 leveling out. Year to date 2011 delinquencies are slightly higher then 2010, however these rates are consistent with expectations as the portfolio continues to rapidly grow.

There can be no assurance that the delinquency, repossession, bankruptcy and net loss experience on the receivables will be comparable to that set forth below or that the factors or beliefs described above will remain applicable.

New and Used Car and Light Truck Contracts	Nine Months Ended September 30,			Year Ended December 31,
	2011	2010		2010		2009		2008	2007	2006
Total Retail Contracts Outstanding at the End of the Period (excluding bankruptcies) (in thousands)
New Vehicles (in thousands)	922	542		670		298		147	141	114
Used Vehicles (in thousands)	236	139		164		73		41	28	16
Total (in thousands)	1,158	681		834		371		188	169	130
Average Daily Delinquency
31-60 Days	N/A	N/A		N/A		0.46%		0.36%	0.36%	0.49%
61-90 Days	N/A	N/A		N/A		0.07%		0.03%	0.03%	0.04%
91 Days or More	N/A	N/A		N/A		0.01%		0.00%	0.00%	0.00%
Month-End Delinquency Dollars(1)
31-60 Days	0.38%	0.24%		0.27%		0.29%		0.68%	N/A	N/A
61-90 Days	0.05%	0.04%		0.05%		0.05%		0.09%	N/A	N/A
91 Days or More	0.01%	0.00%		0.01%		0.01%		0.03%	N/A	N/A
Repossessions as a Percent of Average Number of Contracts Outstanding (including bankruptcies)	0.43%	0.36%		0.37%		0.65%		0.59%	0.38%	0.34%
Net Losses as a Percent of Liquidations	0.26%	0.24	%(3)	0.27	%(3)	0.89	%(3)	0.82%	0.34%	0.29%
Net Losses as a Percent of Average Gross Receivables	0.12%	0.09%		0.11%		0.33%		0.34%	0.14%	0.11%
Net Losses as a Percent of Average Net Receivables(2)	0.18%	0.17%		0.17%		0.54%		0.50%	0.31%	0.05%
Total Retail Contracts Outstanding at End of the Period (including bankruptcies) (in thousands)	1,163	683		838		372		189	169	130
Bankruptcies as a Percent of Average Number of Contracts Outstanding (including bankruptcies)	0.41%	0.41%		0.41%		0.53%		0.38%	0.24%	0.25%
Bankruptcies Month-End Delinquency Dollars—31 Days or More(1)	0.07%	0.05%		0.06%		0.06%		0.15%	N/A	N/A

(1)	The information is available for the years ended 2008, 2009 and 2010 and the nine months ended September 30, 2010 and 2011; prior year information is not available.
(2)	Net Losses as a Percent of Average Net Receivables is an accounting-based metric and, therefore, reflects write-downs that occur based on Federal Financial Institutions Examination Council guidance.
(3)	Restated as of June 8, 2011 to properly reflect intercompany transfers.

New and Used Car and Light Truck Contracts	Nine Months Ended September 30,		Year Ended December 31,
	2011	2010	2010	2009	2008	2007	2006
Average Bankruptcies	4,386	2,110	2,369	1,342	704	366	252
Average Retail Contracts (including bankruptcies)	1,063,152	512,885	583,581	253,122	184,427	152,297	101,411

Our current practice is generally to write off receivables, other than those with respect to which the related obligor is in bankruptcy, at the point amounts are deemed to be uncollectible, which usually is at the point of repossession. We will normally begin repossession activity once the receivable becomes 60 days past due. The “Average Daily Delinquency” percentages shown in the preceding table are each calculated on the basis of the average number of receivables delinquent at any time during a month (excluding receivables where the related obligor is in bankruptcy), divided by the number of receivables outstanding at the end of that month, and averaged for all months in the indicated period. The “Month-End Delinquency Dollars” represent the remaining principal balance as of the ledger closing date for the month. For periods after the year ended 2009, Ally Bank will report “Month-End Delinquency Dollars” as a replacement for “Average Daily Delinquency.” The “Net Losses as a Percent of Liquidations” and the “Net Losses as a Percent of Average Gross Receivables” percentages in the preceding table are based on the gross balance of the receivables, which includes unearned finance charges. Liquidations represent all reductions to the receivables based on cash receipts from all sources as well as charge-offs. The “Net Losses as a Percent of Average Net Receivables” percentages in the preceding table are based on the net balance of the receivables, which is the gross balance of the receivables less unearned finance charges and unearned rate support. Unearned finance charges for a receivable are the portion of the remaining payments on that receivable that are attributed to interest at the stated rate. Unearned rate support applies to subvented receivables only and is the unamortized portion of the discount at which the receivable is purchased from the originating dealer. The “Bankruptcies as a Percent of Average Number of Contracts Outstanding (including bankruptcies)” percentages in the preceding table represent the number of bankruptcies on the last day of each month and averaged for the indicated period divided by the number of receivables outstanding on the last day of each month and averaged for the indicated period.

The “Repossessions as a Percent of Average Number of Contracts Outstanding (including bankruptcies),” “Net Losses as a Percent of Average Gross Receivables” and “Net Losses as a Percent of Average Net Receivables” for the nine months ended September 30, 2010 and 2011 are reported as annualized rates, which may not reflect the actual annual results.

The “Net Losses as a Percent of Average Net Receivables” represent accounting write-downs net of recoveries on Ally Bank’s U.S. automotive portfolio of new and used retail car and light and medium duty truck receivables. Net losses include the initial write-down to estimated fair market value of all repossessed vehicles in the month of repossession.

The “Average Bankruptcies” is the number of receivables in bankruptcy outstanding on the last day of each month and averaged for the indicated period.

The “Average Retail Contracts (including bankruptcies)” is calculated by averaging the month-end retail contracts outstanding (including bankruptcies) for each month in the indicated period.

THE SERVICER

Ally Financial, directly and through its subsidiaries, most notably Ally Servicing LLC, formerly known as Semperian LLC, services prime automobile retail instalment sale contracts and leases acquired or originated by it and others on behalf of banks, credit unions, finance companies and securitized trusts. As of September 30, 2011, Ally Financial has originated over 65 securitizations of retail vehicle instalment sale contracts through a combination of registered offerings and privately placed transactions. In those securitizations, Ally Financial has issued securities with an aggregate initial principal balance of over $120 billion. For more information regarding the servicer, see “The Servicer” in the prospectus.

STATIC POOL INFORMATION

Information regarding publicly offered retail securitized pools and selected privately offered retail securitized pools acquired by Ally Bank and Ally Bank’s cumulative net losses with respect to and information regarding historical loan acquisitions and originations by vintage origination year within the preceding five years is included in Appendix A of this prospectus supplement. The prepayment speeds with respect to the servicer’s public securitizations within the preceding five years is included in Appendix A of this prospectus supplement.

WEIGHTED AVERAGE LIFE OF THE NOTES

Prepayments on automotive receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement to present the projected weighted average life of each class of notes, the Absolute Prepayment Model, or “ABS,” assumes a rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are uniform as to size and maturity and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables assumed to originally contain 10,000 uniform receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the receivables owned by the trust.

As the rate of payment of principal of each class of notes will depend on the rate of payment, including prepayments, of the principal balance of the receivables, final payment of each class of notes could occur significantly earlier than the final scheduled distribution date for that class of notes. Reinvestment risk associated with early payment of the notes will be borne exclusively by the noteholders.

The tables under the heading “—Percent of Initial Note Principal Balance Outstanding at Various ABS Percentages” have been prepared on the basis of indicated ABS percentages. The indicated ABS percentages have been applied to the hypothetical pool of receivables consisting of a hypothetical pool of discounted receivables and a hypothetical pool of non-discounted receivables.

The “hypothetical pool of discounted receivables” is a pool of uniform receivables with aggregate remaining payments in each month, measured as of the cutoff date, equal to those of the receivables owned by the trust on the closing date with annual percentage rates of the receivables less than or equal to 5.00%. The table under the heading “—Schedule of Scheduled Payments by Month: Receivables Requiring Discounting” sets forth the scheduled principal, interest and total payments in each month, measured as of the cutoff date, on the receivables to be owned by the trust on the closing date with annual percentage rates of less than or equal to 5.00%. The initial aggregate present value of these remaining payments, using a discount rate of 5.00% per annum to discount the receivables, is equal to $1,011,320,921.53.

The “hypothetical pool of non-discounted receivables” is a pool of receivables that have been further disaggregated into eleven smaller hypothetical pools having the characteristics set forth in the table below. The level scheduled monthly payment for each of the hypothetical pools is based on aggregate principal balance, annual percentage rate and remaining term to maturity as of the cutoff date such that each hypothetical pool set forth below will be fully amortized by the end of its remaining term to maturity.

Hypothetical Pool	Aggregate Principal Balance	Annual Percentage Rate	Weighted Average Remaining Term to Maturity (in Months)	Weighted Average Age (in Months)
1	$326,974.27	6.684%	11	25
2	$1,701,322.47	6.791%	16	23
3	$4,040,250.35	6.796%	22	20
4	$8,907,624.48	6.807%	28	17
5	$11,294,205.33	7.107%	34	19
6	$35,193,605.14	6.871%	40	18
7	$58,522,464.74	6.926%	46	17
8	$134,996,133.51	6.905%	52	15
9	$165,989,765.40	7.018%	58	13
10	$165,669,531.80	7.172%	63	9
11	$26,553,874.04	6.685%	68	4

In addition, the following assumptions have been used in preparing the tables below:

1.	the receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases,

2.	each payment on the receivables is made on the last day of each month and each month has 30 days,

3.	interest accrues on the notes at a per annum fixed rate for the Class A-1 Notes of 0.61888%, for the Class A-2 Notes of 0.96%, for the Class A-3 Notes of 1.17%, for the Class A-4 Notes of 1.44%, for the Class B Notes of 1.98%, for the Class C Notes of 2.48% and none of the notes accrue interest at a floating rate,

4.	each discounted receivable has been outstanding for 13 months,

5.	payments on the notes are made on each distribution date (and each distribution date is assumed to be the 15th day of each applicable month), commencing February 15, 2012,

6.	except as indicated in the following tables, the servicer does not exercise its 10% clean-up call option to purchase the receivables,

7.	the basic servicing fee is paid monthly and equals 1.00% per annum,

8.	the closing date occurs on January 18, 2012, and

9.	no event of default occurs.

The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the following tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

It is very unlikely that the receivables will prepay at a constant level of ABS until maturity or that all of receivables will prepay at the same level of ABS. Any difference between each of those assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of the notes.

The following tables indicate the projected weighted average life of each class of notes and set forth the percent of the initial principal balance of each class of notes that is projected to be outstanding after each of the distribution dates shown at various constant ABS percentages.

Additional information on the effect of prepayment on the notes can be found under “Weighted Average Life of the Securities” in the prospectus.

Percent of Initial Note Principal Balance Outstanding at Various ABS Percentages

The weighted average life of a class of notes as set forth in each of the tables below is determined by (a) multiplying the amount of each principal payment on a note of that class by the number of years from the date of the issuance of the related note to the related distribution date, (b) adding the results, and (c) dividing the sum by the related initial principal balance of the note. The calculation in the row in each of the tables below labeled “Weighted Average Life (Years) to Call” assumes that the servicer exercises its 10% clean-up call option to purchase the receivables on the earliest permissible date. The calculation in the row in each of the tables listed below labeled “Weighted Average Life (Years) to Maturity” assumes that the servicer does not exercise its 10% clean-up call option. If the servicer were to exercise its 10% clean-up call option, securityholders would receive all unpaid principal on their notes at the time of the call and the notes would cease to be outstanding.

Percent of the Initial Note Principal Balance Outstanding—Class A-1 Notes

Distribution Date	0.00%	0.50%	0.90%	1.10%	1.30%	1.50%	1.80%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
02/15/12	81.08%	76.51%	72.37%	70.11%	67.77%	65.30%	61.28%
03/15/12	72.62%	66.15%	60.29%	57.08%	53.68%	50.05%	44.14%
04/15/12	64.56%	56.11%	48.44%	44.26%	39.81%	35.07%	27.35%
05/15/12	56.47%	46.11%	36.73%	31.61%	26.16%	20.36%	10.90%
06/15/12	48.33%	36.16%	25.14%	19.13%	12.73%	5.92%	0.00%
07/15/12	40.15%	26.27%	13.69%	6.82%	0.00%	0.00%	0.00%
08/15/12	31.94%	16.42%	2.36%	0.00%	0.00%	0.00%	0.00%
09/15/12	23.69%	6.63%	0.00%	0.00%	0.00%	0.00%	0.00%
10/15/12	15.40%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
11/15/12	7.08%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
12/15/12	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life (Years) to Call	0.44	0.35	0.29	0.27	0.24	0.22	0.19
Weighted Average Life (Years) to Maturity	0.44	0.35	0.29	0.27	0.24	0.22	0.19

Percent of the Initial Note Principal Balance Outstanding—Class A-2 Notes

Distribution Date	0.00%	0.50%	0.90%	1.10%	1.30%	1.50%	1.80%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
02/15/12	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
03/15/12	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
04/15/12	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
05/15/12	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
06/15/12	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	96.51%
07/15/12	100.00%	100.00%	100.00%	100.00%	99.68%	94.45%	85.92%
08/15/12	100.00%	100.00%	100.00%	96.43%	90.95%	85.10%	75.58%
09/15/12	100.00%	100.00%	94.06%	88.39%	82.36%	75.94%	65.47%
10/15/12	100.00%	97.91%	86.63%	80.48%	73.94%	66.97%	55.61%
11/15/12	100.00%	91.40%	79.29%	72.69%	65.67%	58.19%	46.00%
12/15/12	99.15%	84.93%	72.05%	65.02%	57.56%	49.60%	36.64%
01/15/13	93.51%	78.50%	64.91%	57.49%	49.61%	41.21%	27.53%
02/15/13	87.86%	72.12%	57.86%	50.09%	41.82%	33.02%	18.68%
03/15/13	82.19%	65.78%	50.92%	42.81%	34.20%	25.02%	10.08%
04/15/13	76.51%	59.49%	44.08%	35.68%	26.75%	17.24%	1.74%
05/15/13	70.84%	53.27%	37.37%	28.70%	19.48%	9.67%	0.00%
06/15/13	65.17%	47.11%	30.77%	21.86%	12.39%	2.31%	0.00%
07/15/13	59.50%	41.01%	24.29%	15.17%	5.48%	0.00%	0.00%
08/15/13	53.83%	34.98%	17.93%	8.63%	0.00%	0.00%	0.00%
09/15/13	48.18%	29.02%	11.69%	2.24%	0.00%	0.00%	0.00%
10/15/13	42.53%	23.12%	5.57%	0.00%	0.00%	0.00%	0.00%
11/15/13	36.91%	17.32%	0.00%	0.00%	0.00%	0.00%	0.00%
12/15/13	31.31%	11.59%	0.00%	0.00%	0.00%	0.00%	0.00%
01/15/14	25.74%	5.94%	0.00%	0.00%	0.00%	0.00%	0.00%
02/15/14	20.30%	0.46%	0.00%	0.00%	0.00%	0.00%	0.00%
03/15/14	14.92%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
04/15/14	9.58%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
05/15/14	4.35%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
06/15/14	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life (Years) to Call	1.68	1.42	1.22	1.13	1.04	0.96	0.84
Weighted Average Life (Years) to Maturity	1.68	1.42	1.22	1.13	1.04	0.96	0.84

Percent of the Initial Note Principal Balance Outstanding—Class A-3 Notes

Distribution Date	0.00%	0.50%	0.90%	1.10%	1.30%	1.50%	1.80%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
02/15/12	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
03/15/12	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
04/15/12	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
05/15/12	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
06/15/12	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
07/15/12	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
08/15/12	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
09/15/12	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10/15/12	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
11/15/12	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
12/15/12	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
01/15/13	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
02/15/13	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
03/15/13	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
04/15/13	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
05/15/13	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	92.32%
06/15/13	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	82.85%
07/15/13	100.00%	100.00%	100.00%	100.00%	100.00%	94.12%	73.71%
08/15/13	100.00%	100.00%	100.00%	100.00%	98.48%	85.70%	64.89%
09/15/13	100.00%	100.00%	100.00%	100.00%	90.53%	77.55%	56.41%
10/15/13	100.00%	100.00%	100.00%	95.15%	82.80%	69.65%	48.25%
11/15/13	100.00%	100.00%	99.52%	87.78%	75.31%	62.04%	40.44%
12/15/13	100.00%	100.00%	92.41%	80.59%	68.05%	54.69%	32.96%
01/15/14	100.00%	100.00%	85.46%	73.61%	61.02%	47.62%	25.81%
02/15/14	100.00%	100.00%	78.77%	66.90%	54.29%	40.87%	19.04%
03/15/14	100.00%	94.04%	72.28%	60.42%	47.82%	34.42%	12.62%
04/15/14	100.00%	87.64%	65.95%	54.13%	41.59%	28.24%	6.52%
05/15/14	100.00%	81.41%	59.84%	48.09%	35.62%	22.35%	0.76%
06/15/14	98.93%	75.25%	53.86%	42.21%	29.85%	16.70%	0.00%
07/15/14	92.57%	69.16%	48.01%	36.50%	24.28%	11.28%	0.00%
08/15/14	86.21%	63.13%	42.30%	30.95%	18.91%	6.11%	0.00%
09/15/14	79.88%	57.20%	36.72%	25.58%	13.76%	1.18%	0.00%
10/15/14	73.54%	51.33%	31.28%	20.37%	8.80%	0.00%	0.00%
11/15/14	67.27%	45.58%	26.01%	15.36%	4.06%	0.00%	0.00%
12/15/14	60.99%	39.89%	20.85%	10.50%	0.00%	0.00%	0.00%
01/15/15	54.70%	34.25%	15.82%	5.80%	0.00%	0.00%	0.00%
02/15/15	48.42%	28.70%	10.93%	1.27%	0.00%	0.00%	0.00%
03/15/15	42.17%	23.23%	6.18%	0.00%	0.00%	0.00%	0.00%
04/15/15	35.98%	17.88%	1.59%	0.00%	0.00%	0.00%	0.00%
05/15/15	30.09%	12.83%	0.00%	0.00%	0.00%	0.00%	0.00%
06/15/15	24.29%	7.91%	0.00%	0.00%	0.00%	0.00%	0.00%
07/15/15	18.59%	3.13%	0.00%	0.00%	0.00%	0.00%	0.00%
08/15/15	13.02%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
09/15/15	7.62%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
10/15/15	2.33%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
11/15/15	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life (Years) to Call	3.11	2.82	2.53	2.37	2.20	2.04	1.79
Weighted Average Life (Years) to Maturity	3.11	2.82	2.53	2.37	2.20	2.04	1.79

Percent of the Initial Note Principal Balance Outstanding—Class A-4 Notes

Distribution Date	0.00%	0.50%	0.90%	1.10%	1.30%	1.50%	1.80%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
02/15/12	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
03/15/12	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
04/15/12	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
05/15/12	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
06/15/12	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
07/15/12	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
08/15/12	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
09/15/12	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10/15/12	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
11/15/12	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
12/15/12	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
01/15/13	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
02/15/13	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
03/15/13	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
04/15/13	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
05/15/13	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
06/15/13	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
07/15/13	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
08/15/13	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
09/15/13	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10/15/13	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
11/15/13	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
12/15/13	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
01/15/14	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
02/15/14	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
03/15/14	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
04/15/14	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
05/15/14	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
06/15/14	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	80.12%
07/15/14	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	58.28%
08/15/14	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	37.71%
09/15/14	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	18.44%
10/15/14	100.00%	100.00%	100.00%	100.00%	100.00%	85.15%	0.43%
11/15/14	100.00%	100.00%	100.00%	100.00%	100.00%	66.35%	0.00%
12/15/14	100.00%	100.00%	100.00%	100.00%	97.97%	48.52%	0.00%
01/15/15	100.00%	100.00%	100.00%	100.00%	79.53%	31.68%	0.00%
02/15/15	100.00%	100.00%	100.00%	100.00%	61.96%	15.85%	0.00%
03/15/15	100.00%	100.00%	100.00%	86.89%	45.26%	1.04%	0.00%
04/15/15	100.00%	100.00%	100.00%	69.22%	29.48%	0.00%	0.00%
05/15/15	100.00%	100.00%	88.55%	52.81%	14.94%	0.00%	0.00%
06/15/15	100.00%	100.00%	71.10%	37.21%	1.32%	0.00%	0.00%
07/15/15	100.00%	100.00%	54.39%	22.43%	0.00%	0.00%	0.00%
08/15/15	100.00%	93.71%	38.47%	8.51%	0.00%	0.00%	0.00%
09/15/15	100.00%	74.91%	23.41%	0.00%	0.00%	0.00%	0.00%
10/15/15	100.00%	56.75%	9.09%	0.00%	0.00%	0.00%	0.00%
11/15/15	89.22%	40.11%	0.00%	0.00%	0.00%	0.00%	0.00%
12/15/15	68.98%	24.01%	0.00%	0.00%	0.00%	0.00%	0.00%
01/15/16	49.17%	8.44%	0.00%	0.00%	0.00%	0.00%	0.00%
02/15/16	30.25%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
03/15/16	12.06%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
04/15/16	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life (Years) to Call	4.00	3.76	3.50	3.33	3.15	2.91	2.52
Weighted Average Life (Years) to Maturity	4.03	3.82	3.56	3.39	3.18	2.95	2.57

Schedule of Scheduled Payments by Month:

Receivables Requiring Discounting

Monthly Period	Principal	Interest	Total Scheduled Payments
December 2011	$22,878,027.52	$1,595,984.90	$24,474,012.42
January 2012	$22,856,154.82	$1,617,857.60	$24,474,012.42
February 2012	$22,891,744.38	$1,582,268.04	$24,474,012.42
March 2012	$23,023,089.14	$1,450,923.28	$24,474,012.42
April 2012	$22,954,728.30	$1,519,284.12	$24,474,012.42
May 2012	$23,034,204.13	$1,439,808.29	$24,474,012.42
June 2012	$23,017,945.18	$1,456,067.24	$24,474,012.42
July 2012	$23,095,574.36	$1,378,438.06	$24,474,012.42
August 2012	$23,078,360.10	$1,392,456.82	$24,470,816.92
September 2012	$23,093,398.85	$1,360,579.09	$24,453,977.94
October 2012	$23,155,269.37	$1,285,770.86	$24,441,040.23
November 2012	$23,121,752.14	$1,296,462.70	$24,418,214.84
December 2012	$23,167,774.12	$1,223,587.78	$24,391,361.90
January 2013	$23,101,084.62	$1,232,109.01	$24,333,193.63
February 2013	$23,071,013.29	$1,203,231.39	$24,274,244.68
March 2013	$23,140,960.63	$1,057,624.08	$24,198,584.71
April 2013	$22,951,601.92	$1,138,283.16	$24,089,885.08
May 2013	$22,889,210.48	$1,070,319.90	$23,959,530.38
June 2013	$22,733,164.59	$1,073,624.46	$23,806,789.05
July 2013	$22,603,146.19	$1,007,783.81	$23,610,930.00
August 2013	$22,396,012.80	$1,009,041.45	$23,405,054.25
September 2013	$22,250,401.03	$976,863.29	$23,227,264.32
October 2013	$22,138,312.45	$914,203.19	$23,052,515.64
November 2013	$21,926,140.01	$912,433.16	$22,838,573.17
December 2013	$21,696,663.65	$852,004.50	$22,548,668.15
January 2014	$20,794,896.46	$848,414.84	$21,643,311.30
February 2014	$20,310,049.29	$816,748.95	$21,126,798.24
March 2014	$20,041,126.28	$709,245.28	$20,750,371.56
April 2014	$19,637,838.51	$753,883.70	$20,391,722.21
May 2014	$19,518,674.66	$699,804.85	$20,218,479.51
June 2014	$19,401,078.18	$692,491.77	$20,093,569.95
July 2014	$19,291,273.75	$640,685.85	$19,931,959.60
August 2014	$19,055,223.88	$631,651.94	$19,686,875.82
September 2014	$18,952,175.88	$601,453.95	$19,553,629.83
October 2014	$18,923,615.06	$552,879.81	$19,476,494.87
November 2014	$18,858,917.35	$541,158.69	$19,400,076.04
December 2014	$18,804,218.98	$494,675.62	$19,298,894.60
January 2015	$18,604,150.02	$481,258.10	$19,085,408.12
February 2015	$18,384,214.72	$451,759.38	$18,835,974.10
March 2015	$18,043,381.13	$381,707.90	$18,425,089.03
April 2015	$17,459,992.45	$393,930.80	$17,853,923.25
May 2015	$16,948,119.11	$354,313.87	$17,302,432.98
June 2015	$16,364,111.15	$338,913.26	$16,703,024.41
July 2015	$15,671,258.31	$302,210.08	$15,973,468.39
August 2015	$14,806,906.91	$286,269.35	$15,093,176.26
September 2015	$14,136,888.76	$261,073.12	$14,397,961.88
October 2015	$13,614,643.30	$228,846.31	$13,843,489.61
November 2015	$13,058,830.18	$212,455.79	$13,271,285.97
December 2015	$12,499,824.56	$183,156.82	$12,682,981.38
January 2016	$11,429,037.85	$166,977.41	$11,596,015.26
February 2016	$10,560,266.22	$145,820.42	$10,706,086.64
March 2016	$9,342,254.61	$118,237.14	$9,460,491.75
April 2016	$8,009,195.22	$109,053.03	$8,118,248.25
May 2016	$7,176,199.35	$90,773.01	$7,266,972.36
June 2016	$6,553,041.85	$79,870.71	$6,632,912.56
July 2016	$5,855,578.36	$64,943.75	$5,920,522.11
August 2016	$4,681,558.57	$55,667.70	$4,737,226.27
September 2016	$4,006,563.53	$45,966.55	$4,052,530.08
October 2016	$3,475,381.69	$36,127.93	$3,511,509.62
November 2016	$2,929,587.42	$29,622.87	$2,959,210.29
December 2016	$2,491,770.29	$22,210.29	$2,513,980.58
January 2017	$1,970,983.02	$17,148.02	$1,988,131.04
February 2017	$1,656,966.66	$12,409.64	$1,669,376.30
March 2017	$1,245,445.98	$7,518.62	$1,252,964.60
April 2017	$788,926.73	$5,374.88	$794,301.61
May 2017	$504,456.68	$3,310.03	$507,766.71
June 2017	$403,562.96	$1,990.53	$405,553.49
July 2017	$280,300.87	$820.92	$281,121.79
August 2017	$16,822.21	$49.56	$16,871.77
September 2017	$126.09	$0.43	$126.52
October 2017 and thereafter	—	—	—

THE NOTES

The notes will be issued pursuant to the terms of an indenture, which may be amended and supplemented from time to time, to be dated as of the closing date between the trust and the indenture trustee. A form of indenture was filed as an exhibit to the registration statement of which this prospectus supplement forms a part, but the form of indenture does not describe the specific terms of the notes. A copy of the final indenture under which the notes are issued will be available to noteholders from the depositor upon request and will be filed with the Securities and Exchange Commission (“SEC”) following the issuance of the notes. The following summary, when read in conjunction with the section titled “The Notes” in the prospectus, describes the material terms of the notes and the indenture. Where particular provisions or terms used in the indenture are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of the summary.

Deutsche Bank Trust Company Americas is the indenture trustee under the indenture. Deutsche Bank Trust Company Americas is a New York banking corporation and has acted as indenture trustee on numerous asset-backed securities transactions, including acting as indenture trustee on various auto loan and auto lease securitization transactions. While the structure of the transactions referred to in the preceding sentence may differ among these transactions, Deutsche Bank Trust Company Americas is experienced in administering transactions of this kind. Correspondence may be directed to the indenture trustee at its corporate trust office located at Deutsche Bank Trust Company Americas c/o Deutsche Bank National Trust Company, Structured Finance Services—Trust & Securities Services, 100 Plaza One—MS: JCY03-0699, Jersey City, NJ 07311, Attn: Ally Auto Receivables Trust 2012-1.

All payments required to be made on the notes will be made monthly on each distribution date.

The principal amount, interest rate and the Final Scheduled Distribution Date for the offered notes are as set forth on the cover page of this prospectus supplement. The corresponding information for the Class B Notes and the Class C Notes is set forth in the following table:

	Class B Notes		Class C Notes
Principal Amount	$56,858,000		$44,674,000
Interest Rate		%		%
Final Scheduled Distribution Date	November 15, 2016		May 15, 2018

Payments of Interest

Interest on the unpaid principal balance of each class of notes will accrue at the applicable interest rate and will be paid monthly on each distribution date.

Each distribution date will be a payment date as described in the prospectus. Interest will accrue on the offered notes from and including the closing date. For each class of notes, interest will be payable on each distribution date in an amount equal to the Note Class Interest Distributable Amount for that distribution date. The interest rate for each class of notes will be a fixed rate. Interest on the notes, other than the Class A-1 Notes, will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest on the Class A-1 Notes will be calculated on the basis of actual days elapsed during the period for which interest is payable and a 360-day year.

Interest payments on the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will have the same priority. Under some circumstances, the amount available to make these payments could be less than the amount of interest payable on the Class A Notes on any distribution date, in which case each class of Class A noteholders will receive its ratable share of the aggregate amount available to be distributed in respect of interest on the Class A Notes. Each class’s ratable share of the aggregate amount available will be based upon the aggregate amount of interest due to that class of noteholders on that distribution date. See “The Transfer Agreements and the Servicing Agreement—Distributions” and “—Reserve Account” in this prospectus supplement. No interest will be paid on the Class B Notes on any distribution date until all interest due and payable on the Class A Notes has been paid in full, and no interest will be paid on the Class C Notes on any distribution date until all interest due and payable on the Class A Notes and the Class B Notes has been paid in full. The payment of interest on the Class B Notes is also subordinated in limited circumstances to payments of principal of the Class A Notes, and the payment of interest on the Class C Notes is subordinated in limited circumstances to payments of principal of the Class A Notes and the Class B Notes. These limited circumstances arise only if a payment of First Priority Principal Distributable Amount or Second Priority Principal Distributable Amount must, respectively, be made as described in “The Transfer Agreements and the Servicing Agreement—Distributions—Priorities for Applications” to the extent the payment reduces available funds below the respective interest distributable amount.

Failure to pay the full Note Class Interest Distributable Amount for the Controlling Class on any distribution date will constitute an Event of Default under the indenture after a five-day grace period. While any of the Class A Notes remain outstanding, failure to pay interest due on the Class B Notes and the Class C Notes, and while any of the Class B Notes remain outstanding, failure to pay interest on the Class C Notes, in each case, after a five-day grace period, will not be an Event of Default. See “The Notes—The Indenture—Events of Default; Rights Upon Event of Default” in the prospectus.

If an Event of Default occurs and the notes are accelerated, until the time when all events of default have been cured or waived as provided in the indenture, the trust will first pay interest due on the Class A Notes, pro rata among the classes of the Class A Notes based on the principal amount of the Class A Notes as of the preceding payment date, and second pay principal on the Class A Notes, sequentially by class, starting with the Class A-1 Notes, until paid in full. No interest will be payable on the Class B Notes until all principal of and interest on the Class A Notes have been paid in full, and no interest will be payable on the Class C Notes until all principal of and interest on the Class A Notes and the Class B Notes have been paid in full.

Payments of Principal

On each distribution date, the Aggregate Noteholders’ Principal Distributable Amount will be applied to make principal payments on the notes. Principal payments will be applied to the notes in sequential priority so that no principal payments will be made on any class of notes until all notes with a lower numerical and alphabetical designation have been paid in full. Thus, on each distribution date, the Aggregate Noteholders’ Principal Distributable Amount will be applied as follows:

•	First, to the Class A-1 Notes, until the Class A-1 Notes are paid in full,

•	Second, to the Class A-2 Notes, until the Class A-2 Notes are paid in full,

•	Third, to the Class A-3 Notes, until the Class A-3 Notes are paid in full,

•	Fourth, to the Class A-4 Notes, until the Class A-4 Notes are paid in full,

•	Fifth, to the Class B Notes, until the Class B Notes are paid in full, and

•	Sixth, to the Class C Notes, until the Class C Notes are paid in full.

At any time that the principal balances of the notes have been declared due and payable following the occurrence of an Event of Default, until the time when all events of default have been cured or waived as provided in the indenture, principal payments payable on the notes will be made sequentially by class, first on the Class A Notes, starting with the Class A-1 Notes, until the Class A Notes have been paid in full, and then in the order set forth above for the Class B Notes and the Class C Notes.

The remaining outstanding principal balance of each class of notes will be due on the related Final Scheduled Distribution Date. Failure to pay the full principal amount of a class of notes on or before the applicable Final Scheduled Distribution Date will constitute an Event of Default.

Redemption

If the servicer exercises its option to purchase the receivables when the aggregate receivables principal balance on the last day of any monthly period has declined to 10% or less of the initial aggregate receivables principal balance, then the outstanding notes will be redeemed in whole, but not in part, on the distribution date on which the servicer exercises this option. The servicer’s option is described in the prospectus under “The Transfer Agreements and Servicing Agreements—Termination.” The redemption price will be equal to the unpaid principal amount of the notes, plus accrued and unpaid interest thereon.

Delivery of Notes

The offered notes will be issued on or about the closing date in book entry form through the facilities of The Depository Trust Company (“DTC”), Clearstream and Euroclear against payment in immediately available funds. The registered holders of the notes are sometimes referred to herein as “noteholders.” For additional information with respect to the global notes and Clearstream, Euroclear and book-entry registration, see “Book-Entry Registration: Reports to Securityholders” in the prospectus.

Controlling Class

For purposes of the Transfer Agreements and the Servicing Agreement, the “Controlling Class” will be (a) so long as the Class A Notes are outstanding, the Class A Notes, (b) if the Class A Notes are no longer outstanding but the Class B Notes are outstanding, the Class B Notes, and (c) if the Class A Notes and the Class B Notes are no longer outstanding but the Class C Notes are outstanding, the Class C Notes. During an Event of Default, the holders of a majority of the principal amount of the Controlling Class have the right to direct the indenture trustee to take one or more of the other actions specified in the indenture relating to the property of the trust, including a sale of the receivables. See “The Notes—The Indenture—Events of Default; Rights Upon Event of Default” in the prospectus. Furthermore, the holders of a majority of the principal amount of the Controlling Class, under certain circumstances, have the right to waive Servicer Defaults or to terminate the servicer as the servicer of the receivables. See “The Transfer Agreements and Servicing Agreements—Waiver of Past Defaults” and “—Rights upon Servicer Defaults” in the prospectus.

THE TRANSFER AGREEMENTS AND THE SERVICING AGREEMENT

The parties will enter into the Transfer Agreements and the Servicing Agreement, each of which may be amended and supplemented from time to time, to be dated as of the closing date. See “The Transfer Agreements and Servicing Agreements” in the prospectus. The depositor has filed forms of the transfer agreements and servicing agreements as exhibits to the registration statement of which this prospectus supplement forms a part, but the forms of agreements do not describe the specific terms of the notes. A copy of the final Transfer Agreements and the Servicing Agreement for the notes will be available to noteholders from the depositor upon request and will be filed with the SEC following the issuance of the notes. The following summary, when read in conjunction with the section titled “The Transfer Agreements and Servicing Agreements” in the prospectus, describes the material terms of the Transfer Agreements and the Servicing Agreement. Where particular provisions or terms used in the Transfer Agreements and the Servicing Agreement are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of the summary.

Servicing Compensation and Payment of Expenses

On each distribution date, to the extent of available funds, the servicer will be entitled to receive the basic servicing fee as described in the prospectus under “The Servicer—Servicing Compensation and Payment of Expenses.” The Basic Servicing Fee Rate will be 1.00% per annum. In addition, the servicer will be entitled to retain any late fees, prepayment charges and other administrative fees and expenses collected during a monthly period and any investment earnings on trust accounts during a monthly period and to reimbursement for expenses incurred in assuming the role of successor servicer.

Distributions

On or before each distribution date, the servicer will transfer all collections on the receivables during the prior month or since the cutoff date, in the case of the initial distribution date, to the Collection Account. On the first distribution date, the indenture trustee will transfer all amounts in the reserve account to the Collection Account.

The indenture trustee will make distributions to the Note Distribution Account and the reserve account from the amounts on deposit in the Collection Account. The amount to be distributed to the Note Distribution Account and the reserve account will be determined in the manner described below.

The chart titled “Summary of Monthly Deposits to and Withdrawals from Accounts,” which appears on page S-12 of this prospectus supplement, provides a summary of the monthly distributions. This summary chart provides only a simplified overview of the monthly flow of funds. Therefore, you should also read the text of this prospectus supplement and the prospectus to understand the monthly flow of funds.

Monthly Withdrawals and Deposits. On or before the tenth day of each calendar month, or if that day is not a business day, the next business day, the servicer will calculate the following amounts, among others:

Based on activity during the prior monthly period:

•	the Available Interest,

•	the Available Principal, and

•	the Specified Reserve Account Balance.

Amounts distributable on the upcoming distribution date:

•	the basic servicing fee,

•

the Aggregate Noteholders’ Interest Distributable Amount, including the Aggregate Class A Interest Distributable Amount, the Aggregate Class B Interest Distributable Amount and the Aggregate Class C Interest Distributable Amount,

•

the Aggregate Noteholders’ Priority Principal Distributable Amount, including the First Priority Principal Distributable Amount, the Second Priority Principal Distributable Amount and the Third Priority Principal Distributable Amount,

•	deposits into the reserve account, and

•	the Noteholders’ Regular Principal Distributable Amount

Based on those calculations, the servicer will deliver to the indenture trustee a certificate specifying those amounts and instructing the indenture trustee to make withdrawals, deposits and payments on that distribution date of the amounts specified below under “Priorities for Applications.”

On each distribution date, all amounts on deposit in the Note Distribution Account will be distributed to the noteholders as described in this prospectus supplement and in the prospectus.

Priorities for Applications. On each distribution date, the indenture trustee will make the distributions and payments in the following priority, to the extent that funds are available therefor after all prior applications, from the funds available in the Collection Account and reserve account:

(1) to the servicer, the basic servicing fee,

(2) to the Note Distribution Account for payment to the Class A Noteholders, the Aggregate Class A Interest Distributable Amount,

(3) to the Note Distribution Account for payment to the noteholders, the First Priority Principal Distributable Amount,

(4) to the Note Distribution Account for payment to the Class B Noteholders, the Aggregate Class B Interest Distributable Amount,

(5) to the Note Distribution Account for payment to the noteholders, the Second Priority Principal Distributable Amount,

(6) to the Note Distribution Account for payment to the Class C Noteholders, the Aggregate Class C Interest Distributable Amount,

(7) to the Note Distribution Account for payment to the noteholders, the Third Priority Principal Distributable Amount,

(8) to deposit into the reserve account, the amount required to bring the amount on deposit therein up to the Specified Reserve Account Balance,

(9) to the Note Distribution Account for payment to the noteholders in the order specified above in “The Notes—Payments of Principal,” an amount equal to the Noteholders’ Regular Principal Distributable Amount,

(10) to the indenture trustee, any costs of the indenture trustee incurred associated with a resignation of the servicer and the appointment of a successor servicer, and

(11) to the certificateholders, in accordance with their respective certificate interests, all remaining amounts.

Notwithstanding the foregoing, if an Event of Default occurs and the notes are accelerated, until the time when all events of default have been cured or waived as provided in the indenture, the issuing entity will use the amounts allocated to the Note Distribution Account pursuant to priorities (2) through (7) to pay interest and principal as follows: first the issuing entity will pay interest on the Class A Notes, pro rata among the Class A Notes and second pay principal on the Class A Notes, sequentially by class, starting with the Class A-1 Notes, until the Class A Notes are paid in full. No interest or principal will be payable on the Class B Notes until all principal of and interest on the Class A Notes have been paid in full, and no interest or principal will be payable on the Class C Notes until all principal of and interest on the Class A Notes and the Class B Notes have been paid in full.

Reserve Account

Pursuant to the Servicing Agreement, the issuing entity will establish the reserve account with the indenture trustee. The reserve account will be funded by an initial deposit on the closing date of $8,122,583.37, which equals 0.50% of the initial aggregate receivables principal balance. The “Specified Reserve Account Balance” will be the lesser of 0.50% of the initial aggregate receivables principal balance and the aggregate principal balance of the notes. On each distribution date, the amount in the reserve account will be applied as described above under “—Distributions—Priorities for Applications.”

Overcollateralization

As of the closing date, the initial aggregate receivables principal balance will exceed the initial aggregate principal balance of the notes by approximately 0.20%, which is $3,249,673.06. Collections on the receivables will be applied to reach or maintain, as applicable, the Overcollateralization Target Amount. The Overcollateralization Target Amount will be 1.00% of the initial aggregate receivables principal balance. See “—Distributions” above.

Investment of Funds

Collections on the receivables are held in accounts with eligible depositary institutions, which accounts are subject to the security interest of the indenture trustee for the benefit of the noteholders. These accounts will be established with the indenture trustee. All amounts held in the transaction accounts will be invested at the written direction of the servicer.

The servicer will invest and reinvest collections in certain Eligible Investments. “Eligible Investments” generally include obligations of the United States, certain demand deposits, time deposits or certificates of deposit of (subject to certain eligibility requirements) any depository institution or trust company incorporated under the laws of the United States or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities; commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each of the hired rating agencies rating the notes in the highest investment category for short-term unsecured debt obligations or certificates of deposit granted thereby; investments in money market or common trust funds having a rating from each of the hired rating agencies rating the notes in the highest investment category for short-term unsecured debt obligations or certificates of deposit granted thereby; certain bankers’ acceptances issued by any depository institution or trust company and repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States; commercial paper master notes having, at the time of the investment or contractual commitment to invest therein, a rating from each of the hired rating agencies rating the notes in the highest investment category for short-term unsecured debt obligations; and in any other investment permitted by each of the hired rating agencies rating the notes. If a hired rating agency rating the notes fails to provide a rating for a specified investment, then an equivalent required deposit rating may be obtained from another nationally recognized rating agency.

Unless otherwise permitted by the rating agencies hired to rate the notes, any such Eligible Investments must mature (A) not later than the business day immediately preceding the next distribution date, or (B) on such next distribution date if either (x) such investment is issued by the institution with which the Note Distribution Account is then maintained or (y) the indenture trustee (so long as the short-term unsecured debt obligations of the indenture trustee are higher than or equal to a specified level by each rating agency hired to rate the notes (such specified ratings being “R-1 (middle)” by DBRS, “F1” by Fitch, “P-1” by Moody’s and “A-1+” by Standard & Poor’s, as applicable) on the date such investment is made) will advance funds on such distribution date to the Note Distribution Account in the amount payable on such investment on such distribution date pending receipt thereof to the extent necessary to make distributions on the notes on such distribution date. Unless the indenture trustee objects prior to the time an investment is made, the indenture trustee will be deemed to have agreed to make such advance with respect to such investment.

The servicer is entitled to receive all investment earnings (net of losses and investment expenses).

The activity in the transaction accounts will be verified by the servicer and the indenture trustee.

Distribution of Assets Following Payment in Full of the Securities

Following payment in full of the notes and payment of liabilities of the trust in accordance with applicable law, any remaining assets in the trust and any remaining amount in the reserve account will be distributed to the holders of the certificates.

CERTAIN FEES AND EXPENSES

Basic Servicing Fee	1.00% per annum

Only the basic servicing fee will be paid out of collections from the receivables. The servicer also will be entitled to a supplemental servicing fee, which will not be paid out of collections, and will include late fees, prepayment charges and other administrative fees and expenses collected during the month and investment earnings on the trust accounts. The servicer is entitled to be reimbursed out of the receivables cash flows for liquidation expenses and other out-of-pocket costs related to liquidation, not to exceed $300 per receivable or such greater amount as the servicer determines necessary in accordance with its customary procedures to refurbish and dispose of a financed vehicle. See “The Transfer Agreements and the Servicing Agreement—Servicing Compensation and Payment of Expenses” in this prospectus supplement and “The Servicer—Servicing Compensation and Payment of Expenses” in the prospectus.

Other Fees and Expenses

The following table describes the compensation payable to the rating agencies hired to rate the notes for the period beginning with their retention and ending five years after the closing date. The sponsor will pay the rating agency fees, which include initial fees and surveillance fees. None of these fees will be paid out of the collections on the receivables. Although we do not anticipate that these fees will change while the notes are outstanding, any changes after the closing will be disclosed to investors on the issuing entity’s monthly statement to securityholders. None of the hired rating agencies retain any risk of loss with respect to the receivables.

Rating Agency Fees	$438,175

The sponsor and the servicer also do not retain any risk of loss with respect to the receivables other than any purchase or repurchase obligations resulting from certain breaches of representations and warranties. The depositor will retain the certificates, which represent the residual equity interest in the receivables. See “The Transfer Agreements and Servicing Agreements—Sale and Assignment of Receivables” in the prospectus. The sponsor intends to satisfy the FDIC’s risk retention requirement by selecting a separate pool of receivables in an amount equal to five percent of the pool of receivables sold to the issuing entity. This retained pool will be selected randomly on the basis of the same criteria used to select the securitized pool. For more information, see “Insolvency Aspects of the Offerings—FDIC Rule” in the prospectus.

MONEY MARKET INVESTMENTS

The Class A-1 Notes will be “eligible securities” for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended. Rule 2a-7 includes additional criteria for investments by money market funds. In May 2010, Rule 2a-7 was amended to include additional requirements relating to portfolio maturity, liquidity and risk diversification. If you are a money market fund contemplating a purchase of Class A-1 Notes, you should consult your counsel before making a purchase.

ERISA CONSIDERATIONS

The prospectus describes the general rules that apply to the purchase of offered notes by pension, profit-sharing and other employee benefit plans, as well as individual retirement accounts, specified types of Keogh Plans and entities deemed to hold plan assets of any type of the foregoing. We refer to these investors as “benefit plans,” and each benefit plan that is considering an investment in the offered notes should review “ERISA Considerations” in the prospectus. We use terms in this section of this prospectus supplement that have been defined in that section of the prospectus.

Although there is little guidance on the subject, the depositor believes that, at the time of their issuance, the offered notes should not be treated as an equity interest in the trust for purposes of the plan assets regulation.

This determination is based in part upon the traditional debt features of the offered notes, including the reasonable expectation of purchasers of offered notes that the offered notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the offered notes for ERISA purposes could change if the trust incurred losses. The more subordinated a class of offered notes is, the greater the risk of recharacterization is with respect to that class.

However, without regard to whether the offered notes are treated as an equity interest for purposes of the plan assets regulation, the acquisition or holding of offered notes by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if the trust, the depositor, the servicer, the indenture trustee, the owner trustee, the underwriters or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to that benefit plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of the offered notes by a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the offered notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.”

In addition to the class exemptions listed above, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code for prohibited transactions between a benefit plan and a person or entity that is a party in interest to such benefit plan solely by reason of providing services to the benefit plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the benefit plan involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the offered notes and prospective purchasers that are benefit plans should consult with their advisors regarding the applicability of any such exemption.

By acquiring an offered note, each purchaser and transferee will be deemed to represent and warrant that either (a) it is not acquiring the offered note with the plan assets of a benefit plan or other plan that is subject to any law that is substantially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code, or (b) the acquisition and holding of the offered note will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code or a violation of any substantially similar applicable law.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements; however, such plans may be subject to comparable federal, state or local law restrictions.

The trust and the underwriters are not relying on the underwriter’s exemption with respect to the purchase of the offered notes by a benefit plan.

LEGAL PROCEEDINGS

There are no current legal proceedings pending, or to the best knowledge of management of such entity, threatened, against the trust, the sponsor, the servicer or the depositor that, if determined adversely to such party, would be expected to have a material adverse effect on the performance of the offered notes.

Each of the owner trustee and the indenture trustee has represented to the trust that it is not a party to any current legal proceedings, nor is its management aware of any legal proceedings threatened against it that, if determined adversely to such party, would be expected to be material to investors.

FEDERAL INCOME TAX CONSEQUENCES

On the closing date, Kirkland & Ellis LLP, special tax counsel to the depositor, will deliver its opinion for U.S. federal income tax purposes that the offered notes will constitute indebtedness. Each noteholder, by the acceptance of an offered note, will agree to treat the offered note as indebtedness for federal, state and local income and franchise tax purposes.

The offered notes may be issued with original issue discount, or “OID,” for federal income tax purposes. The rules discussed in the prospectus requiring a holder to include OID in income under a “constant yield method” are inapplicable to OID which is de minimis. However, a holder of an offered note with a de minimis amount of OID must include such OID in income proportionately as principal payments are made on such offered note. See “Federal Income Tax Consequences—The Notes—Original Issue Discount” in the prospectus for a general discussion of the federal income tax treatment of OID and its general application to holders of debt instruments.

Kirkland & Ellis LLP has also delivered its opinion that the trust will not be taxable as an association or publicly traded partnership taxable as a corporation. See “Federal Income Tax Consequences” and “State and Local Tax Consequences” in the prospectus.

UNDERWRITING

The depositor, the sponsor and the underwriters named below will enter into an underwriting agreement for the notes offered by this prospectus supplement. Subject to the terms and conditions set forth in the underwriting agreement, the depositor will agree to sell to each of the underwriters named below, and each of the underwriters will severally agree to purchase from the depositor, the principal amount of the offered notes set forth opposite its name below:

Aggregate Principal Amount to be Purchased

Underwriters	Class A-1 Notes		Class A-2 Notes		Class A-3 Notes		Class A-4 Notes
Citigroup Global Markets Inc.	$		$		$		$
Credit Suisse Securities (USA) LLC
J.P. Morgan Securities LLC
Credit Agricole Securities (USA) Inc.
Lloyds Securities Inc.
PNC Capital Markets LLC
Scotia Capital (USA) Inc.
SG Americas Securities, LLC

Total		$380,000,000		$565,000,000		$465,000,000		$109,735,000

None of the sponsor, the depositor, the servicer, the issuing entity or the underwriters make any representation or agreement that it is undertaking or will have undertaken to comply with the requirements of Article 122a of the Capital Requirements Directive 2006/48/EC (as amended by Directive 2009/111/EC) (“CRD”). Noteholders are responsible for analyzing their own regulatory position and are advised to consult with their own advisors regarding the suitability of the notes for investment compliance with the CRD.

The underwriters are responsible for jointly leading and managing the offering of the offered notes.

The depositor has been advised by the underwriters that the several underwriters propose initially to offer the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes to the public at the prices set forth on the cover page of this prospectus supplement, and to dealers at those prices less a selling concession not in excess of the percentage set forth below for each class of offered notes. The underwriters may allow, and those dealers may reallow to other dealers, a subsequent concession not in excess of the percentage set forth below for each class of offered notes. After the initial public offering, the public offering price and these concessions may be changed.

	Selling Concession	Reallowance
Class A-1 Notes
Class A-2 Notes
Class A-3 Notes
Class A-4 Notes

The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids for the offered notes in accordance with Regulation M under the Securities Exchange Act of 1934.

Over-allotment transactions involve short sales by the underwriters of the offered notes. Short sales involve the sale by the underwriters of a greater number of offered notes than they are required to purchase in the offering. This creates a syndicate short position and the need to engage in syndicate covering transactions to close out the syndicate short position. Short sales may be in the form of “covered” short sales or “naked” short sales.

Covered short sales are sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional offered notes in the offering. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing the offered notes in the open market. In determining the source of the offered notes to close out the covered short position, the underwriters will consider, among other things, the price of the offered notes available for purchase in the open market as compared to the price at which they may purchase the offered notes through the over-allotment option.

Naked short sales are sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing the offered notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the offered notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Stabilizing transactions permit the underwriters to make bids on or purchase the offered notes so long as the stabilizing bids or purchase prices do not exceed a specified maximum.

Syndicate covering transactions involve purchases of the offered notes in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the offered notes originally sold by that syndicate member are purchased in a syndicate covering transaction.

Similar to other purchase transactions, over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the offered notes to be higher than they would otherwise be in the absence of these transactions, and may also have the potential effect of preventing or retarding a decline in the market value of the offered notes. Neither the depositor nor any underwriter represents that the underwriters will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice at any time.

The depositor and Ally Bank will indemnify the underwriters against specified liabilities, including liabilities under the Securities Act.

In the ordinary course of its business, one or more of the underwriters and affiliates have provided, and in the future may provide, investment banking and commercial banking services to the depositor, the issuing entity and their affiliates.

The following chart sets forth information on the aggregate proceeds to the depositor from the sale of the offered notes.

	Aggregate Amount	As a Percent of Initial Aggregate Principal Amount of the Offered Notes
Sale of the Offered Notes Proceeds	$		%
Underwriting Discount on the Offered Notes	$		%
Additional Offering Expenses	$		%
Net Proceeds to Depositor	$		%

LEGAL OPINIONS

Specified matters relating to the offered notes will be passed upon for the trust, the depositor, the servicer and Ally Bank by Richard V. Kent, Esq., Assistant General Counsel to the depositor and Assistant General Counsel of Ally Financial, Jonathan P. Andrews, General Counsel to Ally Bank, by Kirkland & Ellis LLP, counsel to the depositor, the trust, Ally Bank and Ally Financial and by VanCott, Bagley, Cornwall & McCarthy, Utah counsel for Ally Bank. Certain federal income tax matters and certain bank insolvency matters will be passed upon for Ally Bank, Ally Financial, the trust and the depositor by Kirkland & Ellis LLP. Specified matters relating to the offered notes will be passed upon for the underwriters by Mayer Brown LLP, which has from time to time represented, and is currently representing, Ally Bank and its affiliates.

REPORTS AND ADDITIONAL INFORMATION

For a summary of reports to be provided to securityholders, see “Book-Entry Registration; Reports to Securityholders—Reports to Securityholders” in the prospectus.

The servicer will file with the SEC all required annual reports on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K, and amendments to those reports about the trust under Ally Auto Receivables Trust 2012-1, SEC file number 333-163392-12. These reports will be made available on the world wide web at http://www.ally.com/about/investor/products/auto-securitization/us/index.html. For further information on how to obtain these reports, see “Where You Can Find More Information” in the prospectus.

GLOSSARY OF TERMS TO PROSPECTUS SUPPLEMENT

The following are definitions of terms used in this prospectus supplement. References to the singular form of defined terms in this prospectus supplement include references to the plural and vice versa. Capitalized terms not defined in this prospectus supplement are defined in the accompanying prospectus.

“Aggregate Amount Financed” means with respect to all the receivables as of the cutoff date, $1,690,020,920.64.

“Aggregate Class A Interest Distributable Amount” means, with respect to any distribution date, the sum of (1) the aggregate of the Note Class Interest Distributable Amount for each class of the Class A Notes as of such distribution date and (2) the Class A Interest Carryover Shortfall as of the preceding distribution date.

“Aggregate Class B Interest Distributable Amount” means, with respect to any distribution date, the sum of the Note Class Interest Distributable Amount as of such distribution date for the Class B Notes and the Class B Interest Carryover Shortfall as of the preceding distribution date.

“Aggregate Class C Interest Distributable Amount” means, with respect to any distribution date, the sum of the Note Class Interest Distributable Amount as of such distribution date for the Class C Notes and the Class C Interest Carryover Shortfall as of the preceding distribution date.

“Aggregate Noteholders’ Interest Distributable Amount” means, for any distribution date, the sum of (1) the Aggregate Class A Interest Distributable Amount with respect to such distribution date, (2) the Aggregate Class B Interest Distributable Amount as of such distribution date, and (3) the Aggregate Class C Interest Distributable Amount as of such distribution date.

“Aggregate Noteholders’ Principal Distributable Amount” means, for any distribution date, the sum of the (1) the Noteholders’ Regular Principal Distributable Amount as of such distribution date and (2) the Aggregate Noteholders’ Priority Principal Distributable Amount as of such distribution date.

“Aggregate Noteholders’ Priority Principal Distributable Amount” means, with respect to any distribution date, the sum of (1) the First Priority Principal Distributable Amount, (2) the Second Priority Principal Distributable Amount, and (3) the Third Priority Principal Distributable Amount.

“Aggregate Principal Balance of Non-Subvented Receivables” means, as of any date, the present value as of that date of all scheduled monthly payments on all of the non-subvented receivables (other than Liquidating Receivables) held by the trust on that date which have not been applied on or prior to such date (determined after taking into account any Warranty Payments and Administrative Purchase Payments in respect of such receivables), with each receivable being discounted from the last day of the calendar month in which payments are to become due to that date at the greater of the Discount Rate and the annual percentage rate of the receivable.

“Aggregate Principal Balance of Subvented Receivables” means, as of any date, the present value as of that date of all scheduled monthly payments on all of the subvented receivables (other than Liquidating Receivables) held by the trust on that date which have not been applied on or prior to such date (determined after taking into account any Warranty Payments and Administrative Purchase Payments in respect of such receivables), with each receivable being discounted from the last day of the calendar month in which payments are to become due to that date at the greater of the Discount Rate and the annual percentage rate of the receivable.

“aggregate receivables principal balance” means, as of any date, the sum of the Aggregate Principal Balance of Subvented Receivables and the Aggregate Principal Balance of Non-Subvented Receivables, each as of such date.

“Ally Financial” is defined on page S-1.

“Available Interest” means, for a distribution date:

the sum, for the prior monthly period, of:

(1) that portion of all collections on the receivables held by the trust, other than Liquidating Receivables, allocable to interest,

(2) Liquidation Proceeds, to the extent allocable to interest, and

(3) the Warranty Payment or the Administrative Purchase Payment for each receivable that the depositor repurchased or the servicer purchased during that monthly period, to the extent allocable to accrued interest thereon, except,

that liquidation expenses as specified in the Servicing Agreement as an allowance for amounts charged to the account of the obligor, in keeping with the servicer’s customary procedures, for the refurbishing and disposition of the financed vehicle and other out-of-pocket costs incurred in the liquidation, will be excluded from “Available Interest.”

For purposes of this definition, references to the prior monthly period will include, for the initial distribution date, the period since the cutoff date. All of the preceding allocations will be made in accordance with the servicer’s customary servicing procedures.

“Available Principal” means for a distribution date:

the sum, for the prior monthly period, of:

(1) that portion of all collections on the receivables held by the trust, other than Liquidating Receivables, allocable to principal,

(2) Liquidation Proceeds to the extent allocable to principal, and

(3) to the extent allocable to principal, the Warranty Payment or the Administrative Purchase Payment for each receivable that the depositor repurchased or the servicer purchased during that monthly period, except,

that liquidation expenses as specified in the Servicing Agreement as an allowance for amounts charged to the account of the obligor, in keeping with the servicer’s customary procedures, for the refurbishing and disposition of the financed vehicle and other out-of-pocket costs incurred in the liquidation, will be excluded from “Available Principal.”

For purposes of this definition, references to the prior monthly period will include, for the initial distribution date, the period since the cutoff date. All of the preceding allocations will be made in accordance with the servicer’s customary servicing procedures.

“Basic Servicing Fee Rate” means 1.00% per annum.

“Class A Interest Carryover Shortfall” means, for the Class A Notes, as of the close of any distribution date, the excess of the Aggregate Class A Interest Distributable Amount for that distribution date over the amount that was actually deposited in the Note Distribution Account on that distribution date in respect of interest for the Class A Notes.

“Class A Notes” means, collectively, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

“Class A-1 Notes” means the     % Asset Backed Notes, Class A-1 issued by the trust.

“Class A-2 Notes” means the     % Asset Backed Notes, Class A-2 issued by the trust.

“Class A-3 Notes” means the     % Asset Backed Notes, Class A-3 issued by the trust.

“Class A-4 Notes” means the     % Asset Backed Notes, Class A-4 issued by the trust.

“Class B Interest Carryover Shortfall” means, as of the close of any distribution date, the excess of the Aggregate Class B Interest Distributable Amount for that distribution date over the amount that was actually deposited in the Note Distribution Account on that distribution date in respect of interest for the Class B Notes.

“Class B Notes” means the     % Asset Backed Notes, Class B issued by the trust.

“Class C Interest Carryover Shortfall” means, as of the close of any distribution date, the excess of the Aggregate Class C Interest Distributable Amount for that distribution date over the amount that was actually deposited in the Note Distribution Account on that distribution date in respect of interest for the Class C Notes.

“Class C Notes” means the     % Asset Backed Notes, Class C issued by the trust.

“Controlling Class” is defined on page S-34.

“cutoff date” means December 1, 2011.

“DBRS” means DBRS Ltd.

“Discount Rate” means 5.00% per annum.

“distribution dates” is defined on page S-1.

“Eligible Investments” is defined on page S-37.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Final Scheduled Distribution Date” means the final scheduled distribution date for (1) each of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes as set forth on the front cover page of this prospectus supplement, (2) the Class B Notes, the distribution date on November 15, 2016 and (3) the Class C Notes, the distribution date on May 15, 2018.

“First Priority Principal Distributable Amount” means, with respect to any distribution date, an amount equal to the excess, if any, of (1) the aggregate outstanding principal balance of the Class A Notes as of the preceding distribution date (after giving effect to any principal payments made on the Class A Notes on such preceding distribution date) over (2) the aggregate receivables principal balance as of the close of business on the last day of the immediately preceding monthly period.

“Fitch” means Fitch, Inc.

“hypothetical pool of discounted receivables” is defined on page S-25.

“hypothetical pool of non-discounted receivables” is defined on page S-25.

“initial aggregate receivables principal balance” is defined on page S-3.

“Monthly Remittance Condition” means each of the following conditions:

(1) Ally Financial is the servicer,

(2) no servicer default has occurred and is continuing, and

(3) the short-term unsecured debt of the servicer is rated equal to or higher than a specified level by each rating agency hired to rate the notes (such specified ratings being “R-1 (middle)” by DBRS, “F1” by Fitch, “P-1” by Moody’s or “A-1” by Standard & Poor’s, as applicable).

“Moody’s” means Moody’s Investors Service, Inc.

“non-subvented receivables” is defined on page S-2.

“Note Class Interest Distributable Amount” means, for any class of notes and any distribution date, the product of (1) the outstanding principal balance of that class as of the close of the preceding distribution date, or, in the case of the first distribution date, the outstanding principal balance of that class on the closing date, and (2) in the case of (a) the notes, other than the Class A-1 Notes, one-twelfth of the interest rate for that class, or, in the case of the first distribution date, the interest rate for that class multiplied by a fraction, the numerator of which is 27 and the denominator of which is 360, and (b) in the case of the Class A-1 Notes, the product of the interest rate for that class for that distribution date and a fraction, the numerator of which is the number of days elapsed from and including the prior distribution date (or, in the case of the first distribution date, from and including the closing date), to but excluding that distribution date and the denominator of which is 360.

“Noteholders’ Regular Principal Distributable Amount” means, for the notes, with respect to any distribution date, an amount equal to the lesser of:

(1) the outstanding principal balance of the notes as of the preceding distribution date reduced by the Aggregate Noteholders’ Priority Principal Distributable Amount, if any, with respect to such distribution date, and

(2) the excess, if any, of:

(a) the Principal Distributable Amount over

(b) the Aggregate Noteholders’ Priority Principal Distributable Amount, if any, with respect to such distribution date.

Notwithstanding the foregoing, on or after the Final Scheduled Distribution Date for the Class C Notes, the Noteholders’ Regular Principal Distributable Amount will equal the greater of (1) the amount specified above and (2) the outstanding principal balance of the notes as of the preceding distribution date reduced by the Aggregate Noteholders’ Priority Principal Distributable Amount, if any, with respect to the then current distribution date.

“obligors” is defined on page S-2.

“offered notes” is defined on page S-1.

“OID” is defined on page S-40.

“Overcollateralization Target Amount” means, with respect to any distribution date, 1.00% of the initial aggregate receivables principal balance.

“Principal Distributable Amount” means, with respect to any distribution date, the excess of (1) the aggregate principal balance of the Class A Notes, Class B Notes and the Class C Notes as of the preceding distribution date (after giving effect to any principal payments made on the notes on such distribution date) over (2) the result of the aggregate receivables principal balance as of the close of business on the last day of the immediately preceding monthly period minus the Overcollateralization Target Amount.

“receivables” is defined on page S-2.

“remaining payments” is defined on page S-2.

“Second Priority Principal Distributable Amount” means, with respect to any distribution date, an amount not less than zero equal to the difference between (1) the excess, if any, of (a) the aggregate outstanding principal balance of the Class A Notes and the Class B Notes as of the preceding distribution date (after giving effect to any principal payments made on the Class A Notes and Class B Notes on such preceding distribution date) over (b) the aggregate receivables principal balance as of the close of business on the last day of the immediately preceding monthly period, and (2) the First Priority Principal Distributable Amount, if any, with respect to such distribution date.

“Specified Reserve Account Balance” is defined on page S-36.

“Standard & Poor’s” means Standard & Poor’s Rating Services.

“subvented receivables” is defined on page S-2.

“Third Priority Principal Distributable Amount” means, with respect to any distribution date, an amount not less than zero equal to the difference between (1) the excess, if any, of (a) the aggregate outstanding principal balance of the Class A Notes, the Class B Notes and the Class C Notes as of the preceding distribution date (after giving effect to any principal payments made on the Class A Notes, the Class B Notes and the Class C Notes on such preceding distribution date) over (b) the aggregate receivables principal balance as of the close of business on the last day of the immediately preceding monthly period, and (2) the sum of (a) the First Priority Principal Distributable Amount, if any, with respect to such distribution date and (b) the Second Priority Principal Distributable Amount, if any, with respect to such distribution date.

APPENDIX A: STATIC POOL DATA

The following information represents static pool data from (1) all retail instalment sale contracts and direct purchase money loans acquired or originated by the sponsor by vintage origination year beginning with 2007, except for “Prepayment Speeds,” which represents the servicer’s public securitizations over the previous five years, (2) selected privately offered securitized pools acquired by the sponsor in 2009, which is the first year the sponsor securitized its retail assets, and (3) the sponsor’s public securitizations in 2010 and 2011. The following information with respect to originations prior to January 2006 is not a part of the prospectus supplement or prospectus. In cases of omitted information from the following tables, such omitted information is either unavailable or would only be available with unreasonable effort or expense.

In the following tables, actual prepayments on a receivable are any principal reductions related to that receivable in excess of the scheduled principal payment for that receivable for the applicable period. These include voluntary prepayments, payments from third parties, repurchases, repossession proceeds, funds not recovered due to charge-offs, and servicer advances. The “Prepayment Speeds” shown in the tables below are the percentage of the actual principal balance of the pool represented by the difference between the actual month-end principal balance of the pool and the scheduled month-end principal balance of the pool. The amount by which the actual principal balance is lower than the scheduled principal balance is the prepayment amount. For the Capital Auto Receivables Asset Trust deals, to determine the Prepayment Speed, the prepayment amount is divided by the scheduled principal balance for the respective month-end, multiplied by 100, and then reduced by the cumulative inception-to-date prepayment speeds through the prior collection period. For the Ally Auto Receivables Trust deals, the Prepayment Speed follows the Bond Market Association standard formula for computing ABS prepayment speeds. The single month mortality rate or “SMM”, the percentage of remaining loans that prepay each month, is divided by the age (in months) of the remaining pool less one, times the SMM, plus one, to determine the Prepayment Speed. Where “Clean-Up Call Exercised” appears in the prepayment speed column, the servicer exercised its clean-up call option in the month indicated, as described in the prospectus under “The Transfer and Servicing Agreements—Termination.”

For the vintage origination information, any reference to a “weighted average” represents the weighted average at the time of origination of a receivable and is based on the original amount financed, except for the “Weighted Average Remaining Maturity,” which represents the remaining term of the receivable as of October 11, 2011. The “Distribution of the Receivables Pool by State” represents the current state in which the obligor’s billing address is located as of September 30, 2011.

The initial receivables pool statistics for the selected 2009 privately offered securitized pools and the 2010 and 2011 public securitizations are presented as of the applicable cut-off dates.

The “Net Loss Statistics” represent actual charge-offs, net of recoveries. With respect to Net Loss Statistics, the amount presented represents the Net Losses for the reporting period, as well as a percentage of the undiscounted initial aggregate receivables principal balance.

We have not included delinquency statistics with respect to each vintage origination year because the information is not available without unreasonable effort or expense. For the sponsor’s U.S. average daily delinquency data as of the years ended 2006, 2007, 2008, 2009 and 2010, and the nine months ended September 30, 2011, see “The Sponsor’s Portfolio Data—Delinquencies, Repossessions, Bankruptcies and Net Losses” in the prospectus supplement. We have included delinquency statistics for the selected 2009 privately offered securitized pools and the 2010 and 2011 public securitizations of the sponsor. The delinquency statistics for these pools represent accounts greater than 60 days delinquent at the reporting date, which is the end of the calendar month.

We have included prepayment speeds for transactions where the servicer was sponsor because the sponsor’s prepayment speeds by vintage origination year are not available without unreasonable effort or expense. We have included prepayment speeds for the selected 2009 privately offered securitized pools and the 2010 and 2011 public securitizations of the sponsor.

ALLY BANK 2007 VINTAGE ORIGINATIONS

Initial Aggregate Receivables Principal Balance

Non-Subvented: $52,425,567

Subvented: $1,552,510,945

	Net Loss Statistics: Non-Subvented				Net Loss Statistics: Subvented
Month	$	%	Cumulative $	Cumulative %	$	%	Cumulative $	Cumulative %
2007	84,797	0.161748%	84,797	0.161748%	230,786	0.014865%	230,786	0.014865%
Jan-08	139,648	0.266374%	224,445	0.428122%	209,984	0.013525%	440,769	0.028391%
Feb-08	40,201	0.076683%	264,647	0.504805%	266,126	0.017142%	706,896	0.045532%
Mar-08	48,630	0.092760%	313,277	0.597565%	42,000	0.002705%	748,896	0.048238%
Apr-08	(14,265)	-0.027211%	299,011	0.570354%	227,234	0.014637%	976,130	0.062874%
May-08	42,730	0.081506%	341,742	0.651860%	225,702	0.014538%	1,201,832	0.077412%
Jun-08	7,299	0.013922%	349,040	0.665782%	143,601	0.009250%	1,345,433	0.086662%
Jul-08	72,682	0.138638%	421,722	0.804420%	148,508	0.009566%	1,493,941	0.096227%
Aug-08	59,554	0.113598%	481,276	0.918018%	210,944	0.013587%	1,704,885	0.109815%
Sep-08	11,087	0.021147%	492,363	0.939165%	450,020	0.028987%	2,154,905	0.138801%
Oct-08	235,625	0.449446%	727,987	1.388611%	335,771	0.021628%	2,490,676	0.160429%
Nov-08	45,482	0.086755%	773,469	1.475367%	357,426	0.023022%	2,848,102	0.183451%
Dec-08	49,127	0.093709%	822,597	1.569076%	225,460	0.014522%	3,073,562	0.197974%
Jan-09	83,678	0.159613%	906,275	1.728688%	625,311	0.040277%	3,698,874	0.238251%
Feb-09	75,888	0.144754%	982,163	1.873442%	219,714	0.014152%	3,918,587	0.252403%
Mar-09	37,273	0.071097%	1,019,436	1.944540%	595,674	0.038368%	4,514,262	0.290772%
Apr-09	22,973	0.043820%	1,042,409	1.988359%	446,080	0.028733%	4,960,341	0.319504%
May-09	33,715	0.064310%	1,076,124	2.052669%	340,951	0.021961%	5,301,292	0.341466%
Jun-09	35,979	0.068628%	1,112,102	2.121297%	365,425	0.023538%	5,666,717	0.365003%
Jul-09	24,496	0.046726%	1,136,598	2.168023%	290,379	0.018704%	5,957,096	0.383707%
Aug-09	58,819	0.112195%	1,195,417	2.280218%	171,963	0.011076%	6,129,059	0.394784%
Sep-09	74,927	0.142920%	1,270,344	2.423138%	110,541	0.007120%	6,239,600	0.401904%
Oct-09	29,167	0.055634%	1,299,510	2.478772%	379,711	0.024458%	6,619,310	0.426362%
Nov-09	6,970	0.013295%	1,306,480	2.492067%	490,844	0.031616%	7,110,155	0.457978%
Dec-09	62,871	0.119924%	1,369,351	2.611991%	178,542	0.011500%	7,288,697	0.469478%
Jan-10	(3,638)	-0.006938%	1,365,714	2.605053%	165,086	0.010633%	7,453,783	0.480111%
Feb-10	28,797	0.054930%	1,394,511	2.659982%	202,895	0.013069%	7,656,678	0.493180%
Mar-10	48,371	0.092267%	1,442,882	2.752249%	254,184	0.016372%	7,910,862	0.509553%
Apr-10	(4,409)	-0.008409%	1,438,474	2.743840%	141,179	0.009094%	8,052,041	0.518646%
May-10	28,544	0.054447%	1,467,018	2.798286%	128,755	0.008293%	8,180,796	0.526940%
Jun-10	10,228	0.019509%	1,477,245	2.817796%	146,813	0.009456%	8,327,609	0.536396%
Jul-10	48,522	0.092554%	1,525,768	2.910350%	69,632	0.004485%	8,397,241	0.540881%
Aug-10	(494)	-0.000941%	1,525,274	2.909409%	93,530	0.006024%	8,490,771	0.546906%
Sep-10	470	0.000896%	1,525,744	2.910305%	81,951	0.005279%	8,572,722	0.552184%
Oct-10	(22,863)	-0.043611%	1,502,881	2.866694%	50,148	0.003230%	8,622,870	0.555414%
Nov-10	22,720	0.043337%	1,525,600	2.910031%	48,816	0.003144%	8,671,686	0.558559%
Dec-10	38,450	0.073342%	1,564,050	2.983373%	160,740	0.010354%	8,832,426	0.568912%
Jan-11	8,228	0.015695%	1,572,279	2.999069%	55,711	0.003588%	8,888,137	0.572501%
Feb-11	10,746	0.020498%	1,583,025	3.019567%	133,799	0.008618%	9,021,936	0.581119%
Mar-11	7,250	0.013830%	1,590,275	3.033397%	116,614	0.007511%	9,138,550	0.588630%
Apr-11	14,736	0.028108%	1,605,011	3.061505%	(828)	-0.000053%	9,137,722	0.588577%
May-11	1,168	0.002228%	1,606,179	3.063733%	47,054	0.003031%	9,184,776	0.591608%
Jun-11	16,477	0.031430%	1,622,657	3.095163%	6,290	0.000405%	9,191,065	0.592013%
Jul-11	(2,530)	-0.004826%	1,620,127	3.090337%	7,569	0.000488%	9,198,634	0.592500%
Aug-11	15,233	0.029056%	1,635,360	3.119393%	7,141	0.000460%	9,205,775	0.592960%
Sep-11	7,443	0.014198%	1,642,803	3.133592%	(41,088)	-0.002647%	9,164,687	0.590314%

2007 Vintage Originations: Receivables Pool Characteristics

Weighted Average APR	1.99%
Aggregate Amount Financed	$1,604,936,512
Number of Contracts	59,502
Average Amount Financed	$26,973
Weighted Average Original Maturity (In Months)	57.15
Weighted Average Remaining Maturity (In Months)	13.47
Percentage of Receivables with Original Maturities > 60 Months	17.36%
Percentage of New Vehicle Receivables	81.06%
Percentage of Cars in Pool	26.52%
Percentage of Light Trucks in Pool	73.48%
Percentage of Non-Subvented Receivables	3.27%
Weighted Average FICO Score	758.93
Weighted Average Loan-to-Value Ratio	100.59

2007 Vintage Originations: Distribution of the Receivables Pool by Annual Percentage Rate

Annual Percentage Rate Range	Number of Contracts	Aggregate Amount Financed	Percentage of Aggregate Amount Financed
0.00% to 1.00%	28,987	$886,959,161	55.27%
1.01% to 2.00%	5,562	$191,215,503	11.92%
2.01% to 3.00%	5,675	$111,061,151	6.92%
3.01% to 4.00%	2,305	$57,974,450	3.61%
4.01% to 5.00%	6,256	$126,251,009	7.88%
5.01% to 6.00%	5,401	$110,151,566	6.86%
6.01% to 7.00%	1,757	$44,488,559	2.77%
7.01% to 8.00%	1,395	$33,726,458	2.10%
8.01% to 9.00%	651	$13,831,445	0.86%
9.01% to 10.00%	544	$10,261,892	0.64%
10.01% to 11.00%	401	$7,905,599	0.49%
11.01% to 12.00%	261	$5,010,398	0.31%
12.01% to 13.00%	181	$4,048,505	0.25%
13.01% to 14.00%	48	$960,385	0.06%
14.01% to 15.00%	37	$555,138	0.03%
15.01% to 16.00%	27	$366,235	0.02%
16.01% to 17.00%	9	$124,841	0.01%
17.01% to 18.00%	3	$32,105	0.00%
18.01% to 19.00%	2	$12,112	0.00%
19.01% to 20.00%	0	$0	0.00%
20.01% to 21.00%	0	$0	0.00%

Total	59,502	$1,604,936,512	100.00%

2007 Vintage Originations: Distribution of the Receivables Pool by State

State	Percentage of Aggregate Amount Financed
California	12.21%
Texas	6.48%
Ohio	6.09%
Arizona	4.78%
Pennsylvania	4.58%
Florida	4.45%

2007 Vintage Originations: Distribution of the Receivables Pool by Vehicle Make

Vehicle Make	Percentage of Aggregate Amount Financed
Chevrolet	43.94%
GMC	19.81%
Cadillac	11.73%
Saturn	6.43%
Pontiac	5.39%
Hummer	4.70%
Saab	4.07%
Buick	3.50%
Ford	0.09%
Dodge	0.06%

No other vehicle make accounts for more than 0.05% of the Aggregate Amount Financed.

2007 Vintage Originations: Distribution of the Receivables Pool by Vehicle Model

Vehicle Model	Percentage of Aggregate Amount Financed
C/K Pickup	23.62%
Sierra	11.29%
Escalade	5.09%
Yukon	4.98%
Tahoe	3.70%
Trailblazer	3.57%
Hummer H3	3.18%
Impala	3.05%
9-3	2.72%
Vue	2.66%

No other vehicle model accounts for more than 2.27% of the Aggregate Amount Financed.

ALLY BANK 2008 VINTAGE ORIGINATIONS

Initial Aggregate Receivables Principal Balance

Non-Subvented: $107,467,556

Subvented: $1,204,643,831

	Net Loss Statistics: Non-Subvented				Net Loss Statistics: Subvented
Month	$	%	Cumulative $	Cumulative %	$	%	Cumulative $	Cumulative %
2008	604,232	0.562246%	604,232	0.562246%	991,468	0.082304%	991,468	0.082304%
Jan-09	284,354	0.264595%	888,587	0.826842%	469,619	0.038984%	1,461,087	0.121288%
Feb-09	343,500	0.319632%	1,232,087	1.146473%	284,608	0.023626%	1,745,696	0.144914%
Mar-09	252,131	0.234612%	1,484,218	1.381085%	371,260	0.030819%	2,116,955	0.175733%
Apr-09	217,005	0.201926%	1,701,223	1.583011%	421,286	0.034972%	2,538,241	0.210705%
May-09	163,980	0.152585%	1,865,203	1.735596%	303,913	0.025228%	2,842,155	0.235933%
Jun-09	282,470	0.262842%	2,147,672	1.998438%	300,028	0.024906%	3,142,182	0.260839%
Jul-09	142,334	0.132444%	2,290,007	2.130882%	272,776	0.022644%	3,414,958	0.283483%
Aug-09	274,248	0.255192%	2,564,255	2.386074%	179,294	0.014884%	3,594,251	0.298366%
Sep-09	212,834	0.198045%	2,777,089	2.584119%	266,841	0.022151%	3,861,092	0.320517%
Oct-09	202,357	0.188296%	2,979,447	2.772415%	391,456	0.032496%	4,252,548	0.353013%
Nov-09	164,947	0.153485%	3,144,393	2.925900%	107,557	0.008929%	4,360,106	0.361941%
Dec-09	87,893	0.081785%	3,232,286	3.007686%	414,493	0.034408%	4,774,599	0.396349%
Jan-10	126,872	0.118056%	3,359,159	3.125742%	264,961	0.021995%	5,039,560	0.418344%
Feb-10	116,639	0.108534%	3,475,797	3.234276%	391,647	0.032511%	5,431,207	0.450856%
Mar-10	96,912	0.090178%	3,572,709	3.324454%	308,605	0.025618%	5,739,812	0.476474%
Apr-10	69,362	0.064542%	3,642,071	3.388996%	236,586	0.019640%	5,976,398	0.496113%
May-10	28,590	0.026603%	3,670,661	3.415599%	203,626	0.016903%	6,180,024	0.513017%
Jun-10	127,290	0.118445%	3,797,951	3.534045%	81,263	0.006746%	6,261,287	0.519763%
Jul-10	40,849	0.038011%	3,838,800	3.572055%	75,472	0.006265%	6,336,759	0.526028%
Aug-10	63,731	0.059303%	3,902,531	3.631358%	151,956	0.012614%	6,488,715	0.538642%
Sep-10	56,171	0.052268%	3,958,703	3.683626%	202,170	0.016783%	6,690,885	0.555424%
Oct-10	54,289	0.050516%	4,012,991	3.734142%	91,904	0.007629%	6,782,789	0.563054%
Nov-10	88,205	0.082076%	4,101,196	3.816218%	73,055	0.006064%	6,855,844	0.569118%
Dec-10	82,464	0.076734%	4,183,660	3.892951%	200,973	0.016683%	7,056,817	0.585801%
Jan-11	64,899	0.060390%	4,248,559	3.953341%	136,025	0.011292%	7,192,842	0.597093%
Feb-11	(29,012)	-0.026996%	4,219,547	3.926345%	120,901	0.010036%	7,313,744	0.607129%
Mar-11	122,437	0.113929%	4,341,984	4.040274%	139,479	0.011578%	7,453,223	0.618708%
Apr-11	92,679	0.086239%	4,434,663	4.126514%	117,539	0.009757%	7,570,762	0.628465%
May-11	40,755	0.037923%	4,475,418	4.164437%	53,128	0.004410%	7,623,890	0.632875%
Jun-11	87,028	0.080981%	4,562,446	4.245417%	59,241	0.004918%	7,683,131	0.637793%
Jul-11	118,058	0.109855%	4,680,504	4.355272%	70,410	0.005845%	7,753,542	0.643638%
Aug-11	38,086	0.035439%	4,718,590	4.390711%	87,568	0.007269%	7,841,110	0.650907%
Sep-11	55,064	0.051238%	4,773,654	4.441949%	661	0.000055%	7,841,771	0.650962%

2008 Vintage Originations: Receivables Pool Characteristics

Weighted Average APR	2.55%
Aggregate Amount Financed	$1,312,111,387
Number of Contracts	49,766
Average Amount Financed	$26,366
Weighted Average Original Maturity (In Months)	62.76
Weighted Average Remaining Maturity (In Months)	25.03
Percentage of Receivables with Original Maturities > 60 Months	38.38%
Percentage of New Vehicle Receivables	73.12%
Percentage of Cars in Pool	36.76%
Percentage of Light Trucks in Pool	63.24%
Percentage of Non-Subvented Receivables	8.19%
Weighted Average FICO Score	755.07
Weighted Average Loan-to-Value Ratio	104.25

2008 Vintage Originations: Distribution of the Receivables Pool by Annual Percentage Rate

Annual Percentage Rate Range	Number of Contracts	Aggregate Amount Financed	Percentage of Aggregate Amount Financed
0.00% to 1.00%	18,101	$600,931,181	45.80%
1.01% to 2.00%	3,392	$102,710,832	7.83%
2.01% to 3.00%	6,685	$160,063,927	12.20%
3.01% to 4.00%	6,921	$135,457,196	10.32%
4.01% to 5.00%	6,287	$125,669,476	9.58%
5.01% to 6.00%	2,200	$54,476,960	4.15%
6.01% to 7.00%	1,064	$24,676,351	1.88%
7.01% to 8.00%	1,077	$23,547,573	1.79%
8.01% to 9.00%	1,063	$22,925,888	1.75%
9.01% to 10.00%	1,149	$24,881,250	1.90%
10.01% to 11.00%	785	$16,886,255	1.29%
11.01% to 12.00%	534	$10,943,171	0.83%
12.01% to 13.00%	226	$4,377,590	0.33%
13.01% to 14.00%	117	$2,057,395	0.16%
14.01% to 15.00%	77	$1,163,898	0.09%
15.01% to 16.00%	37	$633,931	0.05%
16.01% to 17.00%	23	$311,854	0.02%
17.01% to 18.00%	19	$250,540	0.02%
18.01% to 19.00%	7	$95,483	0.01%
19.01% to 20.00%	1	$39,557	0.00%
20.01% to 21.00%	1	$11,079	0.00%

Total	49,766	$1,312,111,387	100.00%

2008 Vintage Originations: Distribution of the Receivables Pool by State

State	Percentage of Aggregate Amount Financed
California	10.18%
Ohio	8.20%
Texas	6.35%
Pennsylvania	6.29%
Florida	4.80%
Arizona	4.66%

2008 Vintage Originations: Distribution of the Receivables Pool by Vehicle Make

Vehicle Make	Percentage of Aggregate Amount Financed
Chevrolet	46.88%
Cadillac	16.38%
GMC	16.15%
Pontiac	6.96%
Saturn	3.61%
Saab	3.57%
Buick	3.52%
Hummer	1.41%
Dodge	0.24%
Ford	0.22%

No other vehicle make accounts for more than 0.15% of the Aggregate Amount Financed.

2008 Vintage Originations: Distribution of the Receivables Pool by Vehicle Model

Vehicle Model	Percentage of Aggregate Amount Financed
C/K Pickup	14.20%
Sierra	7.35%
CTS	6.83%
Tahoe	5.91%
Yukon	5.75%
Impala	5.14%
Escalade	4.78%
Suburban	3.44%
G6	3.13%
Trailblazer	3.05%

No other vehicle model accounts for more than 2.76% of the Aggregate Amount Financed.

ALLY BANK 2009 VINTAGE ORIGINATIONS

Initial Aggregate Receivables Principal Balance

Non-Subvented: $2,848,860,189

Subvented: $5,233,509,917

	Net Loss Statistics: Non-Subvented				Net Loss Statistics: Subvented
Month	$	%	Cumulative $	Cumulative %	$	%	Cumulative $	Cumulative %
2009	290,602	0.010201%	290,602	0.010201%	523,880	0.010010%	523,880	0.010010%
Jan-10	227,315	0.007979%	517,917	0.018180%	226,668	0.004331%	750,548	0.014341%
Feb-10	411,811	0.014455%	929,728	0.032635%	142,153	0.002716%	892,701	0.017057%
Mar-10	410,234	0.014400%	1,339,962	0.047035%	302,469	0.005779%	1,195,169	0.022837%
Apr-10	676,492	0.023746%	2,016,454	0.070781%	424,946	0.008120%	1,620,115	0.030957%
May-10	465,579	0.016343%	2,482,033	0.087124%	159,047	0.003039%	1,779,162	0.033996%
Jun-10	385,681	0.013538%	2,867,714	0.100662%	431,794	0.008251%	2,210,957	0.042246%
Jul-10	501,025	0.017587%	3,368,738	0.118249%	315,851	0.006035%	2,526,808	0.048281%
Aug-10	406,410	0.014266%	3,775,148	0.132514%	328,772	0.006282%	2,855,580	0.054563%
Sep-10	454,186	0.015943%	4,229,335	0.148457%	254,108	0.004855%	3,109,688	0.059419%
Oct-10	327,298	0.011489%	4,556,633	0.159946%	249,123	0.004760%	3,358,811	0.064179%
Nov-10	666,996	0.023413%	5,223,629	0.183359%	281,407	0.005377%	3,640,218	0.069556%
Dec-10	938,353	0.032938%	6,161,981	0.216296%	645,374	0.012332%	4,285,592	0.081888%
Jan-11	553,259	0.019420%	6,715,241	0.235717%	306,011	0.005847%	4,591,603	0.087735%
Feb-11	335,074	0.011762%	7,050,315	0.247478%	433,628	0.008286%	5,025,231	0.096020%
Mar-11	735,558	0.025819%	7,785,873	0.273298%	530,618	0.010139%	5,555,849	0.106159%
Apr-11	560,770	0.019684%	8,346,643	0.292982%	204,730	0.003912%	5,760,578	0.110071%
May-11	317,124	0.011132%	8,663,766	0.304113%	132,046	0.002523%	5,892,624	0.112594%
Jun-11	641,152	0.022506%	9,304,918	0.326619%	279,285	0.005336%	6,171,909	0.117931%
Jul-11	571,867	0.020074%	9,876,785	0.346693%	358,411	0.006848%	6,530,320	0.124779%
Aug-11	372,610	0.013079%	10,249,395	0.359772%	340,810	0.006512%	6,871,130	0.131291%
Sep-11	495,009	0.017376%	10,744,403	0.377147%	218,673	0.004178%	7,089,803	0.135469%

2009 Vintage Originations: Receivables Pool Characteristics

Weighted Average APR	2.60%
Aggregate Amount Financed	$8,082,370,106
Number of Contracts	279,999
Average Amount Financed	$28,866
Weighted Average Original Maturity (In Months)	64.82
Weighted Average Remaining Maturity (In Months)	40.33
Percentage of Receivables with Original Maturities > 60 Months	48.80%
Percentage of New Vehicle Receivables	90.16%
Percentage of Cars in Pool	26.77%
Percentage of Light Trucks in Pool	73.23%
Percentage of Non-Subvented Receivables	35.25%
Weighted Average FICO Score	762.47
Weighted Average Loan-to-Value Ratio	96.13%

2009 Vintage Originations: Distribution of the Receivables Pool by Annual Percentage Rate

Annual Percentage Rate Range	Number of Contracts	Aggregate Amount Financed	Percentage of Aggregate Amount Financed
0.00% to 1.00%	135,082	$4,715,407,457	58.35%
1.01% to 2.00%	4,746	$163,277,976	2.02%
2.01% to 3.00%	4,829	$138,331,356	1.71%
3.01% to 4.00%	5,891	$173,290,544	2.14%
4.01% to 5.00%	20,274	$412,437,270	5.10%
5.01% to 6.00%	32,404	$749,993,044	9.29%
6.01% to 7.00%	29,041	$679,682,712	8.41%
7.01% to 8.00%	24,443	$563,441,504	6.97%
8.01% to 9.00%	11,096	$241,481,313	2.99%
9.01% to 10.00%	7,848	$174,076,993	2.15%
10.01% to 11.00%	2,667	$47,706,832	0.59%
11.01% to 12.00%	1,096	$15,396,395	0.19%
12.01% to 13.00%	385	$5,447,362	0.07%
13.01% to 14.00%	156	$1,894,433	0.02%
14.01% to 15.00%	32	$390,201	0.00%
15.01% to 16.00%	3	$34,011	0.00%
16.01% to 17.00%	5	$73,803	0.00%
17.01% to 18.00%	1	$6,900	0.00%
18.01% to 19.00%	0	$0	0.00%
19.01% to 20.00%	0	$0	0.00%
20.01% to 21.00%	0	$0	0.00%

Total	279,999	$8,082,370,106	100.00%

2009 Vintage Originations: Distribution of the Receivables Pool by State

State	Percentage of Aggregate Amount Financed
Texas	10.69%
Michigan	7.76%
California	6.38%
Florida	6.28%
New York	6.03%
Illinois	4.47%

2009 Vintage Originations: Distribution of the Receivables Pool by Vehicle Make

Vehicle Make	Percentage of Aggregate Amount Financed
Chevrolet	46.66%
GMC	16.76%
Cadillac	9.80%
Dodge	7.60%
Buick	4.92%
Pontiac	3.63%
Jeep	3.60%
Saturn	2.35%
Chrysler	2.12%
Hummer	0.52%

No other vehicle make accounts for more than 0.50% of the Aggregate Amount Financed.

2009 Vintage Originations: Distribution of the Receivables Pool by Vehicle Model

Vehicle Model	Percentage of Aggregate Amount Financed
C/K Pickup	10.67%
Tahoe	6.82%
Yukon	6.52%
Traverse	6.16%
Sierra	4.83%
Malibu	4.80%
Acadia	4.30%
Escalade	4.14%
Enclave	3.61%
Suburban	3.47%

No other vehicle model accounts for more than 3.42% of the Aggregate Amount Financed.

ALLY AUTO RECEIVABLES TRUST 2009-PR1

Initial Aggregate Receivables Principal Balance

Non-Subvented: $71,886,547.64

Subvented: $1,045,531,461.68

		Net Loss Statistics: Non-Subvented				Net Loss Statistics: Subvented
Month	Prepayment Speeds	$	%	Cumulative $	Cumulative %	$	%	Cumulative $	Cumulative %
Aug-09	0.65	—	0.000000%	—	0.000000%	9,831.29	0.000940%	9,831.29	0.000940%
Sep-09	0.67	15,436.45	0.021473%	15,436.45	0.021473%	12,483.80	0.001194%	22,315.09	0.002134%
Oct-09	0.77	39,242.16	0.054589%	54,678.61	0.076062%	56,829.64	0.005435%	79,144.73	0.007570%
Nov-09	0.79	31,396.99	0.043676%	86,075.60	0.119738%	213,097.36	0.020382%	292,242.09	0.027952%
Dec-09	0.87	108,763.87	0.151299%	194,839.47	0.271037%	350,565.97	0.033530%	642,808.06	0.061481%
Jan-10	0.65	68,065.62	0.094685%	262,905.09	0.365722%	218,624.09	0.020910%	861,432.15	0.082392%
Feb-10	0.70	12,846.57	0.017871%	275,751.66	0.383593%	324,378.99	0.031025%	1,185,811.14	0.113417%
Mar-10	1.18	43,655.09	0.060728%	319,406.75	0.444321%	251,464.36	0.024051%	1,437,275.50	0.137468%
Apr-10	0.93	104,387.87	0.145212%	423,794.62	0.589533%	228,125.04	0.021819%	1,665,400.54	0.159287%
May-10	0.90	63,366.71	0.088148%	487,161.33	0.677681%	262,753.52	0.025131%	1,928,154.06	0.184419%
Jun-10	0.91	84,743.85	0.117886%	571,905.18	0.795566%	24,090.33	0.002304%	1,952,244.39	0.186723%
Jul-10	0.97	52,122.32	0.072506%	624,027.50	0.868073%	146,456.01	0.014008%	2,098,700.40	0.200730%
Aug-10	1.02	51,720.34	0.071947%	675,747.84	0.940020%	154,617.40	0.014788%	2,253,317.80	0.215519%
Sep-10	1.02	40,725.42	0.056652%	716,473.26	0.996672%	137,868.19	0.013186%	2,391,185.99	0.228705%
Oct-10	0.96	77,258.67	0.107473%	793,731.93	1.104145%	68,940.17	0.006594%	2,460,126.16	0.235299%
Nov-10	1.00	26,586.38	0.036984%	820,318.31	1.141129%	80,082.59	0.007660%	2,540,208.75	0.242959%
Dec-10	0.96	93,933.37	0.130669%	914,251.68	1.271798%	199,740.12	0.019104%	2,739,948.87	0.262063%
Jan-11	1.02	70,802.14	0.098492%	985,053.82	1.370290%	162,796.25	0.015571%	2,902,745.12	0.277633%
Feb-11	0.87	16,749.10	0.023299%	1,001,802.92	1.393589%	91,994.69	0.008799%	2,994,739.81	0.286432%
Mar-11	1.22	59,762.33	0.083134%	1,061,565.25	1.476723%	89,868.82	0.008596%	3,084,608.63	0.295028%
Apr-11	0.97	63,683.51	0.088589%	1,125,248.76	1.565312%	121,298.05	0.011602%	3,205,906.68	0.306629%
May-11	1.06	31,123.21	0.043295%	1,156,371.97	1.608607%	20,353.23	0.001947%	3,226,259.91	0.308576%
Jun-11	1.07	84,894.65	0.118095%	1,241,266.62	1.726702%	24,046.34	0.002300%	3,250,306.25	0.310876%
Jul-11	0.92	49,465.82	0.068811%	1,290,732.44	1.795513%	76,002.59	0.007269%	3,326,308.84	0.318145%
Aug-11	1.14	10,791.51	0.015012%	1,301,523.95	1.810525%	71,967.33	0.006883%	3,398,276.17	0.325029%
Sep-11	1.06	44,141.02	0.061404%	1,345,664.97	1.871929%	22,981.71	0.002198%	3,421,257.88	0.327227%
Oct-11	1.01	6,819.08	0.009486%	1,352,484.05	1.881415%	49,348.84	0.004720%	3,470,606.72	0.331947%
Nov-11	0.98	66,273.63	0.092192%	1,418,757.68	1.973607%	46,276.67	0.004426%	3,516,883.39	0.336373%

AART 2009-PR1: Delinquency Data

	Delinquency Data: Non-Subvented			Delinquency Data: Subvented
Month	Units	%	Total Units	Units	%	Total Units
Aug-09	0	0.000000%	4,620	0	0.000000%	54,981
Sep-09	12	0.263389%	4,556	24	0.044042%	54,493
Oct-09	12	0.267082%	4,493	45	0.083424%	53,941
Nov-09	14	0.317316%	4,412	48	0.089936%	53,371
Dec-09	14	0.322358%	4,343	54	0.102445%	52,711
Jan-10	16	0.374532%	4,272	65	0.124736%	52,110
Feb-10	14	0.334768%	4,182	47	0.091269%	51,496
Mar-10	16	0.389864%	4,104	43	0.085024%	50,574
Apr-10	16	0.397911%	4,021	40	0.080546%	49,661
May-10	20	0.510074%	3,921	49	0.100441%	48,785
Jun-10	13	0.340225%	3,821	30	0.062542%	47,968
Jul-10	19	0.509383%	3,730	48	0.102010%	47,054
Aug-10	22	0.607399%	3,622	44	0.095613%	46,019
Sep-10	14	0.401491%	3,487	51	0.114148%	44,679
Oct-10	12	0.357037%	3,361	65	0.151392%	42,935
Nov-10	19	0.583180%	3,258	59	0.141300%	41,755
Dec-10	19	0.603942%	3,146	40	0.099052%	40,383
Jan-11	18	0.593668%	3,032	43	0.109769%	39,173
Feb-11	19	0.643413%	2,953	34	0.088942%	38,227
Mar-11	14	0.493653%	2,836	33	0.089204%	36,994
Apr-11	10	0.364033%	2,747	27	0.075073%	35,965
May-11	12	0.451128%	2,660	38	0.108661%	34,971
Jun-11	14	0.548589%	2,552	35	0.102727%	34,071
Jul-11	10	0.401768%	2,489	29	0.087310%	33,215
Aug-11	13	0.536525%	2,423	33	0.102227%	32,281
Sep-11	13	0.552956%	2,351	40	0.127486%	31,376
Oct-11	12	0.520382%	2,306	38	0.124431%	30,539
Nov-11	15	0.671441%	2,234	24	0.080743%	29,724

AART 2009-PR1: Initial Receivables Pool Characteristics

Weighted Average APR	2.25%
Aggregate Amount Financed	$1,117,418,009.32
Number of Contracts	60,148
Average Amount Financed	$18,577.81
Weighted Average Original Maturity (in Months)	64.53
Weighted Average Remaining Maturity (in Months)	46.91
Percentage of Receivables with Original Maturities > 60 Months	45.48%
Percentage of New Vehicle Receivables	77.98%
Percentage of Non-Subvented Receivables	6.43%
Weighted Average FICO Score	759.02
Weighted Average Loan-to-Value Ratio	102.75
Cut-Off Date	August 1, 2009

AART 2009-PR1: Distribution of the Initial Receivables Pool by Annual Percentage Rate

Annual Percentage Rate Range	Number of Contracts	Aggregate Amount Financed	Percentage of Aggregate Amount Financed
0.00% to 1.00%	23,803	$539,094,864.46	48.25%
1.01% to 2.00%	6,062	$133,097,844.54	11.92%
2.01% to 3.00%	5,893	$96,542,493.32	8.64%
3.01% to 4.00%	6,433	$90,757,513.99	8.12%
4.01% to 5.00%	7,925	$105,720,397.94	9.46%
5.01% to 6.00%	4,341	$62,794,620.36	5.62%
6.01% to 7.00%	1,433	$22,790,763.30	2.04%
7.01% to 8.00%	1,060	$16,787,779.00	1.50%
8.01% to 9.00%	885	$13,894,440.33	1.24%
9.01% to 10.00%	958	$15,127,214.71	1.35%
10.01% to 11.00%	607	$9,855,139.94	0.88%
11.01% to 12.00%	381	$5,823,769.26	0.52%
12.01% to 13.00%	189	$2,678,090.12	0.24%
13.01% to 14.00%	84	$1,192,848.54	0.11%
14.01% to 15.00%	41	$527,499.40	0.05%
15.01% to 16.00%	20	$312,363.81	0.03%
16.01% to 17.00%	17	$223,043.90	0.02%
17.01% to 18.00%	10	$121,538.74	0.01%
18.01% to 19.00%	5	$51,734.14	0.00%
19.01% to 20.00%	1	$24,049.52	0.00%

Total	60,148	$1,117,418,009.32	100.00%

AART 2009-PR1: Distribution of the Initial Receivables Pool by State

The pool of receivables includes receivables originated in 48 states. The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of receivables. No other state accounts for more than 4.21% of the Aggregate Amount Financed. The following breakdown by state is based on the billing addresses of the obligors on the receivables:

State	Percentage of Aggregate Amount Financed
California	11.61%
Ohio	9.07%
Texas	7.33%
Illinois	4.51%
Florida	4.46%
Arizona	4.37%

ALLY AUTO RECEIVABLES TRUST 2009-PR2

Initial Aggregate Receivables Principal Balance

Non-Subvented: $189,469,271.19

Subvented: $877,200,493.89

		Net Loss Statistics: Non-Subvented				Net Loss Statistics: Subvented
Month	Prepayment Speeds	$	%	Cumulative $	Cumulative %	$	%	Cumulative $	Cumulative %
Oct-09	0.66	—	0.000000%	—	0.000000%	—	0.000000%	—	0.000000%
Nov-09	0.51	13,149.16	0.006940%	13,149.16	0.006940%	10,082.01	0.001149%	10,082.01	0.001149%
Dec-09	0.61	50,346.91	0.026573%	63,496.07	0.033513%	5,920.95	0.000675%	16,002.96	0.001824%
Jan-10	0.53	52,977.98	0.027961%	116,474.05	0.061474%	286,852.71	0.032701%	302,855.67	0.034525%
Feb-10	0.48	82,149.57	0.043358%	198,623.62	0.104832%	149,494.39	0.017042%	452,350.06	0.051567%
Mar-10	0.90	72,402.48	0.038213%	271,026.10	0.143045%	120,340.76	0.013719%	572,690.82	0.065286%
Apr-10	0.77	33,740.99	0.017808%	304,767.09	0.160853%	129,189.21	0.014727%	701,880.03	0.080014%
May-10	0.63	47,643.93	0.025146%	352,411.02	0.185999%	84,112.68	0.009589%	785,992.71	0.089602%
Jun-10	0.69	83,601.76	0.044124%	436,012.78	0.230123%	124,919.41	0.014241%	910,912.12	0.103843%
Jul-10	0.70	43,062.13	0.022728%	479,074.91	0.252851%	117,964.66	0.013448%	1,028,876.78	0.117291%
Aug-10	0.85	61,645.36	0.032536%	540,720.27	0.285387%	16,942.74	0.001931%	1,045,819.52	0.119222%
Sep-10	0.75	3,123.00	0.001648%	543,843.27	0.287035%	32,327.70	0.003685%	1,078,147.22	0.122908%
Oct-10	0.74	39,217.71	0.020699%	583,060.98	0.307734%	35,360.43	0.004031%	1,113,507.65	0.126939%
Nov-10	0.81	105,028.59	0.055433%	688,089.57	0.363167%	103,761.34	0.011829%	1,217,268.99	0.138767%
Dec-10	0.74	2,999.99	0.001583%	691,089.56	0.364750%	89,320.54	0.010182%	1,306,589.53	0.148950%
Jan-11	0.80	38,841.84	0.020500%	729,931.40	0.385251%	120,465.00	0.013733%	1,427,054.53	0.162683%
Feb-11	0.81	57,558.15	0.030379%	787,489.55	0.415629%	87,631.95	0.009990%	1,514,686.48	0.172673%
Mar-11	1.10	153,364.38	0.080944%	940,853.93	0.496573%	88,455.92	0.010084%	1,603,142.40	0.182757%
Apr-11	0.86	105,904.66	0.055895%	1,046,758.59	0.552469%	53,361.51	0.006083%	1,656,503.91	0.188840%
May-11	1.08	40,902.62	0.021588%	1,087,661.21	0.574057%	29,031.52	0.003310%	1,685,535.43	0.192149%
Jun-11	1.03	43,880.27	0.023160%	1,131,541.48	0.597216%	14,827.35	0.001690%	1,700,362.78	0.193840%
Jul-11	0.89	30,758.20	0.016234%	1,162,299.68	0.613450%	68,349.39	0.007792%	1,768,712.17	0.201631%
Aug-11	1.20	73,185.44	0.038627%	1,235,485.12	0.652077%	42,272.15	0.004819%	1,810,984.32	0.206450%
Sep-11	1.06	45,098.46	0.023803%	1,280,583.58	0.675879%	(3,330.86)	-0.000380%	1,807,653.46	0.206071%
Oct-11	1.00	55,612.92	0.029352%	1,336,196.50	0.705231%	48,229.00	0.005498%	1,855,882.46	0.211569%
Nov-11	0.86	59,644.29	0.031480%	1,395,840.79	0.736711%	11,150.20	0.001271%	1,867,032.66	0.212840%

AART 2009-PR2: Delinquency Data

	Delinquency Data: Non-Subvented			Delinquency Data: Subvented
Month	Units	%	Total Units	Units	%	Total Units
Oct-09	0	0.000000%	9,634	0	0.000000%	38,547
Nov-09	8	0.084051%	9,518	23	0.060001%	38,333
Dec-09	14	0.148652%	9,418	34	0.089295%	38,076
Jan-10	16	0.172062%	9,299	24	0.063475%	37,810
Feb-10	15	0.163079%	9,198	22	0.058623%	37,528
Mar-10	9	0.099206%	9,072	17	0.045769%	37,143
Apr-10	11	0.122946%	8,947	20	0.054371%	36,784
May-10	10	0.113366%	8,821	24	0.065880%	36,430
Jun-10	8	0.091901%	8,705	30	0.083628%	35,873
Jul-10	7	0.081604%	8,578	27	0.076550%	35,271
Aug-10	19	0.225439%	8,428	32	0.091880%	34,828
Sep-10	18	0.217181%	8,288	28	0.081433%	34,384
Oct-10	26	0.318784%	8,156	35	0.103002%	33,980
Nov-10	18	0.224076%	8,033	31	0.092295%	33,588
Dec-10	22	0.277532%	7,927	27	0.081340%	33,194
Jan-11	18	0.229944%	7,828	25	0.076376%	32,733
Feb-11	22	0.286309%	7,684	15	0.046432%	32,305
Mar-11	15	0.199521%	7,518	17	0.053613%	31,709
Apr-11	11	0.149193%	7,373	19	0.060944%	31,176
May-11	17	0.235588%	7,216	18	0.058910%	30,555
Jun-11	16	0.226597%	7,061	14	0.046771%	29,933
Jul-11	15	0.216638%	6,924	20	0.068190%	29,330
Aug-11	20	0.296472%	6,746	18	0.062897%	28,618
Sep-11	14	0.212508%	6,588	24	0.085568%	28,048
Oct-11	16	0.248139%	6,448	18	0.065500%	27,481
Nov-11	15	0.237417%	6,318	23	0.085461%	26,913

AART 2009-PR2: Initial Receivables Pool Characteristics

Weighted Average APR	2.27%
Aggregate Amount Financed	$1,066,669,765.08
Number of Contracts	48,585
Average Amount Financed	$21,954.71
Weighted Average Original Maturity (in Months)	64.39
Weighted Average Remaining Maturity (in Months)	55.81
Percentage of Receivables with Original Maturities > 60 Months	45.62%
Percentage of New Vehicle Receivables	89.44%
Percentage of Non-Subvented Receivables	17.76%
Weighted Average FICO Score	763.48
Weighted Average Loan-to-Value Ratio	98.43
Cut-Off Date	October 1, 2009

AART 2009-PR2: Distribution of the Initial Receivables Pool by Annual Percentage Rate

Annual Percentage Rate Range	Number of Contracts	Aggregate Amount Financed	Percentage of Aggregate Amount Financed
0.00% to 1.00%	25,212	$612,809,925.58	57.46%
1.01% to 2.00%	3,561	$101,229,985.83	9.50%
2.01% to 3.00%	3,401	$76,199,551.63	7.15%
3.01% to 4.00%	1,696	$27,446,643.86	2.57%
4.01% to 5.00%	2,755	$34,289,252.66	3.21%
5.01% to 6.00%	2,796	$41,179,676.64	3.86%
6.01% to 7.00%	2,668	$49,420,679.79	4.63%
7.01% to 8.00%	2,748	$54,221,691.78	5.08%
8.01% to 9.00%	2,030	$40,638,529.02	3.81%
9.01% to 10.00%	1,018	$19,044,179.24	1.79%
10.01% to 11.00%	404	$6,373,017.50	0.60%
11.01% to 12.00%	172	$2,182,112.74	0.20%
12.01% to 13.00%	70	$1,008,968.30	0.09%
13.01% to 14.00%	29	$342,982.80	0.03%
14.01% to 15.00%	11	$118,068.14	0.01%
15.01% to 16.00%	9	$92,009.23	0.01%
16.01% to 17.00%	1	$8,704.60	0.00%
17.01% to 18.00%	2	$31,883.09	0.00%
18.01% to 19.00%	2	$31,902.65	0.00%

Total	48,585	$1,066,669,765.08	100.00%

AART 2009-PR2: Distribution of the Initial Receivables Pool by State

The pool of receivables includes receivables originated in all 50 states. The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of receivables. No other state accounts for more than 4.38% of the Aggregate Amount Financed. The following breakdown by state is based on the billing addresses of the obligors on the receivables:

State	Percentage of Aggregate Amount Financed
Pennsylvania	11.15%
New York	7.94%
Ohio	7.94%
California	7.57%
Texas	6.19%
Michigan	5.62%

ALLY AUTO RECEIVABLES TRUST 2010-1

Initial Aggregate Receivables Principal Balance

Non-Subvented: $383,754,148.54

Subvented: $717,219,234.55

		Net Loss Statistics: Non-Subvented				Net Loss Statistics: Subvented
Month	Prepayment Speeds	$	%	Cumulative $	Cumulative %	$	%	Cumulative $	Cumulative %
Feb-10	0.61	—	0.000000%	—	0.000000%	—	0.000000%	—	0.000000%
Mar-10	1.03	23,756.82	0.006190%	23,756.82	0.006190%	26,338.42	0.003673%	26,338.42	0.003673%
Apr-10	0.87	(19,605.35)	-0.005108%	4,151.47	0.001082%	7,084.43	0.000988%	33,422.85	0.004660%
May-10	0.74	73,113.99	0.019052%	77,265.46	0.020134%	11,783.93	0.001643%	45,206.78	0.006303%
Jun-10	0.87	51,310.81	0.013371%	128,576.27	0.033505%	170,972.15	0.023838%	216,178.93	0.030141%
Jul-10	0.82	51,593.94	0.013445%	180,170.21	0.046949%	32,925.13	0.004591%	249,104.06	0.034732%
Aug-10	0.97	42,968.99	0.011197%	223,139.20	0.058146%	58,291.62	0.008127%	307,395.68	0.042859%
Sep-10	0.85	55,478.63	0.014457%	278,617.83	0.072603%	108,802.53	0.015170%	416,198.21	0.058029%
Oct-10	0.82	90,194.24	0.023503%	368,812.07	0.096106%	130,012.63	0.018127%	546,210.84	0.076157%
Nov-10	0.89	172,127.69	0.044854%	540,939.76	0.140960%	66,551.68	0.009279%	612,762.52	0.085436%
Dec-10	0.90	116,715.78	0.030414%	657,655.54	0.171374%	67,033.24	0.009346%	679,795.76	0.094782%
Jan-11	0.92	120,703.50	0.031453%	778,359.04	0.202828%	11,908.73	0.001660%	691,704.49	0.096443%
Feb-11	0.84	29,640.17	0.007724%	807,999.21	0.210551%	108,485.68	0.015126%	800,190.17	0.111568%
Mar-11	1.18	103,328.85	0.026926%	911,328.06	0.237477%	58,570.13	0.008166%	858,760.30	0.119735%
Apr-11	1.01	24,102.27	0.006281%	935,430.33	0.243758%	22,249.06	0.003102%	881,009.36	0.122837%
May-11	1.10	74,593.27	0.019438%	1,010,023.60	0.263195%	16,047.54	0.002237%	897,056.90	0.125074%
Jun-11	1.05	152,197.34	0.039660%	1,162,220.94	0.302856%	9,565.01	0.001334%	906,621.91	0.126408%
Jul-11	1.03	85,811.94	0.022361%	1,248,032.88	0.325217%	68,091.37	0.009494%	974,713.28	0.135902%
Aug-11	1.31	87,995.44	0.022930%	1,336,028.32	0.348147%	13,228.96	0.001844%	987,942.24	0.137746%
Sep-11	1.18	95,513.32	0.024889%	1,431,541.64	0.373036%	35,504.52	0.004950%	1,023,446.76	0.142697%
Oct-11	1.12	19,943.50	0.005197%	1,451,485.14	0.378233%	46,433.63	0.006474%	1,069,880.39	0.149171%
Nov-11	1.13	26,715.26	0.006962%	1,478,200.40	0.385195%	50,670.57	0.007065%	1,120,550.96	0.156235%

AART 2010-1: Delinquency Data

	Delinquency Data: Non-Subvented			Delinquency Data: Subvented
Month	Units	%	Total Units	Units	%	Total Units
Feb-10	0	0.000000%	19,231	0	0.000000%	33,955
Mar-10	4	0.021104%	18,954	7	0.020835%	33,598
Apr-10	5	0.026751%	18,691	17	0.051183%	33,214
May-10	13	0.070537%	18,430	16	0.048674%	32,872
Jun-10	16	0.088193%	18,142	9	0.027701%	32,490
Jul-10	12	0.067084%	17,888	16	0.049827%	32,111
Aug-10	23	0.130600%	17,611	20	0.063183%	31,654
Sep-10	19	0.109630%	17,331	34	0.108758%	31,262
Oct-10	18	0.105696%	17,030	23	0.074586%	30,837
Nov-10	14	0.083667%	16,733	15	0.049315%	30,417
Dec-10	18	0.109303%	16,468	21	0.070014%	29,994
Jan-11	15	0.092816%	16,161	13	0.044011%	29,538
Feb-11	15	0.094464%	15,879	11	0.037806%	29,096
Mar-11	16	0.103086%	15,521	17	0.059851%	28,404
Apr-11	14	0.092069%	15,206	14	0.050320%	27,822
May-11	22	0.147949%	14,870	15	0.055175%	27,186
Jun-11	33	0.226789%	14,551	15	0.056480%	26,558
Jul-11	26	0.182648%	14,235	19	0.073390%	25,889
Aug-11	25	0.180531%	13,848	25	0.099435%	25,142
Sep-11	18	0.133373%	13,496	20	0.081699%	24,480
Oct-11	22	0.167262%	13,153	20	0.084019%	23,804
Nov-11	29	0.226050%	12,829	21	0.090976%	23,083

AART 2010-1: Initial Receivables Pool Characteristics

Weighted Average APR	3.02%
Aggregate Amount Financed	$1,100,973,383.09
Number of Contracts	53,681
Average Amount Financed	$20,509.55
Weighted Average Original Maturity (in Months)	65.66
Weighted Average Remaining Maturity (in Months)	55.67
Percentage of Receivables with Original Maturities > 60 Months	58.23%
Percentage of New Vehicle Receivables	80.64%
Percentage of Non-subvented Receivables	34.86%
Weighted Average FICO Score	757.73
Weighted Average Loan-to-Value	99.37
Cut Off Date	February 1, 2010

AART 2010-1: Distribution of the Initial Receivables Pool by Annual Percentage Rate

Annual Percentage Rate Range	Number of Contracts	Aggregate Amount Financed	Percentage of Aggregate Amount Financed
0.00% to 1.00%	24,311	$592,008,194.37	53.77%
1.01% to 2.00%	910	$19,116,268.67	1.74%
2.01% to 3.00%	2,104	$27,586.097.83	2.51%
3.01% to 4.00%	1,589	$27,294,528.23	2.48%
4.01% to 5.00%	4,156	$58,583,633.21	5.32%
5.01% to 6.00%	6,068	$102,504,617.65	9.31%
6.01% to 7.00%	5,132	$96,844,557.56	8.80%
7.01% to 8.00%	4,472	$89,025,272.93	8.09%
8.01% to 9.00%	2,077	$38,659,693.13	3.51%
9.01% to 10.00%	1,627	$31,157,050.84	2.83%
10.01% to 11.00%	717	$11,793,296.80	1.07%
11.01% to 12.00%	335	$4,115,527.28	0.37%
12.01% to 13.00%	118	$1,561,754.34	0.14%
13.01% to 14.00%	50	$560,727.08	0.05%
14.01% to 15.00%	9	$96,851.65	0.01%
15.01% to 16.00%	2	$21,265.24	0.00%
16.01% to 17.00%	4	$44,046.28	0.00%

Total	53,681	$1,100,973,383.09	100.00%

AART 2010-1: Distribution of the Initial Receivables Pool by State

The pool of receivables includes receivables originated in 49 states. The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of receivables. No other state accounts for more than 4.34% of the Aggregate Amount Financed. The following breakdown by state is based on the billing addresses of the obligors on the receivables:

State	Percentage of Aggregate Amount Financed
Texas	8.63%
California	7.40%
Michigan	6.21%
Pennsylvania	6.03%
Ohio	5.72%
Florida	5.27%

AART 2010-1: Distribution of the Initial Receivables Pool by Vehicle Make

Vehicle Make	Percentage of Aggregate Amount Financed
Chevrolet	32.04%
Dodge	19.64%
GMC	12.08%
Jeep	9.74%
Cadillac	7.96%
Chrysler	4.54%
Pontiac	3.12%
Buick	2.39%
Saturn	2.08%
Hummer	1.37%

No other make accounts for more than 1.33% of the Aggregate Amount Financed.

AART 2010-1: Distribution of the Initial Receivables Pool by Vehicle Model

Vehicle Make	Percentage of Aggregate Amount Financed
C/K Pickup	9.38%
Ram 1500	6.94%
Yukon	5.31%
Tahoe	4.76%
Sierra 1500	4.32%
Grand Cherokee	3.99%
Ram 2500	3.32%
Escalade	3.08%
Suburban	2.99%
Impala	2.72%

No other model accounts for more than 2.72% of the Aggregate Amount Financed.

ALLY AUTO RECEIVABLES TRUST 2010-2

Initial Aggregate Receivables Principal Balance

Non-Subvented: $629,800,054.63

Subvented: $734,045,228.53

		Net Loss Statistics: Non-Subvented				Net Loss Statistics: Subvented
Month	Prepayment Speeds	$	%	Cumulative $	Cumulative %	$	%	Cumulative $	Cumulative %
May-10	0.75	—	0.000000%	—	0.000000%	—	0.000000%	—	0.000000%
Jun-10	0.88	11,066.22	0.001757%	11,066.22	0.001757%	12,065.39	0.001644%	12,065.39	0.001644%
Jul-10	0.80	59,539.30	0.009454%	70,605.52	0.011211%	55,699.47	0.007588%	67,764.86	0.009232%
Aug-10	0.91	45,416.87	0.007211%	116,022.39	0.018422%	30,003.00	0.004087%	97,767.86	0.013319%
Sep-10	0.96	41,463.65	0.006584%	157,486.04	0.025006%	35,756.56	0.004871%	133,524.42	0.018190%
Oct-10	0.87	99,199.04	0.015751%	256,685.08	0.040757%	55,368.50	0.007543%	188,892.92	0.025733%
Nov-10	0.90	46,919.22	0.007450%	303,604.30	0.048206%	46,010.46	0.006268%	234,903.38	0.032001%
Dec-10	0.93	58,269.89	0.009252%	361,874.19	0.057459%	44,714.16	0.006091%	279,617.54	0.038093%
Jan-11	1.04	138,932.85	0.022060%	500,807.04	0.079518%	100,025.28	0.013627%	379,642.82	0.051719%
Feb-11	0.91	114,212.45	0.018135%	615,019.49	0.097653%	23,169.95	0.003156%	402,812.77	0.054876%
Mar-11	1.24	127,751.89	0.020285%	742,771.38	0.117938%	51,623.74	0.007033%	454,436.51	0.061909%
Apr-11	1.05	52,714.78	0.008370%	795,486.16	0.126308%	18,077.95	0.002463%	472,514.46	0.064371%
May-11	1.13	86,183.51	0.013684%	881,669.67	0.139992%	(7,153.76)	-0.000975%	465,360.70	0.063397%
Jun-11	1.07	86,390.67	0.013717%	968,060.34	0.153709%	25,018.91	0.003408%	490,379.61	0.066805%
Jul-11	1.10	35,299.18	0.005605%	1,003,359.52	0.159314%	65,507.66	0.008924%	555,887.27	0.075729%
Aug-11	1.36	49,632.03	0.007881%	1,052,991.55	0.167195%	28,949.85	0.003944%	584,837.12	0.079673%
Sep-11	1.27	39,025.92	0.006197%	1,092,017.47	0.173391%	43,403.39	0.005913%	628,240.51	0.085586%
Oct-11	1.15	75,150.81	0.011932%	1,167,168.28	0.185324%	47,129.16	0.006420%	675,369.67	0.092007%
Nov-11	1.22	9,863.38	0.001566%	1,177,031.66	0.186890%	50,924.73	0.006938%	726,294.40	0.098944%

AART 2010-2: Delinquency Data

	Delinquency Data: Non-subvented			Delinquency Data: Subvented
Month	Units	%	Total Units	Units	%	Total Units
May-10	0	0.000000%	29,277	0	0.000000%	23,228
Jun-10	9	0.031232%	28,817	4	0.017275%	23,155
Jul-10	14	0.049261%	28,420	3	0.013006%	23,066
Aug-10	10	0.035779%	27,949	4	0.017411%	22,974
Sep-10	9	0.032765%	27,468	9	0.039415%	22,834
Oct-10	12	0.044433%	27,007	2	0.008806%	22,712
Nov-10	17	0.064004%	26,561	8	0.035406%	22,595
Dec-10	10	0.038270%	26,130	12	0.053424%	22,462
Jan-11	7	0.027276%	25,664	11	0.049356%	22,287
Feb-11	12	0.047608%	25,206	7	0.031597%	22,154
Mar-11	15	0.060919%	24,623	5	0.022761%	21,967
Apr-11	19	0.078740%	24,130	4	0.018359%	21,788
May-11	19	0.080362%	23,643	12	0.055540%	21,606
Jun-11	20	0.086255%	23,187	8	0.037348%	21,420
Jul-11	18	0.079222%	22,721	3	0.014159%	21,188
Aug-11	19	0.085752%	22,157	10	0.047778%	20,930
Sep-11	16	0.074006%	21,620	11	0.053204%	20,675
Oct-11	25	0.118321%	21,129	8	0.039110%	20,455
Nov-11	29	0.140375%	20,659	7	0.034671%	20,190

AART 2010-2: Initial Receivables Pool Characteristics

Weighted Average APR	3.03%
Aggregate Amount Financed	$1,363,845,283.16
Number of Contracts	52,986
Average Amount Financed	$25,739.73
Weighted Average Original Maturity (in Months)	65.31
Weighted Average Remaining Maturity (in Months)	60.44
Percentage of Receivables with Original Maturities > 60 Months	55.76%
Percentage of New Vehicles	92.40%
Percentage of Non-subvented Receivables	46.18%
Weighted Average FICO Score	764.01
Weighted Average Loan-to-Value	92.33
Cut Off Date	May 1, 2010

AART 2010-2: Distribution of the Initial Receivables Pool by Annual Percentage Rate

Annual Percentage Rate Range	Number of Contracts	Aggregate Amount Financed	Percentage of Aggregate Amount Financed
0.00% to 1.00%	20,117	$644,856,180.10	47.27%
1.01% to 2.00%	1,174	$38,278,415.99	2.81%
2.01% to 3.00%	611	$16,979,076.83	1.24%
3.01% to 4.00%	2,436	$57,266,781.40	4.20%
4.01% to 5.00%	7,206	$147,866,889.67	10.84%
5.01% to 6.00%	9,366	$200,703,609.33	14.72%
6.01% to 7.00%	5,924	$128,614,961.50	9.43%
7.01% to 8.00%	3,516	$75,490,815.64	5.54%
8.01% to 9.00%	1,220	$24,905,474.31	1.83%
9.01% to 10.00%	986	$22,216,878.67	1.63%
10.01% to 11.00%	260	$4,354,157.64	0.32%
11.01% to 12.00%	116	$1,519,098.25	0.11%
12.01% to 13.00%	41	$615,994.15	0.05%
13.01% to 14.00%	11	$154,407.18	0.01%
14.01% to 15.00%	2	$22,542.50	0.00%

Total	52,986	$1,363,845,283.16	100.00%

AART 2010-2: Distribution of the Initial Receivables Pool by State

The pool of receivables includes receivables originated in 49 states. The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of receivables. No other state accounts for more than 4.12% of the Aggregate Amount Financed. The following breakdown by state is based on the billing addresses of the obligors on the receivables:

State	Percentage of Aggregate Amount Financed
Texas	12.84%
Michigan	8.00%
Florida	6.85%
California	5.45%
New York	5.08%
Pennsylvania	4.93%

AART 2010-2: Distribution of the Initial Receivables Pool by Vehicle Make

Vehicle Make	Percentage of Aggregate Amount Financed
Chevrolet	57.05%
GMC	19.81%
Cadillac	8.03%
Buick	5.41%
Pontiac	2.88%
Dodge	1.83%
Saturn	1.81%
Jeep	1.00%
Hummer	0.47%
Chrysler	0.47%

No other vehicle make accounts for more than 0.28% of the Aggregate Amount Financed.

AART 2010-2: Distribution of the Initial Receivables Pool by Vehicle Model

Vehicle Model	Percentage of Aggregate Amount Financed
C/K Pickup	16.52%
Tahoe	7.35%
Sierra	7.02%
Malibu	6.28%
Yukon	6.20%
Traverse	6.02%
Acadia	4.64%
Equinox	3.71%
Suburban	3.54%
Enclave	3.53%

No other vehicle model accounts for more than 3.36% of the Aggregate Amount Financed.

ALLY AUTO RECEIVABLES TRUST 2010-3

Initial Aggregate Receivables Principal Balance

Non-Subvented: $689,224,660.60

Subvented: $510,790,177.03

		Net Loss Statistics: Non-Subvented				Net Loss Statistics: Subvented
Month	Prepayment Speeds	$	%	Cumulative $	Cumulative %	$	%	Cumulative $	Cumulative %
Jul-10	1.51	—	0.000000%	—	0.000000%	—	0.000000%	—	0.000000%
Aug-10	1.39	13,788.95	0.002001%	13,788.95	0.002001%	10,216.52	0.002000%	10,216.52	0.002000%
Sep-10	1.23	8,484.63	0.001231%	22,273.58	0.003232%	54,187.41	0.010609%	64,403.93	0.012609%
Oct-10	0.98	24,813.08	0.003600%	47,086.66	0.006832%	7,422.35	0.001453%	71,826.28	0.014062%
Nov-10	1.01	39,628.84	0.005750%	86,715.50	0.012582%	64,368.93	0.012602%	136,195.21	0.026664%
Dec-10	0.92	115,881.15	0.016813%	202,596.65	0.029395%	21,781.34	0.004264%	157,976.55	0.030928%
Jan-11	1.00	43,327.35	0.006286%	245,924.00	0.035681%	28,575.81	0.005594%	186,552.36	0.036522%
Feb-11	1.01	25,605.71	0.003715%	271,529.71	0.039396%	33,140.05	0.006488%	219,692.41	0.043010%
Mar-11	1.28	49,520.91	0.007185%	321,050.62	0.046581%	72,971.08	0.014286%	292,663.49	0.057296%
Apr-11	1.12	42,726.34	0.006199%	363,776.96	0.052781%	48,509.36	0.009497%	341,172.85	0.066793%
May-11	1.19	58,673.79	0.008513%	422,450.75	0.061294%	22,961.68	0.004495%	364,134.53	0.071288%
Jun-11	1.83	14,726.91	0.002137%	437,177.66	0.063430%	14,757.73	0.002889%	378,892.26	0.074178%
Jul-11	1.07	27,832.82	0.004038%	465,010.48	0.067469%	35,169.66	0.006885%	414,061.92	0.081063%
Aug-11	1.34	57,223.86	0.008303%	522,234.34	0.075771%	49,704.10	0.009731%	463,766.02	0.090794%
Sep-11	1.23	21,498.73	0.003119%	543,733.07	0.078891%	104,599.68	0.020478%	568,365.70	0.111272%
Oct-11	1.22	97,091.90	0.014087%	640,824.97	0.092978%	25,817.08	0.005054%	594,182.78	0.116326%
Nov-11	1.13	66,909,75	0.009708%	707,734.72	0.102686%	60,174.88	0.011781%	654,357.66	0.128107%

AART 2010-3: Delinquency Data

	Delinquency Data: Non-Subvented			Delinquency Data: Subvented
Month	Units	%	Total Units	Units	%	Total Units
Jul-10	0	0.000000%	11,802	0	0.000000%	35,164
Aug-10	4	0.034713%	11,523	5	0.014440%	34,625
Sep-10	5	0.044299%	11,287	5	0.014620%	34,200
Oct-10	7	0.063137%	11,087	4	0.011824%	33,829
Nov-10	7	0.064103%	10,920	5	0.014942%	33,463
Dec-10	13	0.120852%	10,757	4	0.012078%	33,117
Jan-11	9	0.085026%	10,585	9	0.027480%	32,751
Feb-11	7	0.067198%	10,417	4	0.012363%	32,354
Mar-11	8	0.078370%	10,208	5	0.015699%	31,850
Apr-11	11	0.109627%	10,034	4	0.012733%	31,415
May-11	9	0.091306%	9,857	4	0.012914%	30,973
Jun-11	6	0.063708%	9,418	12	0.039428%	30,435
Jul-11	8	0.086421%	9,257	12	0.039969%	30,023
Aug-11	11	0.121614%	9,045	7	0.023687%	29,552
Sep-11	13	0.146545%	8,871	9	0.030906%	29,121
Oct-11	16	0.183929%	8,699	8	0.027923%	28,650
Nov-11	17	0.199718%	8,512	11	0.038949%	28,242

AART 2010-3: Initial Receivables Pool Characteristics

Weighted Average APR	3.83%
Aggregate Amount Financed	$1,200,014,837.63
Number of Contracts in Pool	47,859
Average Amount Financed	$25,073.96
Weighted Average Original Maturity (in Months)	63.87
Weighted Average Remaining Maturity (in Months)	60.21
Percentage of Receivables with Original Maturities > 60 Months	48.37%
Percentage of New Vehicles	91.44%
Percentage of Non-Subvented Receivables	57.43%
Weighted Average FICO Score	764.47
Weighted Average Loan-to-Value	89.62
Cut Off Date	July 1, 2010

AART 2010-3: Distribution of the Initial Receivables Pool by Annual Percentage Rate

Annual Percentage Rate Range	Number of Contracts	Aggregate Amount Financed	Percentage of Aggregate Amount Financed
0.00% to 1.00%	11,909	$388,953,705.43	32.41%
1.01% to 2.00%	1,845	$58,557,826.90	4.88%
2.01% to 3.00%	678	$21,926,331.03	1.83%
3.01% to 4.00%	3,753	$85,826,900.26	7.15%
4.01% to 5.00%	7,806	$162,945,533.35	13.58%
5.01% to 6.00%	9,769	$214,420,837.95	17.87%
6.01% to 7.00%	5,977	$129,146,881.95	10.76%
7.01% to 8.00%	3,865	$86,675,424.32	7.22%
8.01% to 9.00%	1,154	$26,226,411.40	2.19%
9.01% to 10.00%	879	$21,487,491.15	1.79%
10.01% to 11.00%	150	$2,761,143.30	0.23%
11.01% to 12.00%	52	$816,639.40	0.07%
12.01% to 13.00%	17	$211,225.36	0.02%
13.01% to 14.00%	5	$58,485.83	0.00%

Total	47,859	$1,200,014,837.63	100.00%

AART 2010-3: Distribution of the Initial Receivables Pool by State

The pool of receivables includes receivables originated in 49 states and the District of Columbia. The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of receivables. No other state accounts for more than 3.83% of the Aggregate Amount Financed. The following breakdown by state is based on the billing addresses of the obligors on the receivables:

State	Percentage of Aggregate Amount Financed
Texas	14.25%
Michigan	7.06%
Florida	6.94%
California	5.39%
New York	5.32%
Illinois	4.38%

AART 2010-3: Distribution of the Initial Receivables Pool by Vehicle Make

Vehicle Make	Percentage of Aggregate Amount Financed
Chevrolet	55.85%
GMC	19.49%
Cadillac	6.75%
Buick	5.43%
Dodge	4.66%
Jeep	2.52%
Pontiac	1.37%
Chrysler	1.32%
Saturn	0.68%
Hummer	0.60%

No other vehicle make accounts for more than 0.35% of the Aggregate Amount Financed.

AART 2010-3: Distribution of the Initial Receivables Pool by Vehicle Model

Vehicle Model	Percentage of Aggregate Amount Financed
C/K Pickup	18.39%
Sierra	7.25%
Traverse	6.00%
Acadia	5.68%
Tahoe	5.24%
Malibu	4.71%
Yukon	4.53%
Equinox	3.71%
Camaro	3.55%
Enclave	3.48%

No other vehicle model accounts for more than 3.13% of the Aggregate Amount Financed.

ALLY AUTO RECEIVABLES TRUST 2010-4

Initial Aggregate Receivables Principal Balance

Non-Subvented: $709,574,175.10

Subvented: $671,401,609.75

		Net Loss Statistics: Non-Subvented				Net Loss Statistics: Subvented
Month	Prepayment Speeds	$	%	Cumulative $	Cumulative %	$	%	Cumulative $	Cumulative %
Oct-10	1.06	—	0.000000%	—	0.000000%	—	0.000000%	—	0.000000%
Nov-10	0.99	21,529.81	0.003034%	21,529.81	0.003034%	—	0.000000%	—	0.000000%
Dec-10	0.86	38,399.32	0.005412%	59,929.13	0.008446%	13,726.76	0.002044%	13,726.76	0.002044%
Jan-11	1.00	54,501.05	0.007681%	114,430.18	0.016127%	18,491.96	0.002754%	32,218.72	0.004799%
Feb-11	0.81	117,669.74	0.016583%	232,099.92	0.032710%	20,843.61	0.003104%	53,062.33	0.007903%
Mar-11	1.14	45,691.87	0.006439%	277,791.79	0.039149%	33,047.09	0.004922%	86,109.42	0.012825%
Apr-11	1.01	38,864.52	0.005477%	316,656.31	0.044626%	25,144.92	0.003745%	111,254.34	0.016570%
May-11	1.16	68,251.99	0.009619%	384,908.30	0.054245%	35,600.26	0.005302%	146,854.60	0.021873%
Jun-11	1.03	(10,178.08)	-0.001434%	374,730.22	0.052811%	37,318.45	0.005558%	184,173.05	0.027431%
Jul-11	1.05	83,761.34	0.011804%	458,491.56	0.064615%	21,317.83	0.003175%	205,490.88	0.030606%
Aug-11	1.35	86,302.07	0.012163%	544,793.63	0.076778%	80,694.21	0.012019%	286,185.09	0.042625%
Sep-11	1.11	174,077.21	0.024533%	718,870.84	0.101310%	20,280.04	0.003021%	306,465.13	0.045646%
Oct-11	1.08	118,539.97	0.016706%	837,410.81	0.118016%	46,732.06	0.006960%	353,197.19	0.052606%
Nov-11	1.06	154,697.23	0.021801%	992,108.04	0.139817%	24,356.92	0.003628%	377,554.11	0.056234%

AART 2010-4: Delinquency Data

	Delinquency Data: Non-Subvented			Delinquency Data: Subvented
Month	Units	%	Total Units	Units	%	Total Units
Oct-10	0	0.000000%	32,312	0	0.000000%	20,255
Nov-10	5	0.015739%	31,769	0	0.000000%	20,191
Dec-10	13	0.041519%	31,311	3	0.014916%	20,112
Jan-11	12	0.038983%	30,783	3	0.014993%	20,010
Feb-11	6	0.019787%	30,323	5	0.025095%	19,924
Mar-11	12	0.040369%	29,726	3	0.015152%	19,800
Apr-11	16	0.054821%	29,186	2	0.010168%	19,670
May-11	14	0.048896%	28,632	3	0.015359%	19,533
Jun-11	17	0.060397%	28,147	7	0.036109%	19,386
Jul-11	21	0.076035%	27,619	5	0.025989%	19,239
Aug-11	18	0.066674%	26,997	4	0.020993%	19,054
Sep-11	27	0.101779%	26,528	4	0.021188%	18,879
Oct-11	28	0.107481%	26,051	7	0.037389%	18,722
Nov-11	31	0.121193%	25,579	5	0.026935%	18,563

AART 2010-4: Initial Receivables Pool Characteristics

Weighted Average APR	3.45%
Aggregate Amount Financed	$1,380,975,784.85
Number of Contracts in Pool	53,292
Average Amount Financed	$25,913.38
Weighted Average Original Maturity (in Months)	64.17
Weighted Average Remaining Maturity (in Months)	59.96
Percentage of Receivables with Original Maturities > 60 Months	47.22%
Percentage of New Vehicles	91.88%
Percentage of Non-subvented Receivables	51.38%
Weighted Average FICO Score	765.16
Weighted Average Loan-to-Value	91.38
Cut Off Date	October 1, 2010

AART 2010-4: Distribution of the Initial Receivables Pool by Annual Percentage Rate

Annual Percentage Rate Range	Number of Contracts	Aggregate Amount Financed	Percentage of Aggregate Amount Financed
0.00% to 1.00%	15,386	$532,335,464.59	38.55%
1.01% to 2.00%	2,684	$75,078,111.30	5.44%
2.01% to 3.00%	561	$17,573,850.48	1.27%
3.01% to 4.00%	4,589	$104,433,748.14	7.56%
4.01% to 5.00%	8,263	$174,578,833.32	12.64%
5.01% to 6.00%	9,975	$215,688,762.57	15.62%
6.01% to 7.00%	5,783	$123,715,742.78	8.96%
7.01% to 8.00%	3,721	$83,245,000.96	6.03%
8.01% to 9.00%	1,146	$27,206,851.11	1.97%
9.01% to 10.00%	994	$23,684,985.48	1.72%
10.01% to 11.00%	130	$2,403,036.84	0.17%
11.01% to 12.00%	40	$678,805.32	0.05%
12.01% to 13.00%	9	$143,585.77	0.01%
13.01% to 14.00%	10	$189,510.95	0.01%
14.01% to 15.00%	1	$19,495.24	0.00%

Total	53,292	$1,380,975,784.85	100.00%

AART 2010-4: Distribution of the Initial Receivables Pool by State

The pool of receivables includes receivables originated in 49 states and the District of Columbia. The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of receivables. No other state accounts for more than 4.32% of the Aggregate Amount Financed. The following breakdown by state is based on the billing addresses of the obligors on the receivables:

State	Percentage of Aggregate Amount Financed
Texas	9.45%
Michigan	7.32%
Florida	7.25%
California	5.62%
New York	5.31%
Illinois	4.75%

AART 2010-4: Distribution of the Initial Receivables Pool by Vehicle Make

Vehicle Make	Percentage of Aggregate Amount Financed
Chevrolet	53.95%
GMC	20.19%
Cadillac	7.66%
Dodge	5.64%
Buick	4.57%
Jeep	3.06%
Chrysler	1.84%
Pontiac	0.94%
Hummer	0.64%
Saturn	0.37%

No other vehicle make accounts for more than 0.26% of the Aggregate Amount Financed.

AART 2010-4: Distribution of the Initial Receivables Pool by Vehicle Model

Vehicle Model	Percentage of Aggregate Amount Financed
C/K Pickup	17.24%
Sierra	7.43%
Traverse	7.14%
Acadia	6.35%
Yukon	4.81%
Tahoe	4.74%
Malibu	3.80%
Impala	3.30%
Cobalt	3.30%
CTS	3.26%

No other vehicle model accounts for more than 3.04% of the Aggregate Amount Financed.

ALLY AUTO RECEIVABLES TRUST 2010-5

Initial Aggregate Receivables Principal Balance

Non-Subvented: $619,901,717.94

Subvented: $429,601,434.99

		Net Loss Statistics: Non-Subvented				Net Loss Statistics: Subvented
Month	Prepayment Speeds	$	%	Cumulative $	Cumulative %	$	%	Cumulative $	Cumulative %
Nov-10	1.53	—	0.000000%	—	0.000000%	—	0.000000%	—	0.000000%
Dec-10	1.37	9,528.07	0.001537%	9,528.07	0.001537%	—	0.000000%	—	0.000000%
Jan-11	1.40	32,747.98	0.005283%	42,276.05	0.006820%	—	0.000000%	—	0.000000%
Feb-11	1.11	88,276.07	0.014240%	130,552.12	0.021060%	—	0.000000%	—	0.000000%
Mar-11	1.34	21,403.45	0.003453%	151,955.57	0.024513%	162.18	0.000038%	162.18	0.000038%
Apr-11	1.08	39,654.69	0.006397%	191,610.26	0.030910%	—	0.000000%	162.18	0.000038%
May-11	1.13	43,923.26	0.007086%	235,533.52	0.037995%	13,761.66	0.003203%	13,923.84	0.003241%
Jun-11	1.11	78,557.58	0.012673%	314,091.10	0.050668%	12,889.31	0.003000%	26,813.15	0.006241%
Jul-11	1.03	60,344.33	0.009734%	374,435.43	0.060402%	33,827.60	0.007874%	60,640.75	0.014116%
Aug-11	1.27	105,922.25	0.017087%	480,357.68	0.077489%	1,466.01	0.000341%	62,106.76	0.014457%
Sep-11	1.23	95,119.62	0.015344%	575,477.30	0.092834%	10,143.34	0.002361%	72,250.10	0.016818%
Oct-11	1.09	58,823.96	0.009489%	634,301.26	0.102323%	22,273.53	0.005185%	94,523.63	0.022003%
Nov-11	1.09	104,171.90	0.016805%	738,473.16	0.119127%	55,032.42	0.012810%	149,556.05	0.034813%

AART 2010-5: Delinquency Data

	Delinquency Data: Non-Subvented			Delinquency Data: Subvented
Month	Units	%	Total Units	Units	%	Total Units
Nov-10	0	0.000000%	26,706	0	0.000000%	12,196
Dec-10	8	0.030703%	26,056	0	0.000000%	12,172
Jan-11	6	0.023610%	25,413	1	0.008237%	12,140
Feb-11	6	0.024059%	24,939	4	0.033080%	12,092
Mar-11	2	0.008197%	24,398	1	0.008307%	12,038
Apr-11	8	0.033389%	23,960	1	0.008352%	11,973
May-11	10	0.042506%	23,526	3	0.025178%	11,915
Jun-11	19	0.082237%	23,104	4	0.033764%	11,847
Jul-11	13	0.057246%	22,709	2	0.016994%	11,769
Aug-11	15	0.067410%	22,252	3	0.025698%	11,674
Sep-11	13	0.059729%	21,765	6	0.051746%	11,595
Oct-11	22	0.102847%	21,391	4	0.034774%	11,503
Nov-11	23	0.109414%	21,021	3	0.026274%	11,418

AART 2010-5: Initial Receivables Pool Characteristics

Weighted Average APR	3.78%
Aggregate Amount Financed	$1,049,503,152.93
Number of Contracts in Pool	39,600
Average Amount Financed	$26,502.60
Weighted Average Original Maturity (in Months)	63.70
Weighted Average Remaining Maturity (in Months)	62.09
Percentage of Receivables with Original Maturities > 60 Months	47.31%
Percentage of New Vehicles	91.04%
Percentage of Non-subvented Receivables	59.07%
Weighted Average FICO Score	763.38
Weighted Average Loan-to-Value	90.35
Cut Off Date	November 1, 2010

AART 2010-5: Distribution of the Initial Receivables Pool by Annual Percentage Rate

Annual Percentage Rate Range	Number of Contracts	Aggregate Amount Financed	Percentage of Aggregate Amount Financed
0.00% to 1.00%	8,308	$322,539,892.93	30.74%
1.01% to 2.00%	2,314	$57,353,419.37	5.46%
2.01% to 3.00%	979	$28,691,334.25	2.73%
3.01% to 4.00%	4,329	$100,316,182.67	9.56%
4.01% to 5.00%	7,190	$162,281,075.40	15.46%
5.01% to 6.00%	7,715	$174,827,686.59	16.67%
6.01% to 7.00%	4,259	$93,825,509.04	8.94%
7.01% to 8.00%	2,671	$63,956,512.25	6.09%
8.01% to 9.00%	841	$20,850,031.88	1.99%
9.01% to 10.00%	845	$21,876,213.80	2.08%
10.01% to 11.00%	103	$2,069,188.82	0.20%
11.01% to 12.00%	30	$566,168.49	0.05%
12.01% to 13.00%	8	$198,996.86	0.02%
13.01% to 14.00%	7	$140,461.06	0.01%
14.01% to 15.00%	1	$10,479.52	0.00%

Total	39,600	$1,049,503,152.93	100.00%

AART 2010-5: Distribution of the Initial Receivables Pool by State

The pool of receivables includes receivables originated in 49 states and the District of Columbia. The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of receivables. No other state accounts for more than 4.24% of the Aggregate Amount Financed. The following breakdown by state is based on the billing addresses of the obligors on the receivables:

State	Percentage of Aggregate Amount Financed
Texas	9.67%
Florida	7.84%
California	7.42%
Michigan	7.16%
New York	4.78%
Pennsylvania	4.36%

AART 2010-5: Distribution of the Initial Receivables Pool by Vehicle Make

Vehicle Make	Percentage of Aggregate Amount Financed
Chevrolet	52.34%
GMC	17.08%
Cadillac	11.68%
Dodge	6.32%
Buick	4.40%
Jeep	3.74%
Chrysler	1.74%
Pontiac	1.09%
Hummer	0.36%
Ford	0.25%

No other vehicle make accounts for more than 0.20 % of the Aggregate Amount Financed.

AART 2010-5: Distribution of the Initial Receivables Pool by Vehicle Model

Vehicle Model	Percentage of Aggregate Amount Financed
C/K Pickup	18.71%
Sierra	7.24%
Tahoe	5.32%
Yukon	5.30%
SRX	4.70%
Traverse	4.49%
Suburban	3.60%
Cobalt	3.47%
Escalade	3.21%
Malibu	2.99%

No other vehicle model accounts for more than 2.93% of the Aggregate Amount Financed.

ALLY AUTO RECEIVABLES TRUST 2011-1

Initial Aggregate Receivables Principal Balance

Non-Subvented: $819,564,682.30

Subvented: $600,439,166.66

		Net Loss Statistics: Non-Subvented				Net Loss Statistics: Subvented
Month	Prepayment Speeds	$	%	Cumulative $	Cumulative %	$	%	Cumulative $	Cumulative %
Jan-11	1.61	—	0.000000%	—	0.000000%	—	0.000000%	—	0.000000%
Feb-11	1.36	6,737.57	0.000822%	6,737.57	0.000822%	—	0.000000%	—	0.000000%
Mar-11	1.69	37,276.05	0.004548%	44,013.62	0.005370%	—	0.000000%	—	0.000000%
Apr-11	1.19	105,350.28	0.012854%	149,363.90	0.018225%	81,746.68	0.013614%	81,746.68	0.013614%
May-11	1.32	52,333.29	0.006385%	201,697.19	0.024610%	79,902.55	0.013307%	161,649.23	0.026922%
Jun-11	1.22	51,773.56	0.006317%	253,470.75	0.030927%	27,960.74	0.004657%	189,609.97	0.031579%
Jul-11	1.03	84,662.94	0.010330%	338,133.69	0.041258%	29,002.81	0.004830%	218,612.78	0.036409%
Aug-11	1.34	142,289.34	0.017362%	480,423.03	0.058619%	(3,788.69)	-0.000631%	214,824.09	0.035778%
Sep-11	1.30	178,458.24	0.021775%	658,881.27	0.080394%	65,377.01	0.010888%	280,201.10	0.046666%
Oct-11	1.25	126,183.83	0.015396%	785,065.10	0.095790%	(5,401.40)	-0.000900%	274,799.70	0.045766%
Nov-11	1.14	122,539.32	0.014952%	907,604.42	0.110742%	71,798.16	0.011958%	346,597.86	0.057724%

AART 2011-1: Delinquency Data

	Delinquency Data: Non-Subvented			Delinquency Data: Subvented
Month	Units	%	Total Units	Units	%	Total Units
Jan-11	0	0.000000%	36,246	0	0.000000%	18,865
Feb-11	7	0.019791%	35,369	2	0.010654%	18,772
Mar-11	11	0.032049%	34,322	6	0.032158%	18,658
Apr-11	13	0.038700%	33,592	4	0.021571%	18,543
May-11	17	0.051750%	32,850	3	0.016278%	18,430
Jun-11	16	0.049700%	32,193	4	0.021876%	18,285
Jul-11	35	0.110665%	31,627	6	0.033025%	18,168
Aug-11	27	0.087285%	30,933	9	0.049958%	18,015
Sep-11	21	0.069401%	30,259	5	0.027978%	17,871
Oct-11	17	0.057405%	29,614	10	0.056443%	17,717
Nov-11	16	0.055074%	29,052	14	0.079695%	17,567

AART 2011-1: Initial Receivables Pool Characteristics

Weighted Average APR	3.84%
Aggregate Amount Financed	$1,420,003,848.96
Number of Contracts in Pool	56,193
Average Amount Financed	$25,270.12
Weighted Average Original Maturity (in Months)	64.62
Weighted Average Remaining Maturity (in Months)	59.67
Percentage of Receivables with Original Maturities > 60 Months	54.55%
Percentage of New Vehicles	91.09%
Percentage of Non-subvented Receivables	57.72%
Weighted Average FICO Score	759.76
Weighted Average Loan-to-Value	91.14
Cut Off Date	January 1, 2011

AART 2011-1: Distribution of the Initial Receivables Pool by Annual Percentage Rate

Annual Percentage Rate Range	Number of Contracts	Aggregate Amount Financed	Percentage of Aggregate Amount Financed
0.00% to 1.00%	13,552	454,920,220.39	32.05%
1.01% to 2.00%	2,676	68,915,720.79	4.85%
2.01% to 3.00%	1,361	36,599,790.33	2.58%
3.01% to 4.00%	5,840	133,953,809.21	9.43%
4.01% to 5.00%	8,571	191,141,068.87	13.46%
5.01% to 6.00%	11,085	243,907,110.48	17.18%
6.01% to 7.00%	5,064	111,465,638.78	7.85%
7.01% to 8.00%	4,285	96,724,837.88	6.81%
8.01% to 9.00%	1,671	36,907,427.58	2.60%
9.01% to 10.00%	1,568	36,645,834.24	2.58%
10.01% to 11.00%	277	4,729,802.25	0.33%
11.01% to 12.00%	108	1,858,648.07	0.13%
12.01% to 13.00%	81	1,345,891.35	0.09%
13.01% to 14.00%	41	736,493.80	0.05%
14.01% to 15.00%	9	123,022.01	0.01%
15.01% to 16.00%	2	13,272.72	0.00%
16.01% to 17.00%	2	15,260.21	0.00%

Total	56,193	$1,420,003,848.96	100.00%

AART 2011-1: Distribution of the Initial Receivables Pool by State

The pool of receivables includes receivables originated in 49 states and the District of Columbia. The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of receivables. No other state accounts for more than 4.09% of the Aggregate Amount Financed. The following breakdown by state is based on the billing addresses of the obligors on the receivables:

State	Percentage of Aggregate Amount Financed
Texas	14.93%
Florida	7.07%
Michigan	6.65%
California	5.43%
New York	5.33%
Pennsylvania	4.21%

AART 2011-1: Distribution of the Initial Receivables Pool by Vehicle Make

Vehicle Make	Percentage of Aggregate Amount Financed
Chevrolet	51.40%
GMC	18.23%
Cadillac	9.27%
Dodge	7.16%
Buick	4.45%
Jeep	3.43%
Chrysler	1.89%
Pontiac	1.28%
Ford	0.55%
Saturn	0.53%

No other vehicle make accounts for more than 0.37% of the Aggregate Amount Financed.

AART 2011-1: Distribution of the Initial Receivables Pool by Vehicle Model

Vehicle Model	Percentage of Aggregate Amount Financed
C/K Pickup	21.36%
Sierra	8.84%
Tahoe	5.06%
Yukon	4.51%
Traverse	4.23%
Acadia	3.26%
Escalade	3.19%
Equinox	2.93%
Malibu	2.80%
CTS	2.74%

No other vehicle model accounts for more than 2.73% of the Aggregate Amount Financed.

ALLY AUTO RECEIVABLES TRUST 2011-2

Initial Aggregate Receivables Principal Balance

Non-Subvented: $457,196,444.96

Subvented: $392,824,126.34

		Net Loss Statistics: Non-Subvented				Net Loss Statistics: Subvented
Month	Prepayment Speeds	$	%	Cumulative $	Cumulative %	$	%	Cumulative $	Cumulative %
Apr-11	1.38	29,719.17	0.006500%	29,719.17	0.006500%	—	0.000000%	—	0.000000%
May-11	1.31	(4,566.99)	-0.000999%	25,152.18	0.005501%	—	0.000000%	—	0.000000%
Jun-11	1.28	65,989.94	0.014434%	91,142.12	0.019935%	43,673.30	0.011118%	43,673.30	0.011118%
Jul-11	1.11	65,796.89	0.014391%	156,939.01	0.034326%	15,633.48	0.003980%	59,306.78	0.015098%
Aug-11	1.31	39,487.88	0.008637%	196,426.89	0.042963%	13,763.88	0.003504%	73,070.66	0.018601%
Sep-11	1.29	129,523.84	0.028330%	325,950.73	0.071293%	13,721.47	0.003493%	86,792.13	0.022094%
Oct-11	1.28	122,015.47	0.026688%	447,966.20	0.097981%	37,143.04	0.009455%	123,935.17	0.031550%
Nov-11	1.25	115,055.59	0.025165%	563,021.79	0.123147%	52,852.49	0.013454%	176,787.66	0.045004%

AART 2011-2: Delinquency Data

	Delinquency Data: Non-Subvented			Delinquency Data: Subvented
Month	Units	%	Total Units	Units	%	Total Units
Apr-11	0	0.000000%	21,288	0	0.000000%	13,360
May-11	14	0.067269%	20,812	2	0.015084%	13,259
Jun-11	14	0.068712%	20,375	3	0.022805%	13,155
Jul-11	18	0.090239%	19,947	3	0.022957%	13,068
Aug-11	16	0.082093%	19,490	6	0.046296%	12,960
Sep-11	14	0.073429%	19,066	7	0.054504%	12,843
Oct-11	19	0.101806%	18,663	6	0.047192%	12,714
Nov-11	17	0.093054%	18,269	2	0.015879%	12,595

AART 2011-2: Initial Receivables Pool Characteristics

Weighted Average APR	3.72%
Aggregate Amount Financed	$850,020,571.30
Number of Contracts in Pool	35,221
Average Amount Financed	$24,133.91
Weighted Average Original Maturity (in Months)	64.61
Weighted Average Remaining Maturity (in Months)	57.12
Percentage of Receivables with Original Maturities > 60 Months	56.22%
Percentage of New Vehicles	90.66%
Percentage of Non-subvented Receivables	53.79%
Weighted Average FICO Score	759.58
Weighted Average Loan-to-Value	92.11
Cut Off Date	April 1, 2011

AART 2011-2: Distribution of the Initial Receivables Pool by Annual Percentage Rate

Annual Percentage Rate Range	Number of Contracts	Aggregate Amount Financed	Percentage of Aggregate Amount Financed
0.00% to 1.00%	8,974	$278,977,723.37	32.83%
1.01% to 2.00%	2,804	$69,888,013.59	8.22%
2.01% to 3.00%	658	$16,409,950.40	1.93%
3.01% to 4.00%	3,347	$72,868,691.63	8.57%
4.01% to 5.00%	4,969	$105,100,587.52	12.36%
5.01% to 6.00%	6,507	$136,082,176.21	16.01%
6.01% to 7.00%	3,145	$66,253,044.65	7.79%
7.01% to 8.00%	2,676	$58,598,202.50	6.89%
8.01% to 9.00%	943	$20,402,059.48	2.40%
9.01% to 10.00%	949	$21,366,950.76	2.51%
10.01% to 11.00%	138	$2,370,859.11	0.28%
11.01% to 12.00%	55	$854,737.77	0.10%
12.01% to 13.00%	25	$331,734.04	0.04%
13.01% to 14.00%	25	$425,706.95	0.05%
14.01% to 15.00%	4	$43,960.09	0.01%
15.01% to 16.00%	2	$46,173.23	0.01%

Total	35,221	$850,020,571.30	100.00%

AART 2011-2: Distribution of the Initial Receivables Pool by State

The pool of receivables includes receivables originated in all 50 states and the District of Columbia. The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of receivables. No other state accounts for more than 4.70% of the Aggregate Amount Financed. The following breakdown by state is based on the billing addresses of the obligors on the receivables:

State	Percentage of Aggregate Amount Financed
Texas	9.43%
Florida	7.01%
Michigan	6.88%
California	5.84%
New York	5.27%
Pennsylvania	4.71%

AART 2011-2: Distribution of the Initial Receivables Pool by Vehicle Make

Vehicle Make	Percentage of Aggregate Amount Financed
Chevrolet	43.67%
GMC	16.22%
Dodge	13.16%
Cadillac	8.30%
Jeep	6.63%
Chrysler	4.17%
Buick	3.65%

No other vehicle make accounts for more than 0.92% of the Aggregate Amount Financed.

AART 2011-2: Distribution of the Initial Receivables Pool by Vehicle Model

Vehicle Model	Percentage of Aggregate Amount Financed
C/K Pickup	18.66%
Sierra	7.76%
RAM 1500	4.54%
Tahoe	4.29%
Yukon	3.95%
Traverse	3.59%
Acadia	3.02%
Town Country	2.92%
Escalade	2.86%
CTS	2.61%

No other vehicle model accounts for more than 2.45% of the Aggregate Amount Financed.

ALLY AUTO RECEIVABLES TRUST 2011-3

Initial Aggregate Receivables Principal Balance

Non-Subvented: $627,647,790.10

Subvented: $503,354,761.91

		Net Loss Statistics: Non-Subvented				Net Loss Statistics: Subvented
Month	Prepayment Speeds	$	%	Cumulative $	Cumulative %	$	%	Cumulative $	Cumulative %
May-11	1.70	—	0.000000%	—	0.000000%	—	0.000000%	—	0.000000%
Jun-11	1.60	—	0.000000%	—	0.000000%	12,497.34	0.002483%	12,497.34	0.002483%
Jul-11	1.39	34,819.96	0.005548%	34,819.96	0.005548%	34,538.50	0.006862%	47,035.84	0.009344%
Aug-11	1.43	32,139.98	0.005121%	66,959.94	0.010668%	317.48	0.000063%	47,353.32	0.009408%
Sep-11	1.28	61,896.86	0.009862%	128,856.80	0.020530%	51,165.26	0.010165%	98,518.58	0.019572%
Oct-11	1.26	138,934.02	0.022136%	267,790.82	0.042666%	49,585.22	0.009851%	148,103.80	0.029423%
Nov-11	1.21	61,721.73	0.009834%	329,512.55	0.052500%	28,967.63	0.005755%	177,071.43	0.035178%

AART 2011-3: Delinquency Data

	Delinquency Data: Non-Subvented			Delinquency Data: Subvented
Month	Units	%	Total Units	Units	%	Total Units
May-11	0	0.000000%	27,473	0	0.000000%	17,591
Jun-11	13	0.048547%	26,778	3	0.017202%	17,440
Jul-11	19	0.072711%	26,131	5	0.028912%	17,294
Aug-11	22	0.086322%	25,486	5	0.029129%	17,165
Sep-11	20	0.080192%	24,940	6	0.035249%	17,022
Oct-11	29	0.118872%	24,396	5	0.029593%	16,896
Nov-11	25	0.104594%	23,902	6	0.035840%	16,741

AART 2011-3: Initial Receivables Pool Characteristics

Weighted Average APR	3.84%
Aggregate Amount Financed	$1,131,002,552.01
Number of Contracts in Pool	45,965
Average Amount Financed	$24,605.73
Weighted Average Original Maturity (in Months)	63.26
Weighted Average Remaining Maturity (in Months)	57.07
Percentage of Receivables with Original Maturities > 60 Months	55.60%
Percentage of New Vehicles	88.73%
Percentage of Non-subvented Receivables	55.49%
Weighted Average FICO Score	760.13
Weighted Average Loan-to-Value	91.25
Cut Off Date	May 1, 2011

AART 2011-3: Distribution of the Initial Receivables Pool by Annual Percentage Rate

Annual Percentage Rate Range	Number of Contracts	Aggregate Amount Financed	Percentage of Aggregate Amount Financed
0.00% to 1.00%	12,537	$374,334,572.69	33.09%
1.01% to 2.00%	2,533	$62,184,896.18	5.50%
2.01% to 3.00%	1,532	$33,596,128.64	2.97%
3.01% to 4.00%	4,998	$113,467,949.77	10.03%
4.01% to 5.00%	6,451	$145,080,574.58	12.83%
5.01% to 6.00%	8,511	$187,597,799.44	16.59%
6.01% to 7.00%	3,221	$72,452,144.78	6.41%
7.01% to 8.00%	3,545	$81,410,919.72	7.20%
8.01% to 9.00%	1,085	$25,361,541.08	2.24%
9.01% to 10.00%	1,202	$28,943,646.46	2.56%
10.01% to 11.00%	210	$3,870,203.02	0.34%
11.01% to 12.00%	72	$1,254,420.79	0.11%
12.01% to 13.00%	18	$407,256.03	0.04%
13.01% to 14.00%	36	$823,983.19	0.07%
14.01% to 15.00%	12	$181,843.67	0.02%
15.01% to 16.00%	2	$34,671.97	0.00%

Total	45,965	$1,131,002,522.01	100.00%

AART 2011-3: Distribution of the Initial Receivables Pool by State

The pool of receivables includes receivables originated in all 50 states and the District of Columbia. The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of receivables. No other state accounts for more than 3.96% of the Aggregate Amount Financed. The following breakdown by state is based on the billing addresses of the obligors on the receivables:

State	Percentage of Aggregate Amount Financed
Texas	13.62%
Florida	6.66%
Michigan	6.45%
California	5.94%
Illinois	4.28%
New York	4.28%

AART 2011-3: Distribution of the Initial Receivables Pool by Vehicle Make

Vehicle Make	Percentage of Aggregate Amount Financed
Chevrolet	46.40%
GMC	18.67%
Dodge	10.52%
Cadillac	6.75%
Jeep	5.12%
Buick	5.10%
Chrysler	3.38%

No other vehicle make accounts for more than 0.57% of the Aggregate Amount Financed.

AART 2011-3: Distribution of the Initial Receivables Pool by Vehicle Model

Vehicle Model	Percentage of Aggregate Amount Financed
C/K Pickup	20.30%
Sierra	8.71%
Equinox	5.36%
Tahoe	4.03%
RAM 1500	3.84%
Acadia	3.80%
Traverse	3.71%
Yukon	3.56%
Enclave	2.95%
Town Country	2.44%

No other vehicle model accounts for more than 2.32% of the Aggregate Amount Financed.

ALLY AUTO RECEIVABLES TRUST 2011-4

Initial Aggregate Receivables Principal Balance Non-Subvented: $741,840,146.48 Subvented: $672,168,455.45

		Net Loss Statistics: Non-Subvented				Net Loss Statistics: Subvented
Month	Prepayment Speeds	$	%	Cumulative $	Cumulative %	$	%	Cumulative $	Cumulative %
Aug-11	1.40	—	0.000000%	—	0.000000%	—	0.000000%	—	0.000000%
Sep-11	1.31	29,386.68	0.003961%	29,386.68	0.003961%	8,228.67	0.001224%	8,228.67	0.001224%
Oct-11	1.26	66,683.85	0.008989%	96,070.53	0.012950%	33,650.60	0.005006%	41,879.27	0.006230%
Nov-11	1.15	90,541.95	0.012205%	186,612.48	0.025155%	13,711.09	0.002040%	55,590.36	0.008270%

AART 2011-4: Delinquency Data

	Delinquency Data: Non-Subvented			Delinquency Data: Subvented
Month	Units	%	Total Units	Units	%	Total Units
Aug-11	0	0.000000%	35,950	0	0.000000%	25,994
Sep-11	18	0.051078%	35,240	6	0.023292%	25,760
Oct-11	18	0.052120%	34,536	7	0.027402%	25,546
Nov-11	22	0.064958%	33,868	4	0.015784%	25,342

AART 2011-4: Initial Receivables Pool Characteristics

Weighted Average APR	3.91%
Aggregate Amount Financed	$1,414,008,601.93
Number of Contracts in Pool	62,937
Average Amount Financed	$22,467.05
Weighted Average Original Maturity (in Months)	63.54
Weighted Average Remaining Maturity (in Months)	53.97
Percentage of Receivables with Original Maturities > 60 Months	52.13%
Percentage of New Vehicles	87.45%
Percentage of Non-subvented Receivables	52.46%
Weighted Average FICO Score	755.31
Weighted Average Loan-to-Value	93.71
Cut Off Date	August 1, 2011

AART 2011-4: Distribution of the Initial Receivables Pool by Annual Percentage Rate

Annual Percentage Rate Range	Number of Contracts	Aggregate Amount Financed	Percentage of Aggregate Amount Financed
0.00% to 1.00%	15,738	$422,270,623.01	29.87%
1.01% to 2.00%	5,973	$143,129,101.23	10.12%
2.01% to 3.00%	2,345	$48,525,369.99	3.43%
3.01% to 4.00%	5,642	$121,815,898.60	8.61%
4.01% to 5.00%	7,174	$150,168,990.01	10.63%
5.01% to 6.00%	10,244	$211,410,603.39	14.96%
6.01% to 7.00%	5,505	$110,475,008.20	7.81%
7.01% to 8.00%	5,525	$112,741,146.45	7.97%
8.01% to 9.00%	1,914	$37,352,171.88	2.64%
9.01% to 10.00%	2,069	$43,850,141.45	3.10%
10.01% to 11.00%	448	$6,854,301.42	0.48%
11.01% to 12.00%	187	$2,608,413.54	0.18%
12.01% to 13.00%	72	$1,072,399.61	0.08%
13.01% to 14.00%	80	$1,404,893.07	0.10%
14.01% to 15.00%	14	$236,112.95	0.02%
15.01% to 16.00%	5	$70,619.07	0.00%
16.01% to 17.00%	2	$22,808.06	0.00%

Total	62,937	$1,414,008,601.93	100.00%

AART 2011-4: Distribution of the Initial Receivables Pool by State

The pool of receivables includes receivables originated in all 50 states and the District of Columbia. The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of receivables. No other state accounts for more than 4.46% of the Aggregate Amount Financed. The following breakdown by state is based on the billing addresses of the obligors on the receivables:

State	Percentage of Aggregate Amount Financed
Texas	12.36%
California	6.53%
Michigan	6.22%
Florida	5.88%
Pennsylvania	5.09%
Ohio	4.60%

AART 2011-4: Distribution of the Initial Receivables Pool by Vehicle Make

Vehicle Make	Percentage of Aggregate Amount Financed
Chevrolet	32.39%
Dodge	22.30%
GMC	13.37%
Jeep	10.87%
Chrysler	6.48%
Cadillac	5.10%
Buick	3.35%
Kia	1.14%

No other vehicle make accounts for more than 0.95% of the Aggregate Amount Financed.

AART 2011-4: Distribution of the Initial Receivables Pool by Vehicle Model

Vehicle Model	Percentage of Aggregate Amount Financed
C/K Pickup	14.42%
Ram 1500	7.58%
Sierra	6.57%
Town Country	4.58%
Grand Cherokee	3.51%
Wrangler	3.30%
Grand Caravan	3.16%
Tahoe	2.82%
Acadia	2.75%
Yukon	2.66%

No other vehicle model accounts for more than 2.50% of the Aggregate Amount Financed.

ALLY AUTO RECEIVABLES TRUST 2011-5

Initial Aggregate Receivables Principal Balance

Non-Subvented: $585,275,354.91

Subvented: $545,750,403.91

		Non-Subvented				Subvented
Month	Prepayment Speeds	$	%	Cumulative $	Cumulative %	$	%	Cumulative $	Cumulative %
Oct-11	1.47	—	0.000000%	—	0.000000%	—	0.000000%	—	0.000000%
Nov-11	1.05	—	0.000000%	—	0.000000%	—	0.000000%	—	0.000000%

AART 2011-5: Delinquency Data

	Non-Subvented			Subvented
	Units	%	Total Units	Units	%	Total Units
Oct-11	—	0.000000%	29,208	—	0.000000%	21,621
Nov-11	—	0.000000%	28,722	—	0.000000%	21,444

AART 2011-5: Initial Receivables Pool Characteristics

Weighted Average APR	3.90%
Aggregate Amount Financed	$1,131,025,758.82
Number of Contracts in Pool	51,698
Average Amount Financed	$21,877.55
Weighted Average Original Maturity (in Months)	63.47
Weighted Average Remaining Maturity (in Months)	52.90
Percentage of Receivables with Original Maturities > 60 Months	51.71%
Percentage of New Vehicles	86.75%
Percentage of Non-subvented Receivables	51.75%
Weighted Average FICO Score	755.51
Weighted Average Loan-to-Value	94.08
Cut Off Date	October 1, 2011

AART 2011-5: Distribution of the Initial Receivables Pool by Annual Percentage Rate

Annual Percentage Rate Range	Number of Contracts	Aggregate Amount Financed	Percentage of Aggregate Amount Financed
0.00% to 1.00%	12,843	$340,065,564.50	30.07%
1.01% to 2.00%	4,821	$111,144,595.66	9.83%
2.01% to 3.00%	2,345	$45,409,174.96	4.01%
3.01% to 4.00%	4,636	$96,533,761.86	8.54%
4.01% to 5.00%	5,991	$120,117,717.57	10.62%
5.01% to 6.00%	8,049	$161,496,633.57	14.28%
6.01% to 7.00%	4,673	$92,153,820.51	8.15%
7.01% to 8.00%	4,748	$95,226,691.60	8.42%
8.01% to 9.00%	1,340	$25,750,859.67	2.28%
9.01% to 10.00%	1,622	$33,367,939.55	2.95%
10.01% to 11.00%	378	$5,896,725.70	0.52%
11.01% to 12.00%	132	$1,925,836.92	0.17%
12.01% to 13.00%	65	$1,062,035.15	0.09%
13.01% to 14.00%	41	$613,541.21	0.05%
14.01% to 15.00%	7	$147,788.04	0.01%
15.01% to 16.00%	6	$106,922.48	0.01%
16.01% to 17.00%	1	$6,149.87	0.00%

Total	51,698	$1,131,025,758.82	100.00%

AART 2011-5: Distribution of the Receivables Pool by State

The pool of receivables includes receivables originated in all 50 states and the District of Columbia. The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of receivables. No other state accounts for more than 4.03% of the Aggregate Amount Financed. The following breakdown by state is based on the billing addresses of the obligors on the receivables:

State	Percentage of Aggregate Amount Financed
Texas	11.83%
California	7.65%
Michigan	7.00%
Florida	6.58%
Pennsylvania	5.72%
New York	5.22%

AART 2011-5: Distribution of the Receivables Pool by Vehicle Make

Vehicle Make	Percentage of Aggregate Amount Financed
Chevrolet	34.18%
Dodge	20.71%
GMC	13.57%
Jeep	10.32%
Chrysler	5.88%
Cadillac	5.17%
Buick	3.59%
KIA	1.14%

No other vehicle make accounts for more than 0.93% of the Aggregate Amount Financed.

AART 2011-5: Distribution of the Receivables Pool by Vehicle Model

Vehicle Model	Percentage of Aggregate Amount Financed
C/K Pickup	14.60%
Ram 1500	6.78%
Sierra	6.52%
Town Country	4.08%
Grand Cherokee	3.67%
Acadia	2.97%
Wrangler	2.96%
Grand Caravan	2.90%
Tahoe	2.81%
Traverse	2.75%

No other vehicle model accounts for more than 2.66% of the Aggregate Amount Financed.

CAPITAL AUTO RECEIVABLES ASSET TRUSTS

Prepayment Speeds

Month	2007-1	2007-2	2007-3	2007-4	2008-1	2008-2
Apr-07	0.90
May-07	1.04
Jun-07	0.92
Jul-07	1.13
Aug-07	1.20	0.88
Sep-07	0.92	0.69	0.36
Oct-07	1.47	1.26	1.15	0.51
Nov-07	1.13	0.92	0.87	0.85
Dec-07	0.73	0.70	0.68	0.65
Jan-08	1.43	1.29	1.33	1.23	0.64
Feb-08	1.08	1.06	1.04	1.06	0.75
Mar-08	1.37	1.26	1.27	1.27	0.95
Apr-08	1.23	1.18	1.21	1.18	0.92	0.51
May-08	1.13	1.07	1.14	1.04	0.91	0.76
Jun-08	1.07	1.12	1.09	1.07	0.92	0.77
Jul-08	1.09	1.14	1.11	1.06	0.83	0.75
Aug-08	0.78	0.82	0.82	0.85	0.74	0.65
Sep-08	1.00	1.02	1.07	0.97	0.86	0.74
Oct-08	0.93	0.93	0.95	0.94	0.87	0.80
Nov-08	0.46	0.50	0.50	0.51	0.48	0.35
Dec-08	0.79	0.89	0.89	0.77	0.70	0.67
Jan-09	0.94	0.92	0.96	0.97	0.89	0.72
Feb-09	0.75	0.84	0.95	0.75	0.75	0.63
Mar-09	1.34	1.41	1.42	1.35	1.29	1.10
Apr-09	0.99	1.10	1.07	1.19	0.97	1.01
May-09	0.80	0.86	0.84	0.77	0.90	0.71
Jun-09	1.24	1.29	1.36	1.17	1.17	1.11
Jul-09	1.18	1.20	1.21	1.19	1.22	1.11
Aug-09	0.88	0.94	1.07	0.98	1.03	0.93
Sep-09	0.96	0.97	1.09	0.94	1.10	0.97
Oct-09	1.07	1.10	1.00	1.08	1.24	1.13
Nov-09	0.89	1.04	0.98	0.99	1.07	1.02
Dec-09	1.01	1.10	1.13	1.17	1.06	1.16
Jan-10	0.72	0.81	0.96	0.89	0.98	0.90
Feb-10	0.71	0.85	0.91	1.04	0.97	0.95
Mar-10	1.39	1.55	1.71	1.57	1.65	1.60
Apr-10	0.92	1.05	1.18	1.17	1.27	1.16
May-10	0.72	0.84	0.81	1.03	1.13	1.13
Jun-10	0.92	1.07	1.06	1.20	1.40	1.20
Jul-10	0.79	0.98	1.01	1.18	1.20	1.16
Aug-10	0.91	1.03	1.27	1.29	1.40	1.24
Sep-10	0.66	0.91	1.06	1.10	1.15	1.08
Oct-10	0.50	0.74	0.90	1.00	1.03	1.12
Nov-10	0.71	0.96	1.06	1.13	1.12	1.27
Dec-10	0.50	0.84	0.91	1.04	1.13	1.31
Jan-11	0.48	0.75	0.83	0.97	0.96	1.23
Feb-11	0.39	0.69	0.73	0.85	1.01	1.03
Mar-11	1.02	1.28	1.33	1.23	1.46	1.62
Apr-11	0.20	0.65	0.74	0.91	1.03	1.03
May-11	0.52	0.83	0.91	0.96	1.04	1.37
Jun-11	0.10	0.55	0.75	0.91	0.99	1.04
Jul-11	0.00	0.37	0.47	0.62	0.82	0.90
Aug-11	0.02	0.86	0.99	1.22	1.27	1.29
Sep-11	0.00	0.40	0.66	0.80	1.08	1.06
Oct-11	0.00	0.27	0.40	0.79	0.89	0.99
Nov-11	0.00	0.00	0.24	0.71	0.76	0.89

Prospectus

ALLY AUTO RECEIVABLES TRUSTS

Asset Backed Notes

ALLY AUTO ASSETS LLC

Depositor

ALLY BANK

Sponsor

ALLY FINANCIAL INC.

Servicer

You should consider carefully the risk factors beginning on page 2 in this prospectus.

The notes of any series represent obligations of the issuing entity that issued those notes only. The certificates and notes issued by any issuing entity do not represent obligations of or interests in, and are not guaranteed by, Ally Auto Assets LLC, Ally Bank, Ally Financial Inc. or any of their affiliates. Neither the notes nor the receivables are insured or guaranteed by any governmental entity.

This prospectus may be used to offer and sell any notes only if accompanied by the accompanying prospectus supplement.

The Trusts —

We will form a new issuing entity to issue each series of notes.

•

The primary assets of each issuing entity will be a pool of fixed rate retail motor vehicle instalment sale contracts and direct purchase money loans, including security interests in the automobiles and light trucks financed under those contracts and loans.

The Notes —

•	will represent indebtedness of the issuing entity that issued those notes;

•	will be paid only from the assets of the issuing entity that issued those notes and other available funds, including amounts on deposit in any reserve account for that issuing entity;

•	will represent the right to payments in the amounts and at the times described in the accompanying prospectus supplement;

•	may benefit from one or more forms of credit enhancement; and

•	will be issued as part of a designated series, which will include one or more classes of notes.

Neither the SEC nor any state securities commission has approved or disapproved these notes or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 6, 2012.

i

ii

RISK FACTORS

You should consider the following risk factors in deciding whether to purchase the securities.

Principal and Interest Payments on the Notes Depend on Collections on the Receivables	The trust’s ability to make principal and interest payments on the notes will depend on the amount of collections on the receivables, the amount of receivables that default and the amount on deposit in the reserve account. If there are decreased collections, increased defaults or insufficient funds in the reserve account, you may experience delays or reductions in payments on your notes.

Lack of First Priority Liens on Financed Vehicles or Receivables Could Make the Receivables Uncollectible and Reduce or Delay Payments on the Securities	If the security interests in the financed vehicles as described in “Legal Aspects of the Receivables—Security Interest in Vehicles” are not properly perfected, the interests of the depositor, the trust and the indenture trustee in the financed vehicles would be subordinate to, among others, the following:

(1)	bankruptcy trustee of the obligor,

(2)	subsequent purchaser of the financed vehicle, and

(3)	holder of a perfected security interest.

The trust and the indenture trustee may not be able to collect on a defaulted receivable in the absence of a perfected security interest in a vehicle financed by the receivable. Even if the trust and the indenture trustee were to have a perfected security interest in the financed vehicles, events could jeopardize the enforceability of that interest, such as:

(1)	fraud or forgery by the vehicle owner,

(2)	negligence or fraud by the servicer,

(3)	mistakes by government agencies, and

(4)	liens for repairs or unpaid taxes.

See “Legal Aspects of the Receivables—Security Interest in Vehicles” in this prospectus.

Financing statements will be filed in favor of the trust, the depositor and the indenture trustee for each pool of receivables sold to a trust. The financing statements will perfect the security interests of the depositor, the trust and the indenture trustee in the pool of receivables. However, Ally Financial will serve as the custodian of the receivables and will not physically segregate or mark the receivables to indicate that they have been sold to the depositor, sold by the depositor to the trust or pledged by the trust to the indenture trustee. See “The Transfer Agreements and Servicing Agreements—Sale and Assignment of Receivables” in this prospectus.

If another party purchases or perfects a first priority security interest in the receivables

(1)	for value,

(2)	in the ordinary course of business, and

(3)	without actual knowledge of the depositor’s, the trust’s or the indenture trustee’s interest in the receivables,

then that purchaser or secured party will acquire an interest in the receivables that is senior to the trust’s and the indenture trustee’s interest, and the collections on those receivables may not be available to make payments on your securities to the extent of such purchaser’s or secured party’s interest.

Longer Term Receivables May Increase the Frequency and Amount of Losses	The frequency and amount of losses may be greater for receivables with longer terms, because these receivables tend to have a somewhat greater frequency of delinquencies and defaults and because the slower rate of amortization of the principal balance of a longer term receivable may result in a longer period during which the value of the related financed vehicle is less than the remaining principal balance of such receivable. See “Receivables Pool — Composition of the Receivables Pool” in the accompanying prospectus supplement for the percentage of contracts with original terms of greater than 60 months.

Prepayments on and Repurchases of the Receivables Could Shorten the Average Life of the Securities	Obligors may prepay the receivables in full or in part at any time. In addition, the receivables may be prepaid as a result of defaults or from credit life, disability or physical damage insurance. Also, Ally Bank, the servicer or the depositor may be required to repurchase or purchase, as applicable, receivables from a trust in specified circumstances, as detailed in this prospectus under “The Transfer Agreements and Servicing Agreements—Sale and Assignment of Receivables” and the servicer may have the right to purchase all remaining receivables from a trust pursuant to its optional purchase right.

A prepayment, repurchase, purchase or liquidation of the receivables, including liquidation of defaulted receivables, could shorten the average life of the securities secured by those receivables. A variety of unpredictable economic, social and other factors influence prepayment rates.

You will bear all reinvestment risk resulting from a faster or slower rate of prepayment, repurchase or extension of the receivables held by your trust, unless otherwise provided in the prospectus supplement for that trust.

Limited Enforceability of the Receivables Could Reduce or Delay Payments on the Securities

Federal and state consumer protection laws regulate the creation and enforcement of consumer loans such as the receivables. Specific statutory liabilities are imposed upon creditors who fail to comply with these regulatory provisions. In some cases, this liability could affect an assignee’s ability to enforce secured loans such as the receivables. If an obligor had a claim for violation of these laws prior to the respective cutoff date, Ally Bank must repurchase the receivable unless the breach is cured. If Ally Bank fails to repurchase the receivable, you might experience reductions or delays in payments on your securities. See “Legal Aspects of the Receivables—Consumer Protection Laws” in this prospectus.

You May Receive an Early Return of Your Investment or Incur a Shortfall in the Return of Your Investment Following an Event Of Default Under the Indenture	If an event of default occurs under the indenture, the holders of a majority of the aggregate principal balance of the controlling class of the notes may declare the accrued interest and outstanding principal immediately due and payable. In that event, the indenture trustee may sell the receivables and other assets of the trust and apply the proceeds to prepay the notes. The manner of sale will affect the amount of proceeds received and available for distribution. The liquidation and distribution of trust assets will result in an early return of principal to noteholders. You may not be able to reinvest the principal repaid to you for a rate of return or maturity date that is as favorable as those on your notes. Also, the proceeds from sale of the trust assets may not be sufficient to fully pay amounts owed on the notes. Those circumstances may result in losses to noteholders. In addition, under a particular series of notes, as specified in the applicable prospectus supplement, notes of various classes that pay sequentially prior to an acceleration may pay proportionately in equal priority following an event of default that results in an acceleration. That change in priority of distributions will result in certain noteholders receiving a return of their principal faster or more slowly than they would have in the case of sequential payment.

You May Suffer Losses on Your Investment Because The Indenture Trustee Does Not Have a Direct Perfected Security Interest In the Motor Vehicles Underlying the Receivables	Payments on the notes are dependent on the payments made on the receivables and, in the case of non-payment of receivables, the proceeds from the sale of the related vehicles. Each of the trust, the depositor and the indenture trustee derives its indirect perfected security interest in any specified vehicle through one or more assignments, commencing with an assignment from Ally Bank to the depositor. In the event of an insolvency of Ally Bank, the indenture trustee may be hindered or delayed in its ability to enforce its rights in the motor vehicles relating to defaulted receivables because the indenture trustee is not the secured party of record. Those hindrances and delays may result in a shortfall in liquidation proceeds available to repay noteholders. As a result, under those circumstances, you may experience a loss or delay in repayment of principal on your notes.

Ally Bank, the Servicer and the Depositor Have Limited Obligations to the Trust and They Will Not Make Payments on the Securities

Ally Bank, the servicer, the depositor and their respective affiliates other than the trust are generally not obligated to make any payments to you on your notes and do not guarantee payments on the receivables or your notes. However, Ally Bank will make representations and warranties regarding the characteristics of the receivables and these representations and warranties will then be assigned to the trust. If Ally Bank breaches the representations and warranties, it may be required to repurchase the applicable receivables from the trust. Also, if the servicer breaches any covenant that materially and adversely affects any receivable, the servicer may be required to purchase such receivable. If Ally Bank fails to repurchase, or the servicer fails to purchase, the applicable receivables as and when required, you might experience reductions or delays in payments on your securities. See “The Transfer Agreements and Servicing Agreements—Sale and Assignment of Receivables” in this prospectus.

The Assets of Each Trust Are Limited and Are the Only Source of Payment for the Securities	No trust will have any significant assets or sources of funds other than its receivables, its rights in any reserve account or other rights or credit enhancements as are specified in the related prospectus supplement for that trust. The securities will only represent interests in or obligations of the trust from which they were issued. The securities will not be insured or guaranteed by Ally Bank, the servicer, the depositor, the owner trustee, the indenture trustee, any of their respective affiliates or any governmental entity. You must rely primarily on payments on the receivables which secure your securities and on the reserve account for repayment of your securities. In addition, for defaulted receivables, you may have to look to the obligors on those receivables and the proceeds from the repossession and sale of financed vehicles which secure defaulted receivables. If these sources are insufficient, you may receive payments late or not receive back your full principal investment or all interest due to you. See “The Transfer Agreements and Servicing Agreements—Distributions,” “—Credit Enhancement” and “Legal Aspects of the Receivables” in this prospectus.

The Servicer Has Discretion Over the
Servicing of the Receivables and the
Manner in Which the Servicer Applies
that Discretion May Impact the Amount
and Timing of Funds Available to Pay
Principal and Interest on the Notes

The servicer has discretion in servicing the receivables, including the ability to grant payment extensions and to determine the timing and method of collection and liquidation procedures. See “The Servicer” in this prospectus. The manner in which the servicer exercises that discretion could have an impact on the amount and timing of receipts by the trust from the receivables. If the servicer’s servicing procedures do not maximize the receipts from the receivables, the result may be losses or delays in payment on the securities.

Temporary Commingling of Funds by the Servicer Prior to Their Deposit into the Collection Account may Result in Losses or Delays in Payment on the Notes	The servicer receives collections on the receivables into an account of the servicer that contains other funds of the servicer and amounts collected by the servicer in respect of other receivables. Generally, the servicer is not required to transfer those funds to the collection account until two business days following receipt. This temporary commingling of funds prior to the deposit of collections on the receivables into the collection account may result in a delay or reduction in the amounts available to make payments on the notes if, in the event of a bankruptcy of the servicer, those funds are subject to the automatic stay under the bankruptcy laws or the servicer or the bankruptcy trustee is unable to specifically identify those funds and there are competing claims on those funds by other creditors of the servicer.

The Bankruptcy or Replacement of the Servicer May Reduce or Delay Payments on the Notes	If Ally Financial were to cease acting as servicer for any reason, including as a result of an Ally Financial bankruptcy, collection practices of a successor servicer, which under certain circumstances may be the indenture trustee, may vary from those of Ally Financial. In addition, after a successor servicer is appointed, the successor servicer may experience some inefficiencies as a result of the transition. While Ally Financial is not permitted to resign or be terminated as servicer until a replacement servicer is installed, if Ally Financial were to become incapable of acting as servicer, a successor servicer had not yet accepted appointment and the indenture trustee failed to satisfy its obligations to act as replacement servicer, there could be a disruption in servicing that could result in a delay or decrease in collections on the receivables. It may become increasingly difficult to identify a qualified successor servicer other than the indenture trustee because the transaction documents do not provide for additional fees that might induce a successor to accept appointment and because the servicing fee is calculated as a percentage of the aggregate outstanding principal balance of the receivables and some cost components of servicing are fixed; consequently, as the pool amortizes, the servicing fee will diminish at a greater rate than the cost of servicing. For the foregoing reasons, if there is a need to replace the servicer, you may experience delays or reductions in the payments on your securities.

The Ratings for the Securities Are Limited in Scope, May be Unsolicited, May Not Continue to Be Issued and Do Not Consider the Suitability of the Securities for You	We expect to hire rating agencies to rate the securities for each trust. The securities may receive a rating from a rating agency not hired to rate the securities. A security rating is not a recommendation to buy, sell or hold the securities. The rating considers only the likelihood that the trust will pay interest on time and will ultimately pay principal in full. Ratings on the securities do not address the timing of distributions of principal on the securities prior to their applicable final scheduled payment date. The ratings do not consider the prices of the securities or their suitability to a particular investor. The ratings may be revised or withdrawn at any time, and rating agencies not hired to rate the transaction may provide an unsolicited rating that is different from or lower than the ratings provided by the rating agencies hired to rate the securities. If a rating agency issues a rating lower than the solicited ratings, changes its rating or withdraws its rating, no one has an obligation to provide additional credit enhancement or to restore the original rating. None of the sponsor, the servicer or any of their respective affiliates is under any obligation to monitor or disclose any changes to the ratings. There may be a conflict of interest for the rating agencies hired to rate the securities because the sponsor paid the fee charged by each rating agency for its rating services. Additionally, if any rating agency provides an unsolicited rating that is lower than the ratings provided by the rating agencies hired to rate the securities, the market value of the securities may be adversely affected.

THE TRUSTS

For each series of securities, the depositor will establish a separate trust by selling and assigning the trust property described below to the trust in exchange for the securities issued by the trust. Each series of securities will include one or more classes of asset backed notes and one or more classes of asset backed certificates. The prospectus supplement for a trust will specify which classes of notes included in each series will be offered to investors.

The trust property of each trust will include:

•

a pool of retail instalment sale contracts and direct purchase money loans for new and used cars and light trucks, all Scheduled Payments due thereunder on and after the cutoff date or dates to be specified in the prospectus supplement, in the case of Scheduled Interest Receivables, and all payments received thereunder on and after the cutoff date or dates, in the case of Simple Interest Receivables, in each case exclusive of any amount allocable to the premium for physical damage collateral protection insurance required by the servicer or Ally Bank,

•

amounts and investments of those amounts as from time to time may be held in separate trust accounts established and maintained pursuant to the Servicing Agreement for that trust and the proceeds of those accounts,

•	security interests in the financed vehicles and, to the extent permitted by law, any accessions thereto,

•	any recourse against dealers on the receivables,

•	the right to proceeds of credit life, credit disability, physical damage or other insurance policies covering the financed vehicles, and

•	specified rights of the depositor under the Pooling Agreement and the Servicing Agreement for that trust.

To the extent specified in the related prospectus supplement for the trust, a reserve account or other form of credit enhancement may be held by the owner trustee or the indenture trustee for the benefit of the holders of the trust’s securities. The reserve account, if any, for a series of securities may not be included in the property of the issuing trust but may instead be a segregated trust account held by the indenture trustee for the benefit of the holders of the trust’s securities.

The activities of each trust will be limited to:

•	acquiring, managing and holding the receivables and the other assets of the trust and proceeds from those assets,

•	issuing notes and certificates and making payments and distributions on them,

•	engaging in other activities that are necessary, suitable or convenient to accomplish any of the foregoing or are incidental to or connected with these activities, and

•	any other activities not inconsistent with the foregoing that are described in the accompanying prospectus supplement.

The servicer will continue to service the receivables held by each trust and will receive fees for these services. See “The Servicer—Servicing Compensation and Payment of Expenses” in this prospectus. To facilitate the servicing of the receivables, the trust will authorize Ally Financial, as custodian, to retain physical possession of the receivables held by each trust and other documents relating thereto as custodian for the trust.

Due to the administrative burden and expense, the certificates of title to the financed vehicles will not be amended to reflect the sale and assignment of the security interest in the financed vehicles to the depositor or the trust or the pledge of these security interests by the trust to the indenture trustee. In the absence of an amendment, the trust and the indenture trustee may not have a perfected security interest in the financed vehicles in all states.

None of the trust, the indenture trustee nor the owner trustee will be responsible for the legality, validity or enforceability of any security interest in any financed vehicle. See “Legal Aspects of the Receivables” and “The Transfer Agreements and Servicing Agreements—Sale and Assignment of Receivables” in this prospectus.

The principal offices of each trust will be specified in the accompanying prospectus supplement.

THE OWNER TRUSTEE

The owner trustee for each trust will be specified in the accompanying prospectus supplement. The owner trustee may, in the name of the trust, conduct the business of the trust, make and execute contracts and other instruments on behalf of the trust and sue and be sued on behalf of the trust. The consent of certificateholders representing at least a majority of the voting interests of certificateholders as of the close of the preceding distribution date is needed to require the owner trustee to take action. Upon notification to the certificateholders, and unless such certificateholders have notified the owner trustee that such consent is withheld, the owner trustee may initiate or compromise any action or claim involving the trust, amend the indenture or administration agreement, or appoint certain successor agents. The owner trustee will be required to give prompt written notice to the certificateholders upon any termination of, or appointment of a successor to, the servicer.

Unless the depositor is the sole certificateholder, on each distribution date, the owner trustee or other paying agent under the trust agreement will be required to distribute to the certificateholders amounts equal to the amounts deposited in the certificate distribution account pursuant to the servicing agreement on or prior to such distribution date. The owner trustee or other paying agent will also be required to send each certificateholder the statement provided to the owner trustee by the servicer pursuant to the servicing agreement on such distribution date; provided that no such distributions will be required to be made and no such statements will be required to be sent by the owner trustee if and for so long as the depositor is the sole certificateholder. The owner trustee or any other paying agent will retain from amounts otherwise distributable to the certificateholders sufficient funds for the payment of any tax that is legally owed by the trust. The owner trustee will maintain or cause to be maintained the books of the trust on a calendar year basis on the accrual method of accounting, deliver to each certificateholder the information required to enable each certificateholder to prepare its federal income tax return, file such tax returns relating to the trust and make such elections as may from time to time be required or appropriate under any applicable state or federal statute, rule or regulation so as to maintain the appropriate trust characterization for federal income tax purposes.

The owner trustee does not have any obligation to independently verify or confirm any underlying data. If the owner trustee receives notice from the indenture trustee or applicable noteholders of a servicer default and subsequent termination of the servicer’s obligations under the Servicing Agreements, the servicer may transfer to the owner trustee for administration by it of all cash amounts held at that time by the servicer for deposit.

The owner trustee’s liability in connection with the issuance and sale of the securities is limited solely to the express obligations of the owner trustee set forth in the trust agreement governing that trust. The owner trustee will not be liable for the default or failure of any of the administrator, the trust, servicer or other trustees to carry out their respective obligations under any of the transaction documents, nor will the owner trustee be liable under any transaction document under any circumstances, except for its own negligent action, its own negligent failure to act or its own willful misconduct in the performance of any act. An owner trustee may resign at any time, in which event the servicer, or its successor, will be obligated to appoint a successor owner trustee. The administrator of a trust may also remove the owner trustee if the owner trustee ceases to be eligible to continue as owner trustee under the trust agreement or if the owner trustee becomes insolvent. In those circumstances, the administrator will be obligated to appoint a successor owner trustee. Any resignation or removal of an owner trustee and appointment of a successor owner trustee will not become effective until acceptance of the appointment by the successor owner trustee. Costs associated with the termination of the owner trustee and the appointment of a successor will be borne by the servicer. Although, generally, the owner trustee is not entitled to be indemnified from the cash flow that would otherwise be used to pay the securities, if an Event of Default occurs and the servicer fails to satisfy its indemnification obligations under the trust agreement, the owner trustee may be entitled to be indemnified from the trust estate.

THE INDENTURE TRUSTEE

The indenture trustee for a series of notes will be specified in the accompanying prospectus supplement. The trust will grant to the indenture trustee all right, title and interest of the trust in, to and under the collateral listed on the schedule of receivables. That grant will include all rights and powers, but none of the obligations, if any, of the trust under any agreement or instrument included in the collateral, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the receivables included in the collateral and all other monies payable under the collateral.

On each distribution date, the indenture trustee is required to notify the holder of the note distribution account to distribute to the noteholders all amounts on deposit in that account other than investment earnings, which the servicer is entitled to retain. If required by the Trust Indenture Act of 1939, as amended, the indenture trustee shall mail to each noteholder summaries of any necessary information, documents or reports. So long as no default or event of default is continuing the indenture trustee or other account holder is required to invest and reinvest all funds in the collection account and the reserve account in eligible investments.

If any default occurs in the making of any payment or performance under any agreement or instrument that is part of the trust estate, the indenture trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings. If a default occurs and is continuing and if it is known to a responsible officer of the indenture trustee, the indenture trustee is required to mail to each noteholder notice of the default within the later of (a) 90 days after it occurs and (b) 10 days after it is known to a responsible officer of the indenture trustee. Except in the case of a default in payment of principal of or interest on any note, the indenture trustee may withhold the notice if and so long as a committee of its responsible officers in good faith determines that withholding the notice is in the interests of noteholders.

Subject to the payment of its fees and expenses pursuant to the indenture, the indenture trustee may, and when required by the provisions of the indenture shall, execute instruments to release property from the lien of the indenture, or convey the indenture trustee’s interest in the same. The indenture trustee will be required, at such time as there are no notes outstanding and all sums due to the indenture trustee have been paid and all amounts owing under each applicable third party instrument have been paid, to release any remaining portion of the trust estate that secured the notes and the other secured obligations from the lien of the indenture and release to the trust or any other person entitled thereto any funds then on deposit in the designated accounts. The indenture trustee will release property from the lien of the indenture only upon receipt by it of an issuing entity request, an officer’s certificate, an opinion of counsel, confirmation that the indenture trustee has paid all amounts owing under each note and each applicable third party instrument and, if required by the Trust Indenture Act of 1939, as amended, independent certificates in accordance therewith.

The trust and the indenture trustee may, when authorized by an issuing entity order, with prior notice to the rating agencies and with the consent of the holders of not less than a majority of the outstanding amount of the Controlling Class, enter into supplemental indentures for the purpose of materially changing the rights of the noteholders. The indenture trustee may in its discretion determine whether or not any notes would be affected (such that the consent of each noteholder would be required) by any supplemental indenture proposed and any such determination will be binding upon the holders of all notes, whether authenticated and delivered thereunder before or after the date upon which such supplemental indenture becomes effective.

Upon sufficient notice prior to the redemption date from the servicer or trust, the indenture trustee, based on such notice, will be required to withdraw from the collection account and deposit into the note distribution account, on the redemption date, the aggregate redemption price of the notes, whereupon all such notes shall be due and payable on the redemption date.

The indenture trustee will not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers so long as the indenture trustee’s conduct does not constitute willful misconduct, negligence or bad faith. In addition, the indenture trustee will not be liable for interest on any money received by it except if it agrees in writing with the trust and will have no liability or responsibility for the acts or omissions of any other party to any of the transaction documents. The indenture trustee does not have any obligation to independently verify or confirm any underlying data.

The indenture trustee may give notice of its intent to resign at any time, in which event the trust will be obligated to appoint a successor indenture trustee. The trust may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue as indenture trustee under the indenture or if the indenture trustee becomes insolvent or otherwise becomes incapable of acting. In these circumstances, the trust will be obligated to appoint a successor indenture trustee. The holders of a majority in outstanding amount of the Controlling Class also have the right to remove the indenture trustee and appoint a successor. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee does not become effective until acceptance of the appointment by the successor indenture trustee. Although, generally, the indenture trustee is not entitled to be indemnified from the cash flow that would otherwise be used to pay the securities, if an Event of Default occurs and the servicer fails to satisfy its indemnification obligations under the indenture, the indenture trustee may be entitled to be indemnified from the trust estate.

The indenture trustee for each trust will be required to mail each year to all noteholders for that trust, to the extent required under the Trust Indenture Act, a brief report relating to its eligibility and qualification to continue as indenture trustee under the trust’s indenture, a description of any amounts advanced by it under the indenture, the amount, interest rate and maturity date of some types of indebtedness owing by the trust to the indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee and any action taken by it that materially affects the notes and that has not been previously reported.

ACQUISITION AND UNDERWRITING

Underwriting

The receivables in each pool of receivables have been or will be acquired or originated by Ally Bank directly from automobile and light truck dealers. See “The Depositor” and “The Servicer” in this prospectus. Ally Bank will acquire or originate the receivables in the ordinary course of business from participating dealers in accordance with the requirements of its agreements with the dealers.

Ally Bank’s process of acquiring receivables begins, in general, with the application by a customer for financing of a motor vehicle at the point of purchase from a participating dealer. Applications are initiated through websites established and maintained by the sponsor or its affiliates or third parties. Applications may also be initiated by fax.

In May 2011, Ally Bank and Ally Financial implemented a revised underwriting process in which applications are reviewed solely by Ally Financial credit underwriters. These credit underwriters use the Ally Bank underwriting standards when evaluating applications on behalf of Ally Bank. Previously, all applications had been reviewed first by Ally Financial, and then applications intended for Ally Bank were reviewed separately by Ally Bank. The revised process enables expedited review while applying Ally Bank’s credit standards. As the underwriting is done on behalf of Ally Bank and as Ally Bank retains the right to review all contracts and require Ally Financial to purchase any that fail to meet Ally Bank’s standards, we generally refer in this prospectus to Ally Bank rather than Ally Financial when describing the underwriting process.

The application evaluation process begins with the placement of each application into one of 12 analytical categories or “segments,” based on specified aspects of the applicant’s credit profile and, in many cases, whether the related vehicle is new or used. Ally Bank then evaluates each application by applying a proprietary credit scoring algorithm, which it refers to as a “scorecard,” tailored to the applicable segment. Ally Financial and a third party credit scoring company designed the scorecards. Inputs used by the scorecards vary, but typically include, among other items: (1) severity and aging of delinquency; (2) number of credit inquiries; (3) loan-to-value ratio; and (4) payment-to-income ratio. The scorecards are reviewed and updated on a periodic basis in order to account for changes in the perceived impact of specific inputs on applicant creditworthiness. The most recent scorecard redevelopment was implemented in December 2010.

The output of a scorecard is referred to as the “odds.” The odds predict the statistical likelihood that a loss will occur with respect to that receivable, but do not predict the performance of any receivable with certainty. Ally Bank uses the odds to sort applicants into several different credit tiers. Concurrently with this process, Ally Bank takes other steps to gather information regarding the applicant, such as checking lists maintained by the Office of Foreign Assets Control and performing fraud and duplicate application checks.

Once the information is gathered, Ally Bank analyzes the application to determine whether to approve it and offer to purchase the receivable. These determinations are made judgmentally on the basis of all of the information available to Ally Bank, including the following:

•	the odds and the applicant’s credit tier,

•	the prospective purchaser’s experience in managing instalment and revolving debt,

•	the asset value of the vehicle and the loan-to-value ratio for the receivable,

•	the term of the receivable, and

•	the prospective purchaser’s ability to pay.

Ally Bank’s standards also require physical damage insurance to be in place on each financed vehicle at the time of origination.

Applications are evaluated and decisions are made either through an entirely automated process or through manual review by a credit underwriter. Ally Bank developed its automated process in order to expedite the review of applications. The automated process approves applications with various combinations of credit factors that Ally Bank has observed over time will receive credit underwriter approval. As a result, there are many clusters of credit factors that will lead to an automated approval, rather than one or a few sets of benchmark characteristics. Automated approvals are limited to the highest quality credit tiers. However, even in the highest quality credit tier, a significant portion of approved applications are approved by credit underwriters rather than by the automated process.

For approved applications, buy rates applicable to the instalment sale contracts are assigned on the basis of the odds in accordance with pricing tiers that are managed by Ally Financial and Ally Bank.

The sponsor may use programs developed and maintained by the sponsor or third parties that would allow it to complete the entire contracting process electronically. The resulting contracts will be electronically signed by the related obligors and maintained by the sponsor or third parties in electronic form only.

Underwriting Exceptions

Ally Bank has established a series of policies, or “underwriting criteria,” that apply to the review of a credit application. The underwriting criteria contain guidelines for many attributes of an application, such as a maximum loan-to-value ratio, maximum payment-to-income ratio and minimum credit score and, for lower credit quality applicants, maximum debt-to-income ratio. For used vehicles, additional guidelines exist for vehicle model year and mileage. Some, but not all, of these guidelines will vary according to the credit tier of the applicant or the term of the proposed contract, with a higher credit tier or a shorter contract term generally having a more permissive guideline.

Credit underwriters have a limited ability to approve exceptions to the guidelines contained in the underwriting criteria. Exceptions to the credit policies must be approved by credit underwriters with appropriate credit authority. Approved applicants that do not comply with all credit guidelines typically have strong compensating factors that indicate a high ability of the applicant to repay the loan. For example, underwriting exceptions may include allowing a longer term or a greater ratio of payment to income, debt to income or loan to value than the standard allowances for such criteria or allowing higher mileage or an earlier model year for a used vehicle. Ally Bank monitors exceptions to the guidelines, with the goals of limiting exceptions to a small portion of approved applications and rarely permitting more than a single exception for any contract. Information regarding receivables in a securitized pool that constituted exceptions to the guidelines will be disclosed in the accompanying prospectus supplement under “The Receivables Pool—Exceptions to Underwriting Guidelines.”

In conjunction with the revision of underwriting processes in May 2011, Ally Bank modified several of the thresholds in its underwriting guidelines beyond which it considered approved applications to constitute exceptions. As a result, a limited range of approved applications that would previously have been considered to conform to the underwriting guidelines instead are treated as exceptions. Only those receivables which Ally Bank considered at the time of acquisition to constitute exceptions will be reported as exceptions in the accompanying prospectus supplement. Ally Bank does not believe that the number of receivables it acquires in this limited range has increased since the thresholds were modified, but the change in exception policy is likely to result in increased levels of exceptions being reported for pools of receivables for which a larger proportion have been originated under the modified thresholds.

Subvention

Some receivables are originated under incentive programs sponsored by vehicle manufacturers, for which the financing rates are below the standard rates at which Ally Bank otherwise offers financing under retail contracts. Those receivables are referred to as subvented receivables.

Because the rates on the subvented receivables are lower than would otherwise be offered by Ally Bank, Ally Bank purchases those subvented receivables from the dealers and the applicable manufacturer pays the present value of the difference between the customer’s subvented rate and Ally Bank’s standard rate to Ally Financial on behalf of the dealer selling the related vehicle and Ally Financial forwards such amount to Ally Bank.

The percentage of subvented receivables in each pool will be disclosed in the applicable prospectus supplement. Subvention is not taken into account by Ally Bank when determining the “odds” credit scoring. For additional information on subvented receivables and pools, see “The Sponsor’s Portfolio Data—Delinquencies, Repossessions, Bankruptcies and Net Losses” and “Static Pool Data” in the accompanying prospectus supplement.

THE RECEIVABLES POOLS

The receivables to be held by each trust will be selected from Ally Bank’s portfolio for inclusion in a pool of receivables by the criteria as set forth in the accompanying prospectus supplement.

Each receivable is classified as either a Scheduled Interest Receivable or a Simple Interest Receivable. If an obligor elects to prepay a Scheduled Interest Receivable in full, the obligor is entitled to a rebate of the portion of the Scheduled Payments attributable to unearned finance charges. The amount of that rebate is determined using a method of calculation referred to as the Rule of 78s, or Sum-of-the-Digits, except where applicable state law requires use of the actuarial method. Using the Rule of 78s, a rebate is determined by multiplying the total interest scheduled to be paid over the life of a loan by a number equal to the sum of the digits from one to the number of scheduled payments remaining at the time of prepayment and dividing by a number equal to the sum of the digits from one to the total number of payments specified in the original loan agreement. All allocations to noteholders and certificateholders of collections on Scheduled Interest Receivables are made using the actuarial method, which allocates payments of principal at a more rapid rate than does the Rule of 78s. Therefore, distributions to noteholders and certificateholders will not be adversely affected by Rule of 78s rebates. A substantial portion of each pool of receivables will initially consist of Simple Interest Receivables. The portion of a pool of receivables that initially consists of Scheduled Interest Receivables, if any, will be specified in the accompanying prospectus supplement.

Payments pursuant to a Simple Interest Receivable are allocated between finance charges and principal based on the actual date on which a payment is received. Late payments, or early payments, on a Simple Interest Receivable may result in the obligor making a greater- or smaller-number of payments than originally scheduled. The amount of additional payments required to pay the outstanding principal balance in full generally will not exceed the amount of an originally scheduled payment. If an obligor elects to prepay a Simple Interest Receivable in full, the obligor will not receive a rebate attributable to unearned finance charges. Instead, the obligor is required to pay finance charges only to, but not including, the date of prepayment. The amount of finance charges on a Simple Interest Receivable that would have accrued from and after the date of prepayment if all monthly payments had been made as scheduled will generally be greater than the rebate on a Scheduled Interest Receivable that provides for a Rule of 78s rebate, and will generally be equal to the rebate on a Scheduled Interest Receivable that provides for an actuarial rebate. The composition of the pool of receivables which consists of Simple Interest Receivables will be specified in the accompanying prospectus supplement.

Information for each pool of receivables will be set forth in the applicable prospectus supplement, including, to the extent appropriate:

•	aggregate amount financed,

•	number of contracts in the pool,

•	average amount financed,

•	weighted average standardized credit score,

•	range and distribution of standardized credit scores,

•	weighted average APR,

•	distribution by APR,

•	weighted average loan-to-value ratio,

•	distribution by loan-to-value ratios,

•	weighted average original maturity,

•	weighted average remaining maturity,

•	percentage of pool secured by contracts with original terms of less than or equal to 60 months,

•	percentage of pool secured by contracts with original terms greater than 60 months,

•	percentage of new vehicles in pool,

•	percentage of used vehicles in pool,

•	percentage of subvented receivables in pool, and

•	percentage of non-subvented receivables in pool.

WEIGHTED AVERAGE LIFE OF THE SECURITIES

The weighted average life of the securities will generally be influenced by the rate at which the principal balances of the receivables securing the securities are paid, which payment may be in the form of scheduled amortization or prepayments. For this purpose, the term “prepayment” includes charge-offs, liquidations due to defaults and repurchases by the depositor or Ally Bank or purchases by the servicer pursuant to the Servicing Agreement, as well as receipt of proceeds from credit life and casualty insurance policies. All of the receivables are prepayable at any time without penalty to the obligor. The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors, including the fact that an obligor generally may not sell or transfer the financed vehicle securing a receivable without the consent of the servicer. Any reinvestment risk resulting from prepayment of receivables will be borne entirely by the holders of securities. See also “Legal Aspects of the Receivables—Transfer of Vehicles” in this prospectus.

If provided for in the accompanying prospectus supplement, the weighted average life of the securities will also be influenced by the ability of the trust to reinvest collections on the receivables during the Revolving Period. The ability of the trust to reinvest those proceeds will be influenced by the availability of suitable receivables for the trust to purchase and the rate at which the principal balances of the receivables are paid.

A variety of unpredictable economic, social and other factors influence collection rates and the availability of suitable receivables. You will bear all reinvestment risk resulting from a faster or slower rate of reinvestment in receivables by the trust, unless otherwise provided in the prospectus supplement for that trust.

POOL FACTORS AND TRADING INFORMATION

Each Note Pool Factor will initially be 1.0000000. Thereafter the Note Pool Factor will decline to reflect reductions in the outstanding principal balance of the notes. A noteholder’s portion of the aggregate outstanding principal balance of a class of notes is the product of:

(1)    the original denomination of the noteholder’s note, and

(2)    the Note Pool Factor.

For each trust, the noteholders will receive reports on or about each payment date concerning payments received on the receivables, the Aggregate Receivables Principal Balance, each Note Pool Factor and various other items of information. Noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See “Book-Entry Registration; Reports to Securityholders—Reports to Securityholders.” Unless otherwise provided in any offering memorandum supplement for the certificates, for each trust, the certificateholders will receive reports on or about each distribution date concerning payments received on the receivables, the Aggregate Receivables Principal Balance and various other items of information. Certificateholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See “Book-Entry Registration; Reports to Securityholders—Reports to Securityholders” in this prospectus.

USE OF PROCEEDS

Unless otherwise provided in the accompanying prospectus supplement, the net proceeds to be received by the depositor from the sale of the securities of a given series will be applied to the purchase of the receivables from Ally Bank.

THE SPONSOR

Ally Bank is the sponsor of the transactions set forth in this prospectus and in the applicable prospectus supplement.

Ally Bank was incorporated in 2004 under the laws of the State of Utah relating to industrial loan corporations under the name “GMAC Automotive Bank,” and changed its name to “GMAC Bank” in 2006. In December 2008, GMAC Bank converted into a Utah-chartered commercial nonmember bank and in May 2009 further changed its name to “Ally Bank.” Ally Bank is subject to regulation primarily by the Federal Deposit Insurance Corporation (“FDIC”) and the Utah Department of Financial Institutions.

The sponsor is a wholly owned indirect subsidiary of Ally Financial. On December 24, 2008, and in connection with the conversion of Ally Bank into a Utah-chartered commercial nonmember bank, Ally Financial and IB Finance Holding Company, LLC (“IB Finance”) were each approved by the Board of Governors of the Federal Reserve System (“FRB”) as bank holding companies under the Bank Holding Company Act of 1956, as amended. IB Finance is the direct holding company for Ally Bank and is a subsidiary of Ally Financial. As a result, Ally Financial and IB Finance are now subject to the supervision and examination of the FRB.

Ally Bank has its principal office at 6985 Union Park Center, Suite 435, Midvale, Utah 84047, Tel. No. (801) 790-5000, and administrative offices at 1100 Virginia Drive, Ft. Washington, Pennsylvania 19034.

Ally Bank provides a wide variety of automotive financial services to and through franchised General Motors dealers, dealerships not affiliated with General Motors and to other dealerships in which franchised General Motors dealers have an interest and to the customers of those dealerships. In these lines of business, Ally Bank principally finances the acquisition and resale by franchised General Motors dealers and dealerships not affiliated with General Motors of various new and used automotive and non-automotive products manufactured by General Motors or its subsidiaries and associates, and acquires from those dealers instalment obligations covering retail sales and leases of new and used General Motors products as well as those of other manufacturers. Ally Bank also provides dealer equipment facilities financing, residential mortgage financing and wholesale and retail financing.

Ally Bank’s financing operations are organized into two segments—automotive and mortgage products. The products and services offered by Ally Bank’s automotive financing operations include the funding of retail instalment sale contracts, direct purchase money loans and leases, extension of term loans, dealer floor plan financing and other lines of credit.

In the retail market, Ally Bank provides vehicle financing to consumers through automotive dealerships, primarily those franchised by General Motors, under the Ally Bank and GMAC Bank brand names. In most cases, Ally Bank purchases retail instalment sale contracts and lease contracts for new and used vehicles from franchised General Motors affiliated dealers or Chrysler affiliated dealers. Ally Bank also finances new and used products of other manufacturers.

In the wholesale market, Ally Bank finances the acquisition and resale by franchised General Motors dealers and dealerships not affiliated with General Motors of various new automotive and nonautomotive products manufactured by General Motors or its subsidiaries and associates as well as those of other manufacturers.

Ally Bank has been actively originating assets, including retail instalment sale contracts, direct purchase money loans and leases and loans to dealers for the financing of dealer inventory, since its incorporation in 2004. Ally Bank began securitizing retail assets in 2009, wholesale assets in 2010 and lease assets in 2011.

When Ally Bank securitizes automotive retail instalment sale contracts and wholesale finance receivables, it may retain an interest in the sold assets. These interests may take the form of asset-backed securities, including senior and subordinated interests in the form of investment grade, non-investment grade or unrated securities.

Ally Bank will select the receivables from its U.S. portfolio of new and used retail car and light trucks receivables using the methodology described in the accompanying prospectus supplement. See “The Receivables Pool—Criteria Applicable to the Selection of Initial Receivables” and, if applicable, “The Receivables Pool—Criteria Applicable to the Selection of Additional Receivables During the Revolving Period” in the accompanying prospectus supplement.

None of Ally Bank, Ally Financial or any of their respective affiliates other than the issuing entity will be obligated to make, or otherwise guarantee, any principal, interest or other payment on the notes or the certificates.

THE DEPOSITOR

Ally Auto Assets LLC, a wholly-owned subsidiary of Ally Bank, was organized in the State of Delaware on August 18, 2009. The depositor, a limited liability company, is organized for the limited purposes of purchasing retail instalment sale contracts, direct purchase money loans, leases and other sale contracts and installment obligations related to motor vehicles, monies due thereunder, security interests in any related vehicles and other collateral securing such obligations, proceeds from claims on insurance policies related thereto and notes, certificates and other interests secured by any of the foregoing from Ally Bank, transferring the purchased assets to third parties, forming trusts and engaging in similar activities for multiple securitizations of retail instalment sale contracts and leases on an ongoing basis. The principal executive offices of the depositor are located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

The depositor and the securitization transactions are structured in a manner intended to limit or eliminate the ability of the FDIC, acting as conservator or receiver for Ally Bank, to exercise authority with respect to the receivables and the transaction documents. This structure includes the creation of the depositor as a separate, limited-purpose subsidiary pursuant to a limited liability company agreement containing various limitations. These limitations include restrictions on the nature of the depositor’s business and a restriction on the depositor’s ability to commence a voluntary case or proceeding under the United States Bankruptcy Code or similar applicable state laws without the unanimous affirmative vote of all of its directors. At any time that any notes or securities of any subsidiary of the depositor or any other indebtedness of the depositor is outstanding, the depositor is required to have at least one director who qualifies under its limited liability company agreement as an “Independent Director.”

If, notwithstanding the foregoing measures, the FDIC concluded that it should exercise authority with respect to the receivables or the transaction documents, or a filing were made under the United States Bankruptcy Code or similar applicable state laws by or against the depositor, or an attempt were made to litigate the issue of substantive consolidation with respect to the depositor and Ally Bank, then delays in distributions on the notes and the certificates, and possible reductions in the amount of these distributions, could occur. See also “Insolvency Aspects of the Offerings” in this prospectus.

Securities issued by a trust may be sold by the depositor in private placements or other nonregistered offerings and will not be offered by this prospectus and by the accompanying prospectus supplement. The depositor may retain all or a portion of the certificates and may also retain all or a portion of one or more classes of notes issued by each trust as described in the accompanying prospectus supplement. In addition, the depositor may have ongoing obligations to repurchase warranty receivables from the trust, to participate in the transfer of additional receivables from the originator to a trust during a revolving period, or to authorize, execute or file financing statements relating to the receivables, all as further described in “The Transfer Agreements and Servicing Agreements.”

THE SERVICER

On the closing date, Ally Financial Inc., a Delaware corporation, will be appointed the servicer of the pool of retail instalment sale contracts to be owned by the trust pursuant to a Servicing Agreement among the servicer, the trust and the depositor. The depositor will transfer and assign to the applicable trust, without recourse, its entire interest in the receivables, including its rights under the Pooling Agreement, pursuant to a Trust Sale Agreement between the depositor and the trust. Ally Financial also will have serviced those retail instalment sale contracts on behalf of Ally Bank prior to the transfer under the Pooling Agreement.

General Motors Acceptance Corporation, the predecessor of Ally Financial, was incorporated in 1919 under the New York Banking Law relating to investment companies. General Motors Acceptance Corporation relinquished that status and became a Delaware corporation on January 1, 1998. Ally Financial has its principal executive offices at 200 Renaissance Center, Detroit, Michigan 48265, Tel. No. 313-656-0600. It provides services from hundreds of locations around the world. In July 2006, General Motors Acceptance Corporation converted to a Delaware limited liability company and changed its name to GMAC LLC. In June 2009, GMAC LLC converted to a Delaware corporation and changed its name to GMAC Inc. On May 10, 2010, GMAC Inc. changed its name to Ally Financial Inc.

On November 30, 2006, General Motors Corporation sold 51% of the common equity interests of Ally Financial to a consortium of investors, led by an affiliate of Cerberus Capital Management, L.P. We refer to that transaction as the “Acquisition.”

On December 24, 2008, and in connection with the conversion of GMAC Bank into a Utah-chartered commercial nonmember bank, Ally Financial and IB Finance were each approved by the FRB as bank holding companies under the Bank Holding Company Act of 1956, as amended. IB Finance is a subsidiary of Ally Financial and the direct holding company for Ally Financial’s bank depository institution, GMAC Bank, which is now known as Ally Bank.

Since becoming a bank holding company, Ally Financial has received various investments from the U.S. Department of the Treasury, the “Treasury,” in connection with the Treasury’s Supervisory Capital Assessment Program. Most recently, on December 30, 2010, the Treasury converted a portion of its existing mandatorily convertible preferred stock, the “MCP Stock,” into common stock. Following the conversion of the MCP Stock, the Treasury continued to hold the majority of Ally Financial’s outstanding common stock, with minority interests held by affiliates of Cerberus Capital Management L.P., a subsidiary affiliate of General Motors, a trust whose beneficiary is General Motors and various other third party investors.

Ally Financial, directly and through its subsidiaries, most notably Ally Servicing LLC, services prime automobile retail instalment sale contracts and leases acquired or originated by it and others on behalf of banks, credit unions, finance companies and securitized trusts. Ally Financial and Ally Servicing LLC have entered into a subservicing agreement under which Ally Financial has engaged Ally Servicing LLC’s services with respect to the trusts. In the event of any removal of Ally Financial as the servicer, Ally Servicing LLC will no longer be involved in the servicing of the receivables.

Ally Servicing LLC, or “Ally Servicing,” is a wholly-owned subsidiary of Ally Financial. Ally Servicing, a Delaware limited liability company, was originally incorporated as AccuTel, Inc. on April 8, 1999. On July 21, 2005, AccuTel changed its name to Semperian, Inc. Semperian, Inc. subsequently converted to a limited liability company. Semperian LLC changed its name to Ally Servicing LLC in August 2010.

Ally Servicing has its principal office at 2000 Town Center, Suite 2200, Southfield, Michigan 48075, Tel. No. 248-948-7702.

Since 1999, Ally Servicing has acted as a sub-servicer for Ally Financial, and has assumed increased servicing responsibilities over time. Currently, Ally Servicing acts as a sub-servicer for the entire U.S. portfolio of retail instalment sale contracts and leases serviced by Ally Financial. Ally Servicing performs its sub-servicing operations from centers located in Jacksonville, Florida; Roseville, Minnesota; Lewisville, Texas; Little Rock, Arkansas and Wichita, Kansas.

A table in the accompanying prospectus supplement under “The Sponsor’s Portfolio Data—Delinquencies, Repossessions, Bankruptcies and Net Losses” sets forth the size and composition of the total portfolio of retail vehicle instalment sale contracts of Ally Bank for which Ally Financial has provided servicing in each of the last four years.

Servicing Procedures

Some of the principal functions of the servicer are tracking the balances of outstanding receivables, notifying obligors of the amounts and due dates of their required payments, communicating with obligors regarding their accounts, seeking to collect overdue payments and, where necessary, charging off receivables and repossessing and liquidating the related motor vehicle. Subject to its customary standards, policies and procedures, comparable to practices followed by the servicer in servicing receivables for itself or other third parties, and to its obligation under the transaction documents to make reasonable efforts to collect all payments on the receivables, the servicer has discretion to grant rebates, adjustments or extensions on a receivable. However, if that modification of a receivable alters the Amount Financed, the APR, the total number of Scheduled Payments, in the case of a Scheduled Interest Receivable, or the number of originally scheduled due dates, in the case of a Simple Interest Receivable, so the last Scheduled Payment, in the case of a Scheduled Interest Receivable, or the last scheduled due date, in the case of a Simple Interest Receivable, occurs after the final scheduled distribution date, the servicer will be obligated to purchase that receivable. At Ally Financial, authority to exercise that discretion within established guidelines resides with the individual agents, subject to supervisory review.

The servicer is allowed, for example, without the prior consent of the depositor, the trust, the indenture trustee, the owner trustee, or any other person, to establish the means and timing for contacting obligors in respect of overdue payments, repossess the vehicles securing the receivables, deliver notices, demands, claims, complaints, responses or other documents in connection with any proceedings, execute any instruments of satisfaction or cancellation, or of partial or full release or discharge of underlying obligors, grant extensions, rebates or adjustments on a receivable, and waive any prepayment, late payment, or any other fees or charges that may be collected in the ordinary course of servicing such receivables. The servicer is not liable for the exercise of discretion made in good faith and in accordance with its established servicing procedures.

The servicer maintains the account information with respect to each serviced account. That information resides on a centralized accounts receivable system that is currently maintained by HP Enterprise Services and for which Ally Financial has a right of use under a perpetual license. The servicer is also responsible for maintaining title records with respect to vehicles securing serviced contracts together with the related contract. As of the date of this prospectus, those documents are maintained for the servicer by PDP Group, Inc. at a facility in Hunt Valley, Maryland. Images of those documents are maintained on systems maintained at and accessible from locations different from the locations of the physical documents. Each contract included in a securitized pool is marked on the applicable computer files to indicate its transfer to the applicable trust.

The servicer will make reasonable efforts to collect all payments due on the receivables held by any trust and will, consistent with the accompanying Servicing Agreement, follow the collection procedures it follows for comparable motor vehicle receivables that it services for itself or others. See “Legal Aspects of the Receivables” in this prospectus.

The servicer produces and mails a monthly statement of account, or electronically delivers notification of statement availability through its website, to obligors prior to the due date of the related payment. Payments may be made either by check or through an automated clearing house (ACH) debit of the obligor’s account. If the payment remains outstanding, the servicer mails an initial notice of overdue payment to the obligor on or about the eighth day following the due date.

Obligors whose payment remains delinquent for a specified period following the payment due date are assigned to collections groups based on their risk profile, which is formulated from an algorithm tied to the obligor’s payment history. Obligors initially receive an automated voice message notifying them of the delinquency. If a payment remains outstanding, most accounts are subsequently assigned to the low risk collections group, which contacts obligors using an automated dialing system. Currently, 100% of the low risk collections are outsourced to Genpact and Sykes Enterprises, Incorporated, or “Sykes” (formerly ICT Group), third parties with which Ally Servicing contracts for the provision of collection related services. Genpact and Sykes act under the direct supervision of Ally Servicing and are required to follow the servicer’s servicing policies. Genpact has been providing this service to Ally Servicing since July 2008. In February 2010, Sykes acquired ICT Group, which had been providing this service to Ally Servicing since April 2007.

Based on the algorithm, responsibility for calls progresses to the early high risk collections group at differing times but generally at no later than 31 days past due. The early high risk collection teams attempt to establish contact with the obligor by telephone and continue to attempt to obtain payment. Currently, all of the early high risk collections are outsourced to Genpact and Sykes.

Depending on the risk profile, delinquent accounts typically progress from the early high risk collections group to the high risk collections group between 30 and 60 days past due. The high risk collection teams attempt to establish contact with the obligor by telephone and continue to attempt to obtain payment. Currently, the majority of accounts ranging from 46 to 59 days past due are outsourced to Teleperformance, a third party with which Ally Servicing contracts for the provision of collection related services. Teleperformance acts under the direct supervision of Ally Servicing and is required to follow the servicer’s servicing policies. Teleperformance has been providing this service to Ally Servicing since December 2009. Collection activity for the remaining accounts ranging from 46 to 59 days past due and for accounts in excess of 59 days past due is performed by Ally Servicing.

If the servicer determines that eventual payment in full of a receivable is unlikely, the servicer will follow its normal practices and procedures to realize upon the receivable, including the repossession and disposition of the financed vehicle securing the receivable at a public or private sale, or the taking of any other action permitted by applicable law. The servicer will be entitled to receive its liquidation expenses as specified in the Servicing Agreement as an allowance for amounts charged to the account of the obligor, in keeping with the servicer’s customary procedures, for refurbishing and disposition of the financed vehicle and other out-of-pocket costs incurred in the liquidation.

Accounts for which the servicer has made a determination to repossess the vehicle are referred to an outside repossession company located in the area of the obligor or in some cases, to a national provider. Those repossession companies are generally small local operations whose sole function is to repossess the related motor vehicle. In some areas, accounts issued for repossession are assigned to a service provider who oversees the repossession activity of their subcontractor. The service provider is responsible for the activity of the subcontractor. Typically, once the car is repossessed, a letter is sent to the obligor to inform them of the repossession, an affidavit of repossession is produced and title is obtained. Generally, the vehicle is then sold at auction (traditional auction or SmartAuction), although, at Ally Financial’s discretion, to maximize net proceeds, limited repairs and or refurbishing may be performed prior to sale.

The net sale proceeds are applied to reduce the balance owing by the obligor. Excess proceeds, if any, are remitted to the obligor. Deficiency balances, if any, are charged off. Following charge off, the account is assigned to the asset recovery center, located in Lewisville, Texas, for evaluation and possible further attempts to collect amounts owing by the obligor. There is an exception to that process for obligors in bankruptcy.

The retail instalment sale contracts require that each obligor on the receivables obtain physical damage insurance covering the vehicle securing each receivable. If an obligor fails to maintain insurance, the servicer may, but is not obligated to, purchase collateral protection insurance, which consists of obtaining a new policy on the obligor’s behalf. If collateral protection insurance is obtained, the servicer charges the related account in an amount equal to the cost of the insurance. Currently, the servicer does not actively monitor whether or not each obligor maintains physical damage insurance.

The securitized pools relating to offerings made under this prospectus contain large numbers of individual retail instalment sale contracts entered into by obligors located throughout the United States. This factor requires that the servicer of those contracts have a breadth and scale of operations that may not be required to effectively service many other types of assets. In addition, the security for each contract is a motor vehicle. The processing and maintenance of title and other information related to those motor vehicles requires specific systems capabilities and experience. In addition, repossessing those assets when appropriate requires knowledge and experience as to the methods for taking possession of and retitling the motor vehicle and contacts with the network of auctioneers through which the repossessed vehicles are liquidated.

Collections

The servicer will deposit collections into the collection account held by the indenture trustee within two business days of receipt. However, the servicer may retain these amounts until the distribution date at any time that (a) the Monthly Remittance Condition is satisfied, or (b) arrangements are made which are acceptable to the rating agencies hired to rate the securities. Pending deposit into the Collection Account, collections may be employed by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. In such case, all gains and losses resulting from the investment of those funds will be for the account of the servicer and will not alter in any respect the amount that the servicer is obligated to remit to the collection account in respect of collections on the following distribution date.

Collections on a Scheduled Interest Receivable made during a monthly period, other than an Administrative Receivable or a Warranty Receivable, which are not late fees, prepayment charges or other similar fees or charges will be applied to the Scheduled Payment. Any Excess Payment will be held by the servicer or, if the servicer has not satisfied conditions (a) or (b) described in the preceding paragraph, will be deposited in the Payment Ahead Servicing Account, and will be treated as a Payment Ahead, except as described in the following sentence. If and to the extent that an Excess Payment (1) together with any unapplied Payments Ahead exceeds the sum of three Scheduled Payments, or (2) constitutes, either alone or together with any previous unapplied Payments Ahead, full prepayment, then that portion of the Excess Payment shall not be deemed a Payment Ahead and shall instead be applied as a full or partial Prepayment.

Collections made during a monthly period on Simple Interest Receivables, other than Administrative Receivables or Warranty Receivables, which are not late fees or other similar fees or charges, will be applied to principal and interest on all of these receivables.

Collections on Administrative Receivables and Warranty Receivables, including Administrative Purchase Payments and Warranty Payments, will generally be applied in the manner described in the preceding two paragraphs, except that unapplied Payments Ahead on a Scheduled Interest Receivable will be made to the servicer or the depositor, as applicable.

Servicing Compensation and Payment of Expenses

On each distribution date, the servicer will receive the following servicing fees:

•

a basic servicing fee for the prior month, equal to one-twelfth of the Basic Servicing Fee Rate specified in the accompanying prospectus supplement multiplied by the Aggregate Receivables Face Amount as of the first day of that monthly period,

•	any unpaid basic servicing fees from all prior distribution dates, and

•	any other servicing fees disclosed in the applicable prospectus supplement.

Servicing fees will be paid out of funds available for that purpose. The prospectus supplement will specify the relative priority of basic servicing fees and any other servicing fees.

The basic servicing fee for each monthly period and any portion of the basic servicing fee that remains unpaid from prior distribution dates will be paid at the beginning of that monthly period out of collections for that monthly period. In addition, for each trust, the servicer will retain any late fees, prepayment charges or similar fees and charges collected during a monthly period and any investment earnings on trust accounts during a monthly period, subject to any limitations set forth in the applicable prospectus supplement.

The foregoing amounts for each trust are intended to compensate the servicer for performing the functions of a third party servicer of automobile receivables as an agent for their beneficial owner, including:

•	collecting and posting all payments,

•	responding to inquiries of obligors on the receivables,

•	investigating delinquencies,

•	sending payment coupons to obligors,

•	reporting tax information to obligors, and

•	policing the collateral.

These amounts will also compensate the servicer for its services as the pool of receivables administrator, including accounting for collections, furnishing monthly and annual statements to the owner trustee and the indenture trustee for distributions and generating federal income tax information for the trust, the certificateholders and the noteholders. These amounts also will reimburse the servicer for taxes, the fees of the owner trustee and the indenture trustee, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the pool of receivables.

The owner trustee, acting on behalf of the trust has discretion to decide whether to engage any person (such as the servicer, the administrator or any third party) in assisting the trust in performing its duties under the indenture.

THE NOTES

For each trust, one or more classes of notes will be issued pursuant to the terms of an indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The following summary, together with the related description in the accompanying prospectus supplement, describes the material terms of the form of notes and the form of indenture. Where particular provisions or terms used in the indenture are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of this summary. The prospectus supplement may contain additional information relating to a specific indenture and the series issued pursuant to that indenture.

Each class of notes will initially be represented by one or more notes, in each case registered in the name of the nominee of DTC, in the United States, or Clearstream or Euroclear, in Europe, except as set forth below and will be available for purchase in denominations of $1,000 and integral multiples of $1,000 in book-entry form only or in such other form and denomination as is described in the applicable prospectus supplement. The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the notes. Unless and until definitive notes are issued under the limited circumstances described in this prospectus or in the accompanying prospectus supplement, no noteholder will be entitled to receive a physical certificate representing a note. All references in this prospectus to actions by noteholders refer to actions taken by DTC upon instructions from its participating organizations. All references in this prospectus to distributions, notices, reports and statements to noteholders refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the notes, as the case may be, for distribution to noteholders in accordance with DTC’s procedures with respect thereto. See “Book-Entry Registration; Reports to Securityholders— Book-Entry Registration” and “—Definitive Securities” in this prospectus.

Principal and Interest on the Notes

The timing and priority of payment, seniority, allocations of loss and amount of or method of determining payments of principal and interest on the notes will be described in the accompanying prospectus supplement.

Each class of notes may have a different interest rate, which may be a fixed, floating or adjustable interest rate, and which may be zero for specified classes of Strip Notes.

The accompanying prospectus supplement will specify the interest rate for each class of notes, or the initial interest rate and the method for determining the interest rate, as applicable. Floating rate notes generally will accrue interest based on either one-month LIBOR or three-month LIBOR, plus an applicable spread. If floating rate notes are offered, the method for determining one-month LIBOR or three-month LIBOR, as appropriate, will be specified in the accompanying prospectus supplement.

The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes in the series. The terms of that subordination will be described in the accompanying prospectus supplement. Under most circumstances, payments of interest on the notes will be made prior to payments of principal on them. A series may include one or more classes of Strip Notes entitled to (1) principal payments with disproportionate, nominal or no interest payments or (2) interest payments with disproportionate, nominal or no principal payments. Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for specified classes of Strip Notes, or any combination of the foregoing. One or more classes of notes of a series may be redeemable under the circumstances specified in the accompanying prospectus supplement.

Payments to noteholders of all classes within a series in respect of interest will have the same priority or such varying priorities as may be disclosed in the applicable prospectus supplement. Under some circumstances, the amount available for these payments could be less than the amount of interest payable on the notes on any of the payment dates specified for any class of notes in the accompanying prospectus supplement. In that case, each class of noteholders will receive their ratable share, based upon the aggregate amount of interest due to that class of noteholders, of the aggregate amount available to be distributed in respect of interest on the notes. See “The Transfer Agreements and Servicing Agreements—Distributions” and “—Credit Enhancement” in this prospectus.

In the case of a series of notes that includes two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each class will be set forth in the accompanying prospectus supplement. Unless otherwise specified in the accompanying prospectus supplement, payments in respect of principal and interest of any class of notes will be made on a pro rata basis among all of the notes of that class. Notes legally or beneficially owned by the depositor or its affiliates will be entitled to equal and proportionate benefits under the indenture, except that notes that are both legally and beneficially owned by the depositor or its affiliates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of noteholders have given any request, demand, authorization, direction, notice, consent or other action under the Related Documents. If more than one class of notes in a series is issued and the rights of the classes are different regarding voting on any matters, including giving any request, demand, authorization, direction, notice, consent or other action under the Related Documents, these rights will be described in the accompanying prospectus supplement.

If an Event of Default occurs and is continuing for any trust and if it is known to the indenture trustee, the indenture trustee will mail to each noteholder of that trust notice of the Event of Default within 90 days after it occurs. Except in the case of a failure to make any required payment of principal of or interest on any note, the indenture trustee may withhold the notice beyond the 90-day period if and so long as it determines in good faith that withholding the notice is in the interests of noteholders.

The Indenture

A form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. The depositor will provide a copy of the applicable indenture, without exhibits, upon request to a holder of notes issued thereunder. The following summary, together with the related description in the accompanying prospectus supplement, describes the material terms of the form of indenture.

Modification of Indenture Without Noteholder Consent. Each trust and indenture trustee, on behalf of that trust, may, without consent of the noteholders, enter into one or more supplemental indentures for any of the following purposes:

(1)    to correct or amplify the description of the collateral or add additional collateral,

(2)    to provide for the assumption of the notes and the indenture obligations by a permitted successor to the trust,

(3)    to add additional covenants for the benefit of the noteholders,

(4)    to convey, transfer, assign, mortgage or pledge any property to or with the indenture trustee,

(5)    to cure any ambiguity or correct or supplement any provision in the indenture or in any supplemental indenture which may be inconsistent with any other provision of the indenture or in any supplemental indenture or in any other Related Document,

(6)    to provide for the acceptance of the appointment of a successor indenture trustee or to add to or change any of the provisions of the indenture as shall be necessary and permitted to facilitate the administration by more than one trustee,

(7)    to modify, eliminate or add to the provisions of the indenture in order to comply with the Trust Indenture Act of 1939, as amended,

(8)    to modify, eliminate or add provisions to the indenture as permitted by the FDIC Rule Covenant, or

(9)    to add any provisions to, change in any manner, or eliminate any of the provisions of, the indenture or modify in any manner the rights of noteholders under that indenture; provided that any action specified in this clause (9) shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any of that trust’s other noteholders unless noteholder consent is otherwise obtained as described in the next section of this prospectus.

Modification of Indenture With Noteholder Consent. For each trust, the trust and the indenture trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the indenture, or modify in any manner the rights of the noteholders with the consent of the holders of a majority in principal amount of the Controlling Class and such other requirements, if any, as may be disclosed in the applicable prospectus supplement.

Without the consent of the holder of each outstanding note which would be affected, however, no supplemental indenture will:

(1)    change the due date of any installment of principal of or interest on any note or reduce the principal amount of any note, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any note or any interest thereon is payable or modify any of the provisions of the indenture in a manner as to affect the calculation of the amount of any payment of interest or principal due on any note on any payment date,

(2)    impair the right to institute suit for the enforcement of specified provisions of the indenture regarding payment of principal or interest on any note,

(3)    reduce the percentage of the aggregate principal amount of the Controlling Class, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with specified provisions of the indenture or of specified defaults thereunder and their consequences as provided for in the indenture,

(4)    modify any of the provisions of the indenture regarding the voting of notes held by the trust, any other obligor on the notes, the depositor or an affiliate of any of them,

(5)    reduce the percentage of the aggregate outstanding principal amount of the notes the consent of the holders of which is required to direct the indenture trustee to sell or liquidate the assets of the trust if the proceeds of that sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes,

(6)    amend the sections of the indenture to decrease the minimum percentage of the aggregate principal amount of the outstanding notes necessary to amend the indenture,

(7)    modify any of the provisions of the indenture to change the calculation of the amount of any payment of interest or principal due on any payment date, or

(8)    permit the creation of any lien ranking prior to or on a parity with the lien of the indenture on any part of the assets of the trust or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on that collateral or deprive the holder of any note of the security afforded by the lien of the indenture.

Events of Default; Rights Upon Event of Default. For each trust, Events of Default under the indenture will consist of:

(1)    any failure to pay interest on the Controlling Class, as and when the same becomes due and payable, which failure continues unremedied for five days,

(2)    except as provided in clause (3), any failure (A) to make any required payment of principal on the notes as and when the same becomes due and payable or (B) to observe or perform in any material respect any other covenants or agreements in the indenture other than the FDIC Rule Covenant, which failure in the case of a default under clause (2)(B) materially and adversely affects the rights of noteholders, and which failure in either case continues unremedied for 30 days after the giving of written notice of the failure (X) to the trust, and to the depositor or the servicer, as applicable, by the indenture trustee or (Y) to the depositor or the servicer, as applicable, and the indenture trustee by the holders of not less than 25% of the aggregate principal amount of the Controlling Class,

(3)    failure to pay the unpaid principal balance of any class of notes on or prior to the respective final scheduled payment date for that class,

(4)    events of bankruptcy, insolvency or receivership for the trust indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations, and

(5)    any other events and circumstances set forth in the applicable prospectus supplement.

However, the amount of principal required to be paid to noteholders under the indenture governing a class of notes will generally be limited to amounts available to be deposited in the Note Distribution Account.

Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an Event of Default unless that class of notes has a final scheduled payment date, and then not until the occurrence of the final scheduled payment date for that class of notes.

If an Event of Default should occur and be continuing for the notes of any series, the indenture trustee or holders of a majority in principal amount of the Controlling Class then outstanding may declare the unpaid principal and accrued and unpaid interest of the notes to be immediately due and payable. This declaration may, under specified circumstances, be rescinded by the holders of a majority in principal amount of the Controlling Class.

If the notes of any series are declared due and payable following an Event of Default, then, in lieu of the indenture trustee maintaining the assets of the trust and continuing to apply collections on the receivables as if there had been no declaration of acceleration, the indenture trustee may:

(1)    institute proceedings to collect amounts due, including amounts due on foreclosed property,

(2)    institute proceedings for the complete or partial foreclosure on the collateral securing the notes,

(3)    exercise remedies as a secured party, or

(4)    sell the assets of the trust.

In that event, any money or property collected by the indenture trustee shall be applied:

(1)    first to the indenture trustee for fees, expenses and indemnification due to it under the indenture and not paid, if any,

(2)    next to the owner trustee for amounts due, not including amounts due for payments to the certificateholders, under the trust agreement and Related Documents, and

(3)    the remainder to the Collection Account for distribution pursuant to the Related Documents.

The indenture trustee, however, is prohibited from selling the receivables following an Event of Default, unless:

(1)    (A)    the holders of all the outstanding notes consent to the sale or liquidation,

(B)    the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding securities at the date of the sale or liquidation, or

(C)    (i)    there has been a default in the payment of interest or principal on the notes,

(ii)    the indenture trustee determines that the receivables will not continue to provide sufficient funds on an ongoing basis to make all payments on the notes as the payments would have become due if the obligations had not been declared due and payable, and

(iii)    the indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the Controlling Class, and

(2)    10 days prior written notice of the sale or liquidation of the notes has been given to the credit rating agencies that have been hired to rate the related notes.

Following a declaration upon an Event of Default that the notes are immediately due and payable, (X) noteholders will be entitled to ratable repayment of principal on the basis of their respective unpaid principal balances or shall have such other or additional rights as provided for in the applicable prospectus supplement and (Y) repayment in full of the accrued interest on and unpaid principal balances of the notes will be made prior to any further distributions on the certificates.

Subject to the provisions of the indenture relating to the duties of the indenture trustee, if an Event of Default occurs and is continuing with respect to a series of notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of those notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and to limitations contained in the indenture, the holders of a majority in aggregate principal amount of the Controlling Class will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee and the holders of a majority in aggregate principal amount of the Controlling Class may, in specified cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all of the holders of those outstanding notes.

No holder of a note of any series will have the right to institute any proceeding regarding the indenture governing their notes, unless:

(1)    the holder previously has given to the indenture trustee written notice of a continuing Event of Default,

(2)    the holders of not less than 25% in aggregate principal amount of the Controlling Class have made written request of the indenture trustee to institute the proceeding in its own name as indenture trustee,

(3)    the holder or holders have offered the indenture trustee reasonable indemnity,

(4)    the indenture trustee has for 60 days failed to institute the proceeding, and

(5)    no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority in aggregate principal amount of the Controlling Class.

If a default occurs and is continuing regarding any trust and if it is known to the indenture trustee, the indenture trustee will mail to each noteholder of that trust notice of the default within the later of (a) 90 days after it occurs and (b) 10 days after it is known to a responsible officer of the indenture trustee. Except in the case of a failure to make any required payment of principal of or interest on any note, the indenture trustee may withhold the notice beyond the 90-day period if and so long as it determines in good faith that withholding the notice is in the interests of noteholders.

In addition, each indenture trustee and the noteholders for that trust, by accepting the notes, will covenant that they will not, for a period of one year and one day after the termination of the trust agreement for that trust, institute against the trust or depositor, any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Neither the indenture trustee nor the owner trustee in its individual capacity, nor any holder of a certificate including, without limitation, the depositor, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, or any successors or assigns of the indenture trustee or the owner trustee will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in the indenture.

Material Covenants. Each indenture provides that the trust it binds may not consolidate with or merge into any other entity, unless:

(1)    the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia,

(2)    the entity expressly assumes the trust’s obligation to make due and punctual payments on the notes and the performance or observance of every agreement and covenant of the trust under the indenture,

(3)    no Event of Default has occurred and is continuing immediately after the merger or consolidation,

(4)    none of the sponsor, the servicer, the indenture trustee or the trust has been advised that the rating of the notes then in effect would not be reduced or withdrawn by the rating agencies hired to rate the notes as a result of the merger or consolidation,

(5)    any action necessary to maintain the lien and security interest created by the indenture has been taken, and

(6)    the trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the trust or to any noteholder or certificateholder.

Each trust will not, among other things, except as expressly permitted by the Related Documents:

(1)    sell, transfer, exchange or otherwise dispose of any of the assets of the trust,

(2)    claim any credit on or make any deduction from the principal and interest payable in respect of the notes, other than amounts withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the trust,

(3)    dissolve or liquidate in whole or in part,

(4)    permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations regarding the notes under the indenture except as may be expressly permitted by the indenture, or

(5)    permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part of its assets, or any interest in its assets or the proceeds thereof.

A trust may not engage in any activity other than as specified under “The Trusts” above or in the applicable prospectus supplement. No trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the notes it issues and the indenture which binds it or otherwise in accordance with the Related Documents.

FDIC Rule Covenant. The FDIC Rule imposes a number of requirements on the trust, the depositor, the sponsor or the servicer, and each such party agrees to facilitate compliance with these requirements by complying with its obligations in the FDIC Rule Covenant. See “Insolvency Aspects of the Offerings—FDIC Rule.” Each indenture contains an FDIC Rule Covenant, which requires, among other things, that:

(1)    payment of principal and interest on the securitization obligations must be primarily based on the performance of the financial assets transferred to the issuing entity;

(2)    information describing the financial assets, obligations, capital structure, compensation of the relevant parties and historical performance data must be made available to the investors, including (i) information about the obligations and securitized financial assets in compliance with Regulation AB, (ii) information about the transaction structure, performance of the obligations, priority of payments, subordination features, representations and warranties regarding the financial assets, remedies, liquidity facilities, credit enhancement, waterfall triggers and policies governing delinquencies, servicer advances, loss mitigation and write-offs, (iii) information with respect to the credit performance of the obligations and financial assets on an ongoing basis, and (iv) the compensation paid to the originator, sponsor, rating agency, third-party advisor, broker and servicer and changes to such amounts paid, and the extent to which the risk of loss is retained by any of them;

(3)    the sponsor must retain an economic interest in a material portion (not less than five percent) of the credit risk of the financial assets, which threshold may be adjusted to comply with Section 941(b) of the Dodd-Frank Act when such section becomes effective;

(4)    the obligations in the securitization cannot be predominantly sold to an affiliate (other than a wholly-owned subsidiary consolidated for accounting and capital purposes with the sponsor) or insider of the sponsor;

(5)    the sponsor must identify in its financial asset data bases and otherwise account for the financial assets transferred as specified by the FDIC Rule; and

(6)    if the sponsor is acting as servicer, custodian or paying agent, the sponsor must not comingle collections for more than two business days. See “Insolvency Aspects of the Offerings—FDIC Rule.”

Each noteholder by accepting a note will acknowledge and agree that the purpose of the FDIC Rule Covenant is to facilitate compliance with the FDIC Rule by Ally Bank, the depositor, the servicer and the issuing entity, and that the provisions set forth in the FDIC Rule Covenant will have the effect and meanings that are appropriate under the FDIC Rule as such meanings change over time on the basis of evolving interpretations of the FDIC Rule.

Annual Compliance Statement. Each trust will be required to file annually with the indenture trustee for that trust a written statement as to the fulfillment of its obligations under the indenture.

Satisfaction and Discharge of Indenture. The indenture for each trust will be discharged for notes upon the delivery to the trust’s indenture trustee for cancellation of all of the trust’s notes or, subject to limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all notes. The indenture trustee will continue to act as indenture trustee under the indenture and the Servicing Agreement for the benefit of certificateholders until all payments in respect of the certificates have been paid in full.

THE CERTIFICATES

For each trust, one or more classes of certificates may be issued pursuant to the terms of a trust agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The certificates may be sold in transactions exempt from registration under the Securities Act or retained by the depositor or its affiliates. The following summary, together with the related description in the accompanying prospectus supplement, describes the material terms of the certificates and the trust agreement. Where particular provisions or terms used in the trust agreement are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of this summary.

Certificates owned by the depositor or its affiliates will be entitled to equal and proportionate benefits under the trust agreement, except that, unless all certificates are owned by the depositor and its affiliates, the certificates will be deemed not to be outstanding for purposes of determining whether the requisite percentage of certificateholders have given any request, demand, authorization, direction, notice, consent or other action under the Related Documents other than commencement by the trust of a voluntary proceeding in bankruptcy as described in “The Transfer Agreements and Servicing Agreements—Insolvency Event.”

Under the trust agreement, the trust, and the owner trustee on its behalf, and its certificateholders, by accepting the certificates, will covenant that they will not, for a period of one year and one day after the termination of the trust agreement, institute against the depositor any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

BOOK-ENTRY REGISTRATION; REPORTS TO SECURITYHOLDERS

Book-Entry Registration

Unless otherwise specified in the accompanying prospectus supplement, securityholders that are not DTC participants or indirect DTC participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities may do so only through DTC participants and indirect DTC participants. In addition, securityholders will receive all distributions of principal and interest from the owner trustee or indenture trustee, as applicable, through DTC participants. Under a book-entry format, securityholders may experience some delay in their receipt of payments since these payments will be forwarded by the owner trustee or indenture trustee, as applicable, to Cede & Co., as nominee for DTC. DTC will forward these payments to its DTC participants, which thereafter will forward them to indirect DTC participants or securityholders. Except for the depositor, it is anticipated that the only noteholder will be Cede & Co., as nominee of DTC. Securityholders will not be recognized by the trustee as noteholders as that term is used in the indenture, and securityholders will be permitted to exercise the rights of securityholders only indirectly through DTC and its DTC participants.

Because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of securityholders to pledge securities to persons or entities that do not participate in the DTC system or to otherwise act with respect to the securities may be limited due to the lack of a physical certificate for the securities.

DTC has advised the depositor that it will take any action permitted to be taken by a noteholder under the associated indenture only at the direction of one or more DTC participants to whose accounts with DTC the notes are credited. DTC may take conflicting actions relating to other undivided interests to the extent that these actions are taken on behalf of DTC participants whose holdings include these undivided interests.

In addition to holding notes through DTC participants or indirect DTC participants of DTC in the United States as described above, holders of book-entry notes may hold their notes through Clearstream or Euroclear in Europe if they are participants of these systems, or indirectly through organizations which are participants in these systems. Clearstream Banking, S.A. is incorporated under the laws of Luxembourg as a professional depository and is subject to regulation by the Luxembourg Monetary Institute. The Euroclear system is owned by Euroclear Clearance System Public Limited Company and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium, the Euroclear Operator. The Euroclear Operator is regulated and examined by the Belgium Banking and Finance Commission and the National Bank of Belgium.

Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold these positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the depositaries.

Distributions on notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Federal Income Tax Consequences—The Notes—Information Reporting and Backup Withholding” in this prospectus. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture or other

Related Document on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect these actions on its behalf through DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Except as required by law, neither the trust, the depositor, the servicer, the administrator, the owner trustee nor the indenture trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the notes of any series held by Cede & Co., as nominee for DTC, by Clearstream or by Euroclear in Europe, or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

Definitive Securities

Any notes originally issued in book-entry form will be issued in fully registered, certificated form as definitive notes or definitive certificates, as the case may be, to noteholders or their respective nominees, rather than to DTC or its nominee, only if:

(1)    the associated administrator advises the appropriate trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository for these securities and the trust is unable to locate a qualified successor,

(2)    the administrator, at its option, elects to terminate the book-entry system through DTC,

(3)    after the occurrence of an Event of Default or a Servicer Default, holders representing at least a majority of the aggregate principal amount of the Controlling Class advise the appropriate trustee through DTC in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interest of the holders of these securities, or

(4)    with respect to a specific series, the conditions, if any, described in the applicable prospectus supplement are satisfied.

Upon the occurrence of any event described in the immediately preceding paragraph, the indenture trustee will be required to notify DTC of the availability of definitive notes. DTC shall notify all the note owners of the availability of definitive notes. Upon surrender by DTC of the definitive certificates representing the securities and receipt of instructions for re-registration, the appropriate trustee will reissue these securities as definitive notes to holders thereof.

Distributions of principal of, and interest on, the definitive securities will thereafter be made in accordance with the procedures set forth in the associated indenture or associated trust agreement, as applicable, directly to holders of definitive securities in whose names the definitive securities were registered at the close of business on the last day of the preceding monthly period. These distributions will be made by check mailed to the address of that holder as it appears on the register maintained by the indenture trustee or owner trustee, as applicable. The final payment on any definitive security, however, will be made only upon presentation and surrender of the definitive security at the office or agency specified in the notice of final distribution to the holders of that class.

Definitive securities will be transferable and exchangeable at the offices of the appropriate trustee or of a registrar named in a notice delivered to holders of definitive securities. No service charge will be imposed for any registration of transfer or exchange, but the appropriate trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

Reports to Securityholders

For each trust, on or prior to each payment date, the servicer will prepare and provide to the indenture trustee a statement to be delivered to the noteholders on that payment date and on or prior to each distribution date, the servicer will prepare and provide to the owner trustee a statement to be delivered to the certificateholders. Each statement to be delivered to noteholders will include the information set forth below as to the notes for that distribution date or the period since the previous distribution date on those notes, as applicable. Each statement to be delivered to certificateholders will include the information set forth below as to the certificates for that distribution date or the period since the previous distribution date, as applicable:

(1)    the amount of the distribution allocable to principal of each class of the notes,

(2)    the amount of the distribution allocable to interest on or for each class of securities,

(3)    the Aggregate Receivables Principal Balance as of the close of business on the last day of the preceding monthly period,

(4)    the aggregate outstanding principal balance and the Note Pool Factor for each class of notes, after giving effect to all payments reported under (1) above and to all reinvestments reported under (14) below on that date,

(5)    the aggregate amount in the Payment Ahead Servicing Account or on deposit with the servicer as Payments Ahead and the change in that amount from the previous statement, as the case may be,

(6)    the amount of the servicing fees paid to the servicer for the prior monthly period or periods, as the case may be,

(7)    the amount, if any, and purpose of any other fees or expenses accrued or paid,

(8)    the interest rate for the next period for any class of notes with variable or adjustable rates,

(9)    the amount, if any, distributed to noteholders and certificateholders from amounts on deposit in the reserve account or from other forms of credit enhancement,

(10)    the amount, if any, accrued or paid with respect to the reserve account or any other forms of credit enhancement,

(11)    the Noteholders’ Interest Carryover Shortfall and the Noteholders’ Principal Carryover Shortfall, each as defined in the accompanying prospectus supplement, if any, and the change in these amounts from the preceding statement,

(12)    the balance of the reserve account, if any, on that date, after giving effect to changes in that reserve account on that date,

(13)    the amount, if any, of excess cash distributed from the reserve account to the depositor,

(14)    the amount, if any, reinvested in additional receivables during the Revolving Period, if any,

(15)    if applicable, whether the Revolving Period has terminated early due to the occurrence of an early amortization event, as described in the accompanying prospectus supplement,

(16)    if applicable, the balance in the accumulation account, after giving effect to changes in that accumulation account on that date, as described in the accompanying prospectus supplement,

(17)    cash flows received during the related collection period and their sources,

(18)    the number and dollar amount of receivables at the beginning and end of the applicable collection period, and updated pool composition information as of the end of the collection period, such as weighted average coupon, weighted average life, weighted average remaining term, and prepayments,

(19)    delinquency and loss information for the period and any material changes in determining or defining delinquencies, charge-offs and uncollectible accounts,

(20)    the amount of receivables with respect to which material breaches of pool asset representations or warranties or transaction covenants have occurred, and

(21)    any material modifications, extensions or waivers relating to the terms of or fees, penalties or payments on, pool assets during the distribution period or that, cumulatively, have become material over time.

In addition, for each trust, each year the indenture trustee will send by email, facsimile or, if requested by the indenture trustee, first class mail a brief report, as described in “The Indenture Trustee” in this prospectus, to all noteholders for that trust.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the trust, the trustees will mail to each holder of a class of securities who at any time during that calendar year has been a securityholder, and received any payment thereon, a statement containing information for the purposes of that securityholder’s preparation of federal income tax returns. As long as the holder of record of the securities is Cede & Co., as nominee of DTC, beneficial owners of the securities will receive tax and other information from DTC participants and indirect DTC participants rather than from the trustees. See “Federal Income Tax Consequences” in this prospectus.

THE TRANSFER AGREEMENTS AND SERVICING AGREEMENTS

The following summary describes the material terms of the Transfer Agreements and Servicing Agreements relating to each trust consisting of:

(1)    the Pooling Agreement pursuant to which the depositor will purchase receivables from Ally Bank,

(2)    the Servicing Agreement pursuant to which the servicer will agree to service the receivables,

(3)    the custodian agreement pursuant to which Ally Financial, as custodian, will agree to act as custodian for the documents evidencing the receivables,

(4)    the Trust Sale Agreement pursuant to which a trust will acquire the receivables from the depositor,

(5)    the trust agreement pursuant to which the trust will be created and certificates will be issued, and

(6)    the administration agreement pursuant to which Ally Financial will undertake administrative duties for the trust.

Forms of the transfer agreements and servicing agreements have been filed as exhibits to the registration statement of which this prospectus forms a part. The depositor will provide a copy of the Transfer Agreements and Servicing Agreements, without exhibits, upon request to a holder of securities described in the Transfer Agreements and Servicing Agreements. Where particular provisions or terms used in the Transfer Agreements and Servicing Agreements are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of this summary.

Sale and Assignment of Receivables

Ally Bank will sell and assign to the depositor, without recourse, its entire interest in the receivables, including its security interests in the financed vehicles, pursuant to a Pooling Agreement between Ally Bank and the depositor. The depositor will transfer and assign to the applicable trust, without recourse, its entire interest in the receivables, including its security interests in the financed vehicles, pursuant to a Trust Sale Agreement between the depositor and the trust. Each receivable of a trust will be identified in a schedule which will be on file at the locations set forth in an exhibit to the associated Trust Sale Agreement. The trust will, concurrently with the transfer and assignment, execute and deliver the trust’s notes and certificates to the depositor in exchange for the receivables. The depositor will sell the securities offered by this prospectus and the accompanying prospectus supplement, which may or may not include all securities of a series, to the respective underwriters set forth in the accompanying prospectus supplement. See “Plan of Distribution” in this prospectus.

The accompanying prospectus supplement will provide the terms, conditions and manner under which additional receivables will be sold by Ally Bank to the depositor and by the depositor to the trust during the Revolving Period, if any.

In each Pooling Agreement, Ally Bank will represent and warrant to the depositor, among other things, that:

•	the information provided in the schedule of receivables exhibit to the Trust Sale Agreement is correct in all material respects,

•	the obligor on each receivable is required to maintain physical damage insurance covering the financed vehicle in accordance with Ally Bank’s normal requirements,

•

as of the respective sale date, to the best of its knowledge, the receivables are free and clear of all filed security interests, liens, charges and encumbrances on account of work, labor or materials other than tax liens and other liens that arise by operation of law and no offsets, defenses or counterclaims have been asserted or threatened,

•	as of the respective sale date, each receivable is or will be secured by a first perfected security interest in favor of Ally Bank in the financed vehicle, and

•

each receivable, at the time it was originated complied, and as of the respective sale date complies, in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth-in-lending, equal credit opportunity and disclosure laws.

In the Trust Sale Agreement, the depositor will assign the representations and warranties of Ally Bank, as set forth above, to the trust, and will represent and warrant to the trust that the depositor has taken no action which would cause the representations and warranties of Ally Bank to be false in any material respect as of the respective sale date.

As of the last day of the second, or, if the depositor elects, the first, month following the discovery by the depositor, the servicer, the owner trustee or the indenture trustee of a breach of any representation or warranty of the depositor or Ally Bank that materially and adversely affects the interests of the securityholders in any receivable, the depositor, unless the breach is cured in all material respects, will repurchase or, will enforce the obligation of Ally Bank under the Pooling Agreement to repurchase the Warranty Receivable from the trust at a price equal to the Warranty Payment. The depositor or Ally Bank, as applicable, will be entitled to receive any amounts held by the servicer or in the Payment Ahead Servicing Account for that Warranty Receivable. The repurchase obligation constitutes the sole remedy available to the trust, the noteholders, the indenture trustee, the certificateholders or the owner trustee for any uncured breaches.

In each Servicing Agreement, the servicer will covenant that:

•	except as contemplated in that agreement, the servicer will not release any financed vehicle from the security interest securing the receivable,

•	the servicer will do nothing to impair the rights of the indenture trustee, the owner trustee, the trust, the noteholders or the certificateholders in the receivables, and

•

the servicer will not amend or otherwise modify any receivable so that the Amount Financed, the APR, the total number of Scheduled Payments, in the case of a Scheduled Interest Receivable, or the number of originally scheduled due dates, in the case of a Simple Interest Receivable, is altered or so that the last Scheduled Payment, in the case of a Scheduled Interest Receivable, or the last scheduled due date, in the case of a Simple Interest Receivable, occurs after the final scheduled distribution date.

As of the last day of the second, or, if the servicer so elects, the first, month following the discovery by the servicer, the owner trustee or the indenture trustee of a breach of any covenant that materially and adversely affects any receivable and unless the breach is cured in all material respects, the servicer will make an Administrative Purchase Payment for the Administrative Receivable. The servicer will be entitled to receive any amounts held by the servicer or in the Payment Ahead Servicing Account for the Administrative Receivable. This repurchase obligation constitutes the sole remedy available to the trust, the indenture trustee, the owner trustee, the noteholders and the certificateholders for any uncured breaches.

Pursuant to each Servicing Agreement, the trust will agree to Ally Financial acting as custodian to maintain possession, as the trust’s agent, of the retail installment sale contracts, purchase money loans and any other documents relating to the receivables. To assure uniform quality in servicing both the receivables and Ally Financial’s own portfolio of receivables, as well as to facilitate servicing and save administrative costs, the documents will not be physically segregated from other similar documents that are in Ally Financial’s possession nor will the documents be stamped or marked to reflect the transfer to the trust so long as Ally Financial is the custodian of these documents. However, Uniform Commercial Code financing statements reflecting the sale and assignment of the receivables to the trust and the pledge by the trust to the indenture trustee will be filed, and Ally Bank’s accounting records and computer files will reflect the sale and assignment. Because the receivables will remain in the possession of Ally Financial, as custodian, and will not be stamped or otherwise marked to reflect the assignment to the trust or the pledge to the indenture trustee, if a subsequent purchaser were able to take physical possession of the receivables without knowledge of the assignment, the trust’s and the indenture trustee’s interests in the receivables could be defeated.

Additional Sales of Receivables

In addition to receivables that the depositor buys from Ally Bank on a closing date as described above in this subsection, the depositor may also buy receivables from Ally Bank to transfer to a trust on one or more later dates for that trust as described further in the applicable prospectus supplement. The depositor would buy those receivables on substantially the same terms as under the pooling agreement for the initial closing. The depositor would then sell receivables that the depositor has bought from Ally Bank to a trust, pursuant to a trust sale agreement. On the initial closing date, the trust will apply the net proceeds received from the sale of its notes and certificates to pay the depositor for the receivables that are being sold to that trust, and, to the extent specified in the accompanying prospectus supplement, to make a deposit in an additional funding account and initial deposits in other trust accounts. If there is an additional funding account, then the depositor will buy additional receivables from Ally Bank, and sell them to the trust from time to time during the additional funding period, as described further in the related prospectus supplement. If the depositor receives a tax opinion confirming the tax status of the trust, it may also sell additional receivables to a trust at a later closing date and, concurrently, with this sale, execute and deliver additional notes and certificates of the trust to fund the purchase of the additional receivables.

Accounts

For each trust, the servicer will establish and maintain the following accounts:

•	one or more Collection Accounts, in the name of the indenture trustee on behalf of the noteholders and the certificateholders, into which all payments made on or for the receivables will be deposited,

•

a Note Distribution Account, in the name of the indenture trustee on behalf of the noteholders, in which amounts released from the Collection Account and any reserve account or other credit enhancement for payment to the noteholders will be deposited and from which all distributions to the noteholders will be made,

•

if specified in any accompanying offering memorandum, a Certificate Distribution Account, in the name of the owner trustee on behalf of the certificateholders, in which amounts released from the Collection Account and any reserve account or other credit enhancement for distribution to the certificateholders will be deposited and from which all distributions to the certificateholders will be made,

•

if the receivables to be purchased by the trust include Scheduled Interest Receivables, a Payment Ahead Servicing Account in the name of the indenture trustee, which will not be property of the trust, into which to the extent required by the Servicing Agreement, early payments by or on behalf of obligors on Scheduled Interest Receivables which do not constitute either Scheduled Payments or Prepayments will be deposited until payment becomes due,

•

if specified in the accompanying prospectus supplement, a reserve account, which will be a segregated trust account held by the indenture trustee, in which funds will be deposited by the noteholders and from which payments to the noteholders, the certificateholders, the servicer and, in some cases, the depositor, will be made, and

•	any other accounts to be established with respect to securities of the trust will be described in the accompanying prospectus supplement.

The Payment Ahead Servicing Account will initially be maintained in the trust department of the indenture trustee or by such other party as is identified in the accompanying prospectus supplement.

If specified in the accompanying prospectus supplement, the servicer will establish and maintain a reserve account, which will be held by the indenture trustee for the benefit of noteholders and certificateholders and which will not be included in the property of the trust. The reserve account will be funded by an initial deposit by the depositor on the closing date in the amount set forth in the accompanying prospectus supplement and on each distribution date thereafter up to the Specified Reserve Account Balance, as defined in the accompanying prospectus supplement. On each distribution date, the servicer will deposit into the reserve account the amount of collections on the receivables remaining on each distribution date after the payment of the total servicing fee, amounts payable by the trust under any interest rate swaps, if any, and the distributions and allocations to the noteholders and the certificateholders required on that date. Amounts on deposit in the reserve account will be applied to make payments to noteholders, certificateholders and the servicer. Generally, to the extent that amounts on deposit in the reserve account exceed the Specified Reserve Account Balance, that excess may be paid to the depositor. Upon any distribution to the depositor of amounts from the reserve account, neither the noteholders nor the certificateholders will have any rights in, or claims to, those amounts.

For any series, funds in the Designated Accounts will be invested as provided in the Servicing Agreement in Eligible Investments. Eligible Investments for a trust are generally limited to investments acceptable to the rating agencies hired to rate that trust’s notes and certificates at the request of the depositor as being consistent with the rating of the notes and certificates. Eligible Investments generally are limited to obligations or securities that mature no later than the business day preceding the next distribution date or, in the case of the Note Distribution Account, the next payment date for the notes. To the extent permitted by the rating agencies hired to rate the notes, funds in any reserve account may be invested in the trust’s notes, which will not mature prior to the next payment date, and Eligible Investments, which may have longer maturities under specific conditions described in the applicable prospectus supplement. Notes will only be sold to meet shortfalls if they are sold for a price at least equal to the lesser of the price described or stated in the applicable prospectus supplement or the unpaid principal balance of the notes unless, following the sale, the amount on deposit in the reserve account would be at least equal to the Specified Reserve Account Balance for that reserve account. Thus, the amount of cash in any reserve account at any time may be less than the balance of the reserve account. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections on the receivables, as provided in the accompanying prospectus supplement, exceeds the amount of cash in the reserve account, a temporary shortfall in the amounts distributed to the noteholders or certificateholders could result, which could, in turn, increase the average life of the notes or the certificates. Investment earnings on funds deposited in the Designated Accounts and the Payment Ahead Servicing Account, net of losses and investment expenses, will be payable to the servicer or such other party as is designated in the accompanying prospectus supplement.

The Designated Accounts will be maintained as either of two types of accounts. The first type of account is a segregated account with an eligible institution. Eligible institutions are:

(1)    the corporate trust department of the indenture trustee or the owner trustee, as applicable, or

(2)    a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia, or any domestic branch of a foreign bank, as long as that depository institution:

(A)    has either (X) a long-term unsecured debt rating acceptable to the rating agencies hired to rate the notes or (Y) a short-term unsecured debt rating or certificate of deposit rating acceptable to the rating agencies hired to rate the notes, and

(B)    has its deposits insured by the Federal Deposit Insurance Corporation or any successor thereto.

The second type of account is a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia, or any domestic branch of a foreign bank. This depository institution must have corporate trust powers and act as trustee for funds deposited in the account and the securities of that depository institution must have a credit rating from each rating agency then rating that institution in one of its generic rating categories which signifies investment grade.

Any other accounts to be established for a trust will be described in the accompanying prospectus supplement.

Distributions

For each trust, beginning on the payment date or distribution date, as applicable, specified in the accompanying prospectus supplement, distributions of principal and interest on the notes, if any, and distributions on the certificates will be made by the indenture trustee or the owner trustee, or other certificate paying agent, as applicable, to the noteholders and the certificateholders. The indenture trustee or the owner trustee, or other certificate paying agent, as applicable, will make distributions to the noteholders and certificateholders of record on the Record Date. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of noteholders and all distributions to each class of certificateholders will be set forth in the accompanying prospectus supplement.

For each trust, on each payment date and distribution date, collections on the receivables will be transferred from the Collection Account to the Note Distribution Account and the Certificate Distribution Account for distribution to noteholders and certificateholders as and to the extent described in the accompanying prospectus supplement. Credit enhancement, like a reserve account, will be available to cover any shortfalls in the amount available for distribution on that date to the extent specified in the accompanying prospectus supplement. Distributions in respect of principal will be subordinate to distributions in respect of interest, and distributions in respect of the certificates will be subordinate to payments in respect of the notes, as more fully described in the accompanying prospectus supplement.

Credit Enhancement

The amounts and types of credit enhancement arrangements and the provider of credit enforcement arrangements, if applicable, for each series or class of securities will be set forth in the accompanying prospectus supplement. If and to the extent provided in the accompanying prospectus supplement, credit enhancement may be in the form of any of the following or a variation of or combination of two or more of the following:

Subordination of Interests. The indenture may provide that one or more classes of securities may be subordinated in priority of payments to one or more other classes of securities. Subordinated classes of securities will be allocated available funds only after all or the applicable portion of the obligations of the senior classes of securities have been paid. This subordination provides credit enhancement to the senior classes of securities, and could result in reduced or delayed payments of principal or interest to the subordinated classes of securities.

Reserve Account. Amounts on deposit in the reserve account, if any, will be applied to make payments to noteholders and certificateholders in accordance with the priority of payments to the extent those amounts remain unsatisfied after the application of collections and other available funds in accordance with the priority of payments. The reserve account provides credit enhancement by adding an additional potential source of funds available to make payments on the securities.

Overcollateralization. The aggregate principal balance of all Receivables held by the trust, discounted by a factor determined as described in the accompanying prospectus supplement, will exceed the aggregate principal balance of the securities issued by the trust by an amount indicated in the accompanying prospectus supplement. See “Summary—The Receivables—Overcollateralization” in the accompanying prospectus supplement. This excess creates credit enhancement by allowing for some amount of losses on the receivables before a shortfall in funds available to make payments on the securities would occur.

Cash Advances, Deposits or Letters of Credit. The depositor may fund accounts in addition to the reserve account, or may otherwise provide cash advances, deposits or establish letters of credit to provide additional funds that can be applied to make payments on the securities issued by the trust. Any such arrangements will be disclosed in the accompanying prospectus supplement.

Insurance Policy from a Monoline Financial Guarantor. The notes may be insured through an insurance policy from a monoline financial guarantor. Any such arrangements will be disclosed in the accompanying prospectus supplement. An insurance policy from a monoline financial guarantor creates credit enhancement because, should the trust fail to make payments on the notes, the monoline financial guarantor will have an unconditional and irrevocable obligation to pay those amounts not paid by the trust.

The presence of a reserve account and other forms of credit enhancement is intended to enhance the likelihood of receipt by the noteholders and the certificateholders of the full amount of principal and interest due thereon and to decrease the likelihood that the noteholders and the certificateholders will experience losses. The credit enhancement for a class of securities, other than an insurance policy issued by a monoline financial guarantor, will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance, if any, and interest thereon. Such an insurance policy will provide protection to the holders of a specified series or class only if and to the extent disclosed in the applicable prospectus supplement. If shortfalls in available funds occur and exceed the amount covered by any credit enhancement or are not covered by any credit enhancement, securityholders will bear their allocable share of those deficiencies. In addition, if a form of credit enhancement covers more than one class or series of securities, securityholders of a given class or series will be subject to the risk that the credit enhancement will be fully or partially exhausted by application to those other classes of securities.

Net Deposits

As an administrative convenience, during monthly periods in which the servicer is permitted to hold payments on receivables until the distribution date, the servicer will also be permitted to make the deposit of collections, Warranty Purchase Payments and Administrative Purchase Payments for any monthly period net of distributions to be made to the servicer from the applicable trust for that monthly period. Similarly, the servicer may cause to be made a single, net transfer from the Collection Account to the Payment Ahead Servicing Account, or vice versa. The servicer, however, will account to the indenture trustee, the owner trustee, the noteholders and the certificateholders for each trust as if all deposits, distributions and transfers were made individually. In addition, in connection with any trust at any time that the servicer is not required to remit collections on a daily basis, the servicer may retain collections allocable to the notes or the Note Distribution Account until the payment date, and pending deposit into the Collection Account or the Note Distribution Account, the collections may be employed by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. On each payment date, the servicer, the depositor, the indenture trustee and the owner trustee will make all distributions, deposits and other remittances on the notes or the Note Distribution Account of a trust for the periods since the previous distribution was to have been made. If payment dates do not coincide with distribution dates, all distributions, deposits or other remittances made on a payment date will be treated as having been distributed, deposited or remitted on the distribution date for the applicable monthly period for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on that distribution date.

Statements to Trustees and Trust

Prior to each payment date and distribution date, for each trust, the servicer will provide to the indenture trustee and the owner trustee as of the close of business on the last day of the preceding monthly period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to securityholders on that date described under “Book Entry Registration; Reports to Securityholders—Reports to Securityholders” in this prospectus.

Evidence as to Compliance

Each Servicing Agreement will provide that a firm of independent public accountants will furnish to the trust and the servicer on or before March 15 (or, if such day is not a business day, the next succeeding business day) of each year, beginning March 15 of the first calendar year following the closing date, a statement as to compliance by the servicer during the preceding twelve months ended December 31, or in the case of the first of these certificates, the period from the closing date to December 31 of that year, with standards relating to the servicing of the receivables, the servicer’s accounting records and computer files relating to those receivables and other specified matters, provided that, if the trust is not required to file periodic reports under the Securities Exchange Act of 1934 or any other law, the statement may be furnished to the owner trustee and the indenture trustee on or before April 30 of each year.

Each Servicing Agreement will also provide for delivery to the owner trustee and the indenture trustee, on or before March 15 (or, if such day is not a business day, the next succeeding business day) of each year, beginning March 15 of the first calendar year following the closing date, of a certificate signed by an officer of the servicer stating that the servicer has fulfilled in all material respects its obligations under the Servicing

Agreement throughout the preceding twelve months ended December 31, or in the case of the first of these certificates, the period from the closing date to December 31 of that year, or, if there has been a default in any material respect in the fulfillment of an obligation, describing each default, provided that, if the trust is not required to file periodic reports under the Securities Exchange Act of 1934 or any other law, the statement may be furnished to the owner trustee and the indenture trustee on or before April 30 of each year. The certificate may be provided as a single certificate making the required statements as to more than one Servicing Agreement.

Copies of the statements and certificates may be obtained by securityholders by a request in writing addressed to the applicable indenture trustee or owner trustee.

In each Servicing Agreement, the servicer will agree to give the indenture trustee and the owner trustee notice of any event which with the giving of notice or the lapse of time, or both, unless cured, would become a Servicer Default. In addition, the servicer will agree to give the indenture trustee, the owner trustee and the trust notice of specified covenant breaches which with the giving of notice or lapse of time, or both, unless cured, would constitute a Servicer Default.

Changes to Servicer; Servicer Indemnification and Proceedings

Each Servicing Agreement will provide that Ally Financial may not resign from its obligations and duties as servicer under the Servicing Agreement, except upon determination that Ally Financial’s performance of these duties as servicer is no longer permissible under applicable law. If at the time of resignation, a successor servicer has not accepted appointment, the indenture trustee will assume Ally Financial’s servicing obligations and duties under the Servicing Agreements. Costs associated with the resignation of the servicer and the appointment of a successor will be borne by the trust.

Each Servicing Agreement will further provide that, except as specifically provided otherwise, neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the trust or the noteholders or certificateholders for taking any action or for refraining from taking any action pursuant to the Servicing Agreements or the indenture or for errors in judgment. Neither the servicer nor any of these persons will be protected against any liability that would otherwise be imposed by reason of wilful misfeasance, bad faith or negligence—except errors in judgment—in the performance of the servicer’s duties under the Servicing Agreement or by reason of reckless disregard of its obligations and duties thereunder. Each Servicing Agreement will further provide that the servicer and its directors, officers, employees and agents will be reimbursed by the indenture trustee or the owner trustee for any contractual damages, liability or expense incurred by reason of that trustee’s wilful misfeasance, bad faith or negligence (gross negligence, in the case of the owner trustee)—except errors in judgment—in the performance of that trustee’s duties under the Servicing Agreement or by reason of reckless disregard of its obligations and duties under the Servicing Agreement or under the trust agreement or the indenture. In addition, each Servicing Agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer’s servicing responsibilities under such Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the Servicing Agreements and the rights and duties of the parties thereto and the interests of the noteholders and the certificateholders thereunder. If the servicer undertakes any action, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the trust, and the servicer will be entitled to be reimbursed out of the Collection Account. Any indemnification or reimbursement will reduce the amount otherwise available for distribution to the noteholders and the certificateholders.

Under the circumstances specified in each Servicing Agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer or, for its obligations as servicer, any entity 25% or more of the voting interests of which are owned, directly or indirectly, by General Motors or by Ally Financial, which entity in each of the foregoing cases assumes the obligations of the servicer under any Servicing Agreement, will be the successor of the servicer under such Servicing Agreement. So long as Ally Financial acts as servicer, the servicer may at any time subcontract any duties as servicer under any Servicing Agreement to any entity in which more than 25% of the voting interests are owned, directly or indirectly, by General Motors or by Ally Financial or to any entity that agrees to conduct these duties in accordance with the servicer’s servicing guidelines and any Servicing Agreement. The servicer may at any time perform specific duties as servicer through subcontractors who are in the business of servicing receivables similar to the receivables, provided that no delegation will relieve the servicer of its responsibility for these duties.

Servicer Default

Servicer Defaults under each Servicing Agreement will consist of:

(1)    any failure by the servicer to make any required distribution, payment, transfer or deposit or to direct the indenture trustee to make any required distribution, which failure continues unremedied for five Business Days after written notice from the indenture trustee or the owner trustee is received by the servicer or after discovery of the failure by an officer of the servicer,

(2)    any failure by the servicer to observe or perform in any material respect any other covenant or agreement in the Servicing Agreement, the trust agreement or the indenture other than the FDIC Rule Covenant which failure materially and adversely affects the rights of the noteholders or the certificateholders and which continues unremedied for 90 days after the giving of written notice of the failure to the servicer by the indenture trustee or the owner trustee or to the servicer, the indenture trustee and the owner trustee by holders of not less than 25% in principal amount of the Controlling Class or after discovery of the failure by an officer of the servicer,

(3)    events of bankruptcy, insolvency or receivership of the servicer or actions by the servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations, and

(4)    any other events or circumstances that are disclosed as Servicer Defaults in the accompanying prospectus supplement.

Notwithstanding the foregoing, there will be no Servicer Default where a Servicer Default would otherwise exist under clause (1) above for a period of 10 Business Days or under clause (2) for a period of 60 days if the delay or failure giving rise to the Servicer Default was caused by an act of God or other similar occurrence. Upon the occurrence of any of these events, the servicer will not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Servicing Agreement and the servicer will provide the indenture trustee, the owner trustee, the depositor and the securityholders prompt notice of the failure or delay by it, together with a description of its efforts to so perform its obligations.

Rights upon Servicer Default

As long as a Servicer Default under a Servicing Agreement remains unremedied, the indenture trustee or holders of not less than a majority in principal amount of the Controlling Class may terminate all the rights and obligations of the servicer under the Servicing Agreement. If the notes have been paid in full and the indenture has been discharged with respect thereto, the owner trustee or the holders of certificates evidencing not less than a majority of the voting interests of the outstanding certificates other than certificates owned by the trust, the depositor, Ally Bank, the servicer or any of their respective affiliates may effect the termination of the servicer’s rights and obligations. In either case, upon the termination of the rights and obligations of the servicer, the indenture trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the agreements and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no Servicer Default other than the appointment has occurred, the trustee or official may have the power to prevent the indenture trustee or the noteholders from effecting a transfer of servicing. If the indenture trustee is unwilling to so act, it may, and if it is unable to so act, it will appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $100,000,000 and whose regular business includes the servicing of automotive receivables and which satisfies the other criteria set forth in the Servicing Agreement. The indenture trustee may make arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the servicer under the Servicing Agreement.

Waiver of Past Defaults

For each trust, the holders of at least a majority in principal amount of the Controlling Class may, on behalf of all the noteholders and certificateholders, waive any default by the servicer in the performance of its obligations under the Servicing Agreement and its consequences. However, the holders cannot waive a Servicer Default in making any required deposits to or payments from any of the Designated Accounts or the Certificate Distribution Account in accordance with the Servicing Agreement. No waiver will impair the noteholders’ or certificateholders’ rights regarding subsequent defaults.

Amendment

Each of the Transfer Agreements and Servicing Agreements may be amended by the parties thereto without the consent of the noteholders or certificateholders:

•	to cure any ambiguity,

•	to correct or supplement any provision of those agreements that may be defective or inconsistent with any other provision of those agreements or in any other Related Document,

•

to add or supplement any credit, liquidity or other enhancement arrangement for the benefit of noteholders or certificateholders, provided that, if any addition affects any class of noteholders or certificateholders differently from any other class of noteholders or certificateholders, then the addition will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any class of noteholders or certificateholders,

•	to add to the covenants, restrictions or obligations of the depositor, the servicer, the owner trustee or the indenture trustee, or

•

to add, change or eliminate any other provisions of those agreements in any manner that will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the noteholders or the certificateholders.

Each agreement may also be amended by the parties thereto with the consent of the holders of at least a majority in principal amount of the Controlling Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement or of modifying in any manner the rights of the noteholders or certificateholders. No amendment may:

(1)    increase or reduce the interest rate or principal amount of any note or change any distribution date or the final scheduled distribution date of any note or distributions on the certificates without the consent of the holder thereof, any interest rate or the Specified Reserve Account Balance,

(2)    adversely affect the rating of any series by any rating agency hired to rate the notes or certificates without the consent of two-thirds of the principal amount of the outstanding notes or the voting interests of the outstanding certificates, as appropriate, of the series, or

(3)    reduce the percentage required of noteholders or certificateholders to consent to any amendment without the consent of all of the noteholders or certificateholders, as the case may be.

Insolvency Event

Each trust agreement will provide that the owner trustee does not have the power to commence a voluntary proceeding in bankruptcy relating to the trust without the unanimous prior approval of all certificateholders, including the depositor. Under no circumstance, however, will the owner trustee commence any proceeding prior to the date that is one year and one day after the termination of the trust. In the Servicing Agreement and the Trust Sale Agreement, the servicer and the depositor, respectively, will covenant that they will not, for a period of one year and one day after the final distribution for the notes and the certificates to the Note Distribution Account or the Certificate Distribution Account, as applicable, institute against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law. In the Pooling Agreement, Ally Bank will covenant that it will not, for a period of one year and one day after the final distribution for the notes and the certificates to the Note Distribution Account or the Certificate Distribution Account, as applicable, institute against the trust or the depositor any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Certificateholder Liability; Indemnification

Under each trust agreement, certificateholders will be entitled to the same limitation of personal liability extended to stockholders of for profit corporations under the General Corporation Law of Delaware.

Each Servicing Agreement provides that the servicer will indemnify the indenture trustee and the owner trustee from and against any loss, liability, expense, damage or cost arising out of or incurred in connection with the acceptance or performance of its duties pursuant to such Servicing Agreement, including any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim. Neither the indenture trustee nor owner trustee will be so indemnified if the acts or omissions or alleged acts or omissions constitute wilful misfeasance, bad faith or negligence (gross negligence, in the case of the owner trustee) by the indenture trustee or the owner trustee, as applicable. In addition, the servicer will indemnify the trust, the indenture trustee, the owner trustee, the noteholders and the certificateholders against losses arising out of the negligence, wilful misfeasance or bad faith of the servicer in the performance of its duties under the Servicing Agreement and the indenture or by reason of its reckless disregard of its obligations and duties thereunder. The servicer will also indemnify the parties against any taxes that may be asserted against the parties for the transactions contemplated in the Servicing Agreement, other than taxes on the sale of receivables or securities, the ownership of receivables or the receipt of payments on securities or other compensation.

Termination

Each trust will terminate upon the final distribution by the indenture trustee and the owner trustee of all monies and other property of the trust in accordance with the terms of the trust agreement, the indenture and the Servicing Agreement, including in the case of the exercise by the servicer of its repurchase option as described in this section of this prospectus. Upon termination of the trust and payment or deposit into the Note Distribution Account and the Certificate Distribution Account of all amounts to be paid to the securityholders, any remaining assets of the trust and any amounts remaining on deposit in the reserve account will be paid to the depositor.

In order to avoid excessive administrative expense, if the outstanding Aggregate Receivables Principal Balance of the receivables held by a trust is less than or equal to 10% of the initial Aggregate Receivables Principal Balance or such other threshold specified in the applicable prospectus supplement, the servicer, or its successor, or if specified in the applicable prospectus supplement, if the servicer does not exercise the option, a holder of all of the certificates, that is not the trust, the depositor or any affiliate thereof will be permitted to purchase from that trust all remaining receivables and other trust assets. This purchase is at the option of the servicer, or its successor, and would be calculated as of the last day of any monthly period. The purchase price paid by the servicer, or its successor, would be equal to the greater of the Aggregate Receivables Principal

Balance plus accrued and unpaid interest for these receivables plus the appraised value of any other property held as part of the trust and the sum of the basic servicing fee for the related monthly period and the unpaid principal of the outstanding notes plus, for all securities, accrued and unpaid interest thereon through but excluding the related Distribution Date, and any amounts payable by the trust under any interest rate swaps. As further described in the accompanying prospectus supplement, any outstanding notes will be redeemed concurrently therewith and the subsequent distribution to certificateholders of all amounts required to be distributed to them pursuant to the trust agreement will effect early retirement of the certificates. The indenture trustee will give written notice of redemption to each noteholder of record and the owner trustee will give written notice of dissolution of the trust to each certificateholder of record. The final distribution to any noteholder or certificateholder will be made only upon surrender and cancellation of that noteholder’s note at an office or agency of the indenture trustee specified in the notice of redemption or that certificateholder’s certificate at an office or agency of the owner trustee specified in the notice of dissolution.

Administration Agreement

Ally Financial, in its capacity as administrator, will enter into an administration agreement with each trust and the indenture trustee pursuant to which Ally Financial, as administrator, will agree, to the extent provided in the administration agreement, to provide the notices and to perform other administrative obligations required by the indenture. For each trust, as compensation for the performance of the administrator’s obligations under the administration agreement and as reimbursement for its expenses thereto, Ally Financial, as administrator, will be entitled to an administration fee in an amount equal to $1,500 per month or such other amount as is specified in the applicable prospectus supplement. The servicer will pay the administration fee.

LEGAL ASPECTS OF THE RECEIVABLES

Security Interest in Vehicles

For all states in which the receivables have been originated, retail instalment sale contracts evidence the credit sale of automobiles and light trucks by dealers to purchasers. The contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the Uniform Commercial Code. If Ally Bank would originate the receivables directly, the purchase money loans would be evidenced by a promissory note and security agreement. Perfection of security interests in the vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In all states in which the receivables have been originated, a security interest in a vehicle is perfected by notation of the secured party’s lien on the vehicle’s certificate of title.

For each trust, pursuant to the Pooling Agreement, Ally Bank will assign its security interest in the financed vehicles securing the receivables to the depositor and pursuant to the Trust Sale Agreement, the depositor will assign its security interest in the financed vehicles securing the receivables to the trust and the trust will pledge its interest to the indenture trustee. However, because of the administrative burden and expense, no certificate of title will be amended to identify the trust as the new secured party relating to a financed vehicle or the interest of the indenture trustee in the financed vehicle. Also, Ally Financial will hold any certificates of title relating to the vehicles in its possession as custodian for the depositor and trust pursuant to a custodian agreement entered into pursuant to the Servicing Agreement. See “The Transfer Agreements and Servicing Agreements—Sale and Assignment of Receivables” in this prospectus.

An assignment of the nature of the assignment contained in each of the Pooling Agreement and the Trust Sale Agreement is an effective conveyance of a security interest without amendment of any lien noted on a vehicle’s certificate of title, and the assignee succeeds by the assignment to the assignor’s rights as secured party. In the absence of fraud or forgery by the vehicle owner or Ally Bank or administrative error by state or local agencies, in most states the notation of the secured party’s lien on the certificates of title will be sufficient to protect the trust against the rights of subsequent purchasers of a financed vehicle from an obligor or subsequent lenders to an obligor who take a security interest in a financed vehicle. If there are any financed vehicles as to which Ally Bank failed to obtain a perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of the financed vehicles and holders of perfected security interests. This failure, however, would constitute a breach of the warranties of Ally Bank under the Pooling Agreement and, if the interests of the securityholders in the receivable are materially and adversely affected, would create an obligation of Ally Bank to repurchase that receivable unless the breach is cured. Similarly, the security interest of the trust in the vehicle could be defeated through fraud or negligence and, because the trust is not identified as the secured party on the certificate of title, by the bankruptcy petition of the obligor.

Under the laws of most states, the perfected security interest in a vehicle would continue for four months after a vehicle is moved to a state other than the state in which it is initially registered and thereafter until the vehicle owner re-registers the vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle or, in the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender of the certificate of title from the state department of motor vehicles. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicles in the state of relocation. In states that do not require surrender of a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing receivables, the servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the obligors as to relocation. Similarly, when an obligor sells a vehicle, the servicer must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the receivable before release of the lien. Under each Servicing Agreement, the servicer is obligated to take appropriate steps, at the servicer’s expense, to maintain perfection of security interests in the financed vehicles.

Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed vehicle. The Internal Revenue Code also grants priority to some federal tax liens over the lien of a secured party. The laws of some states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in the confiscated motor vehicle. Under each Pooling Agreement, Ally Bank will have represented to the depositor that, as of the respective sale date, each receivable is or will be secured by a first perfected security interest in favor of Ally Bank in the financed vehicle. The depositor will have assigned the representation, among others, to the applicable trust pursuant to the Trust Sale Agreement. However, liens for repairs or taxes, or the confiscation of a financed vehicle, could arise at any time during the term of a receivable. No notice will be given to the owner trustee, the indenture trustee, the trust, the noteholders or the certificateholders if a lien or confiscation arises.

Repossession

In the event of default by vehicle purchasers, the holder of the retail instalment sale contract or purchase money loan has all the remedies of a secured party under the Uniform Commercial Code, except where specifically limited by other state laws. Among the Uniform Commercial Code remedies, the servicer, as agent on behalf of the secured party, has the right to perform self-help repossession unless the act would constitute a breach of the peace. Self-help is the method employed by the servicer, as agent on behalf of the secured party, in most cases and is accomplished simply by retaking possession of the financed vehicle. In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which he may cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order. A secured party may be held responsible for damages caused by a wrongful repossession of a vehicle.

Notice of Sale; Redemption Rights

The Uniform Commercial Code and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale or the date after which any private sale of the collateral may be held. In addition, a consent order between the servicer and the Federal Trade Commission imposes similar requirements for the giving of notice for any sale. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees, or, in some states, by payment of delinquent installments or the unpaid balance.

Deficiency Judgments and Excess Proceeds

The proceeds of resale of the financed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. In many instances, the remaining principal amount of the indebtedness will exceed the proceeds. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit these judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

Occasionally, after resale of a vehicle and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the Uniform Commercial Code requires the creditor to remit the surplus to any holder of a lien on the vehicle or if no lienholder exists or there are remaining funds, the Uniform Commercial Code and a consent order between the servicer and the Federal Trade Commission require the creditor to remit the surplus to the former owner of the vehicle.

Consumer Protection Laws

Numerous federal and state consumer protection laws and regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Procedures Act, the Magnuson-Moss Warranty Act, the FRB’s Regulations B and Z, the Servicemembers Civil Relief Act of 2003, the Texas Consumer Credit Code, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code and state sales finance and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts, including the receivables. If a seller of receivables is not liable for indemnifying the trust as assignee of the receivables from the seller, failure to comply could impose liability on an assignee in excess of the amount of the receivable.

The so-called “holder-in-due-course rule” of the Federal Trade Commission, the provisions of which are generally duplicated by the Uniform Commercial Code, other state statutes or the common law, has the effect of subjecting a seller in a consumer credit transaction, and some creditors and their assignees, to all claims and defenses which the obligor in the transaction could assert against the depositor. Liability under the holder-in-due-course rule is limited to the amounts paid by the obligor under the contract and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor.

Most of the receivables will be subject to the requirements of the holder-in-due-course rule. The trust, as holder of the receivables, will be subject to any claims or defenses that the purchaser of the financed vehicle may assert against the seller of the financed vehicle. These claims are limited to a maximum liability equal to the amounts paid by the obligor on the receivable. If an obligor were successful in asserting these claims or defenses, these claims or defenses would constitute a breach of Ally Bank’s warranties under the Pooling Agreement and may create an obligation of Ally Bank to repurchase the receivable unless the breach is cured in all material respects. See “The Transfer Agreements and Servicing Agreements—Sale and Assignment of Receivables” in this prospectus.

Courts have imposed general equitable principles upon secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to consumers.

Under each Pooling Agreement, Ally Bank will represent to the depositor that each receivable complies with all requirements of law in all material respects. The depositor will have assigned the representation, among others, to the trust. Accordingly, if an obligor has a claim against the trust for violation of any law and that claim materially and adversely affects the trust’s interest in a receivable, the violation may create an obligation to repurchase the receivable unless the breach is cured in all material respects. See “The Transfer Agreements and Servicing Agreements—Sale and Assignment of the Receivables” in this prospectus.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing the financed vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the financed vehicle at the time of bankruptcy, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of finance charge and time of repayment of the indebtedness.

Transfer of Vehicles

The receivables prohibit the sale or transfer of a financed vehicle without the servicer’s consent and permit the servicer to accelerate the maturity of the receivable upon a sale or transfer without the servicer’s consent. The servicer will not consent to a sale or transfer and will require prepayment of the receivable. Although the servicer, as agent of each owner trustee, may enter into a transfer of equity agreement with the secondary purchaser for the purpose of effecting the transfer of the vehicle, the new obligation will not be included in the pool of receivables.

INSOLVENCY ASPECTS OF THE OFFERINGS

Potentially Applicable Insolvency Regimes

Three different legal regimes for the resolution or reorganization of insolvent companies could be applicable to the entities involved in an offering of notes:

•

The Federal Deposit Insurance Act, or “FDIA,” provides that the Federal Deposit Insurance Corporation, or “FDIC,” can be appointed as the receiver or conservator for an insured depository institution that becomes insolvent, is in an unsound condition, violates its bylaws or regulations or engages in similar activity. Thus, if these circumstances occur to Ally Bank, the FDIC could be appointed as receiver (which term, as used herein with respect to the FDIA, should be understood also to encompass the role of conservator).

•

The federal Bankruptcy Code is available for any “person” that is eligible to be a “debtor” pursuant to Section 109 of the Bankruptcy Code. Ally Bank would not be eligible to be a debtor under the Bankruptcy Code, but each of Ally Financial and the depositor would be eligible debtors. There is some question as to whether the trust would qualify as a “person” under the Bankruptcy Code, as the only trusts that have been permitted to seek protection under the Bankruptcy Code are “business trusts.”

•

The Dodd-Frank Wall Street Reform and Consumer Protection Act established the Orderly Liquidation Authority, or “OLA,” under which the FDIC is authorized to act as receiver of a “covered financial company” and, under certain circumstances, its subsidiaries, except that insolvencies of insured depository institutions will continue to be governed by the FDIA. For a company to be classified as a covered financial company, the Secretary of the Treasury must make several determinations, including that the company is in default or in danger of default and that the failure of the company and its resolution under the Bankruptcy Code would have serious adverse effects on financial stability in the United States. We cannot predict whether, if Ally Financial were in default or in danger of default, it would be classified as a covered financial company. If Ally Financial were so classified, then the depositor or an issuing entity could, under the circumstances specified in the Dodd-Frank Act, also be subject to FDIC receivership under OLA as a covered subsidiary.

Consequences of Insolvency Regimes for Payments on the Notes

The FDIC, as receiver under the FDIA or OLA, and a bankruptcy trustee or a debtor-in-possession under the Bankruptcy Code, have broadly similar powers. The exercise of these powers could result in losses or delays in payment on the notes.

If an offering failed to qualify for the safe harbor described under “—The FDIC Rule,” the FDIC as receiver under the FDIA could assert that Ally Bank’s sale of receivables to the depositor should be recharacterized as a pledge of the receivables to secure a borrowing of Ally Bank, and the FDIC could seek to recover or reclaim the receivables.

The possibility also exists that the FDIC as receiver could seek to apply the doctrine of substantive consolidation to consolidate the assets and liabilities of the depositor and, in turn, the trust with the assets and liabilities of Ally Bank.

Independently or in conjunction with the assertion of either of these positions, the FDIC as receiver could seek to:

•	repudiate the obligations of Ally Bank under the transaction documents;

•	require the trust, as assignee of the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the receivables;

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against Ally Bank; or

•

impose a statutory injunction that would automatically prevent the indenture trustee and other transaction parties from exercising their rights, remedies and interests under the transaction documents for up to 90 days.

In addition to an FDIA receivership of Ally Bank, it is possible that the depositor or the trust (each, a “special purpose entity”) could (a) become a debtor in a voluntary or involuntary case under the Bankruptcy Code or state insolvency regimes or (b) become subject to a receivership under OLA. The bankruptcy trustee or debtor-in-possession in such a bankruptcy case or, in certain cases, the FDIC as receiver under OLA could seek to:

•	in a bankruptcy case, reject the executory obligations of the debtor under the transaction documents;

•	under OLA, repudiate the obligations of the special purpose entity under the transaction documents;

•	enforce the “automatic stay” to prevent creditors from exercising remedies against a debtor;

•	effect a substitution of collateral in certain circumstances; or

•

assert that the trust does not have a perfected security interest in (a) the receivables, (b) one or more of the vehicles securing the receivables or (c) any cash collections held by the servicer at the time the servicer becomes the subject of a bankruptcy proceeding.

Despite the broad similarity of OLA to the Bankruptcy Code, OLA differs on its face from the Bankruptcy Code in many respects. To address some of these differences, the FDIC in July 2011 adopted a regulation confirming that the treatment under OLA of preferential transfers is intended to be consistent with similar provisions in and doctrines developed under the Bankruptcy Code. In January 2011 the Acting General Counsel of the FDIC issued an advisory opinion to the same effect with respect to the treatment of standard contractual provisions meant to foster the bankruptcy-remote treatment of special purpose entities such as the depositor and the issuing entity. The advisory opinion does not bind the FDIC or its Board of Directors and could be withdrawn or modified in the future. There can be no assurance that future regulations or, with respect to the matters covered by the advisory opinion, subsequent FDIC actions in an OLA proceeding involving Ally Financial or either special purpose entity will not be contrary to these developments. Moreover, many provisions of OLA and other parts of Dodd-Frank will be implemented or interpreted through rulemaking by the appropriate federal regulatory agencies. As such, in many respects, the ultimate impact of the OLA provisions of Dodd-Frank, and of Dodd-Frank overall, will not be known for an extended period of time.

Bankruptcy of the Trust

It is unclear as to whether the trust is eligible to be the subject of a bankruptcy case. If it is, then the trust may be subject to a liquidation or reorganization under federal bankruptcy law.

Only a “person” as defined in the Bankruptcy Code can be a debtor eligible for federal bankruptcy relief. The Bankruptcy Code defines “person” to “include” a “corporation” and “corporation” to “include” a “business trust.” The legislative history of the Bankruptcy Code, however, indicates that the term “person” does not otherwise include a trust. Therefore, the trust’s eligibility as a debtor under the Bankruptcy Code depends on whether or not it would be found to be a “business trust” by the court determining eligibility.

Case law indicates that whether or not a statutory trust will qualify as a business trust depends on whether the trust is actually operating a business or at least has a business or profit-making objective. Some cases have required additional elements, such as the transferability of the beneficial interests in the trust. Other decisions have highlighted whether the trust was created for the benefit and profit of investor beneficiaries.

A reasonable argument can be made that the trust engages in activities that will qualify it as a business trust, and thus, a “corporation” and a “person” eligible to be a “debtor” under federal bankruptcy law. The trust is structured as an enterprise for profit. Interests in the trust may be sold and transferred. The trust will acquire financial assets from the depositor, sell notes and certificates, invest and reinvest collections from such financial assets, and perform ancillary business activities with the ultimate purpose of creating profit for the noteholders, certificateholders, the sponsor, the depositor and the servicer.

If the trust were to be subject to bankruptcy proceedings, noteholders and certificateholders could experience losses or delays in the payments on the securities as explained above.

If, on the other hand, a court were to find that the trust does not qualify as an eligible “debtor” under the Bankruptcy Code, then such court would likely dismiss any actions against the trust that are predicated on the trust being eligible as a “debtor” pursuant to Section 109 of the Bankruptcy Code.

Trust Receivership under OLA

If the trust were placed in receivership under OLA as a covered subsidiary of Ally Financial, and the FDIC were to repudiate the notes issued by the trust, the FDIC would be liable for compensatory damages. The damages would be no greater than the principal balance of the notes plus accrued interest as of the date the FDIC was appointed receiver plus, to the extent of the amount by which value of the property that secured the notes exceeds the principal amount of the notes and accrued interest through the date of repudiation or disaffirmance, for the additional accrued interest to the date of repudiation or disaffirmance. However, creditors of the trust in such a situation would not be entitled to receive more than the amount that would have been payable to such creditors if the trust had instead been liquidated under Chapter 7 of the Bankruptcy Code.

Servicer Bankruptcy Proceeding or OLA Receivership

Finally, it is possible that the servicer could become subject to a bankruptcy proceeding or an OLA resolution. The bankruptcy trustee or debtor-in-possession in such a bankruptcy case or, in certain cases, the FDIC as receiver under OLA could seek to:

•	in a bankruptcy case, reject the executory obligations of the debtor under the transaction documents;

•	under OLA, repudiate the obligations of the servicer under the transaction documents; or

•	enforce the “automatic stay.”

In such a situation, any collections received by the servicer on the receivables that the servicer has not yet transferred to the collection account, as of the commencement of the case, may be subject to the automatic stay. Additionally, a delay or reduction in the amounts available to make payments on the notes may result if the servicer, the bankruptcy trustee or the FDIC as receiver is unable to specifically identify such collections and there are competing claims on those funds by other creditors of the servicer.

Measures to Avoid Insolvency of Special Purpose Entities

The transaction documents contain provisions, and each special purpose entity has taken steps in structuring the transactions contemplated by this prospectus, that are intended to make it unlikely in the case of either (a) a receivership of Ally Bank under the FDIA or (b) a voluntary or involuntary case in which a special purpose entity was the debtor under the Bankruptcy Code or similar applicable state laws, that a court would approve consolidation of the assets and liabilities of a special purpose entity with those of Ally Bank. These steps include the creation of each special purpose entity under its respective formation documents as a limited-purpose entity that is subject to various limitations. These limitations include restrictions on the nature of the business of each special purpose entity and a restriction on the ability of each special purpose entity to commence a voluntary case or proceeding under the Bankruptcy Code or similar proceeding under applicable state laws without, in the case of the depositor, the unanimous affirmative vote of all of its directors or, in the case of the trust, the approval of the owner trustee, the noteholders and the certificateholders. The depositor is required to have at least one director who qualifies under its limited liability agreement as an “Independent Director.” There can be no assurance that the measures described herein will be effective or that they will prevent any special purpose entity from being subject to an FDIC receivership under OLA.

The transaction documents contain covenants pursuant to which the indenture trustee and the sponsor agree not to acquiesce, petition, invoke or otherwise cause the depositor or an issuing entity to be subject to a case under any federal or state bankruptcy, insolvency or other similar proceeding before the date that is one year and one day after the repayment of all notes. Similarly, the transaction documents contain covenants pursuant to which the indenture trustee, the servicer and the sponsor agree not to acquiesce, petition, invoke or otherwise cause the trust to be subject to a case under any federal or state bankruptcy, insolvency or other similar proceeding before the date that is one year and one day after the repayment of all notes.

FDIC Rule

The FDIC has adopted a regulation entitled “Treatment of financial assets transferred in connection with a securitization or participation” (the “FDIC Rule”). The FDIC Rule contains four different safe harbors, each of which limits the powers that the FDIC can exercise in the insolvency of an insured depository institution when it is appointed as receiver or conservator (and references in this section to the FDIC are in its capacity as such). See “—Consequences of Insolvency Regimes for Payments on the Notes” in this prospectus for a discussion of the FDIC’s powers. To qualify for a safe harbor, the securitization or participation must satisfy the preconditions specified for that type of transaction. If one or more of these preconditions are not met, the limitations imposed by the FDIC Rule on the FDIC’s powers would not apply. The relevant safe harbor for each trust will be the safe harbor for securitizations that do not satisfy the conditions for sale accounting treatment, and the discussion of the FDIC Rule in this prospectus is limited to that safe harbor.

The preconditions imposed by the FDIC Rule include provisions that are required to be contained in the documentation for the securitization. These provisions limit the structural features of the transaction in specified ways and impose obligations on one or more of the trust and the depositor (which entities are jointly considered to be the “issuing entity” for purposes of the FDIC Rule), the servicer and the sponsor to make specified disclosures, provide ongoing reporting on specified items and define specified aspects of the relationships among the parties. In order to satisfy the requirements of the FDIC Rule to include these provisions in the documentation, each indenture will contain a covenant (the “FDIC Rule Covenant”) that contains the requisite provisions and that obligates the issuing entity to perform each of the specified obligations, other than those obligations that are specifically assigned exclusively to the servicer or the sponsor. See “The Notes—The Indenture—FDIC Rule Covenant.” Each transfer agreement, servicing agreement and indenture will obligate the depositor, the sponsor and the servicer to perform its specified functions under the FDIC Rule Covenant. The failure of the issuing entity to perform its obligations under the FDIC Rule Covenant will not constitute an event of default, nor will the failure of the servicer to perform its obligations under the FDIC Rule Covenant constitute a servicer default. However, the noteholders and the indenture trustee for each trust will retain the right to exercise any other remedies permitted by the indenture or applicable law in respect of these breaches.

If the FDIC is appointed as conservator or receiver for an insured depository institution that has effected a securitization that is covered by the FDIC Rule, there are several possible series of events that could occur. The

FDIC will succeed to the obligations of the depository institution, whether as servicer, sponsor or otherwise. If the FDIC becomes the servicer or otherwise controls distributions of collections, the FDIC would have the choice of whether or not to pay or apply collections from the financial assets in accordance with the applicable securitization documents. If the FDIC chooses not to pay or apply the collections, it will be in monetary default, and the indenture trustee (at the direction of the holders of 25% of the aggregate principal amount of the Controlling Class), the servicer or a noteholder will be entitled to deliver a notice to the FDIC requesting the exercise of contractual rights under the transaction documents because of the FDIC’s monetary default. If the FDIC does not cure the monetary default within ten business days, then the FDIC will have consented to the exercise of those contractual rights. However, the FDIC is not required to take any action other than providing consents, waivers and execution of transfer documents. As Ally Bank is not the servicer for its securitizations and collections on the receivables do not pass through accounts at Ally Bank before being transferred to the collection account, we do not believe that the FDIC would have the power to appoint itself as servicer or to control those collections or to cause a monetary default to occur.

Another series of events could occur if, following an insolvency, the FDIC seeks to exercise its power to repudiate contracts. The FDIC Rule gives the FDIC the choice, following repudiation, either to pay damages within ten business days or to permit the exercise of contractual rights. If the FDIC elects to pay damages, it is obligated to pay noteholders an amount equal to the par value of the notes outstanding on the date of appointment of the FDIC, less any payments of principal received by the noteholders through the date of repudiation, plus unpaid, accrued interest through the date of repudiation in accordance with the transaction documents to the extent actually received through collections received through the date of repudiation. If the damages paid by the FDIC do not include interest from the date of repudiation to the date of payment, the indenture provides that the indenture trustee, at the direction of the servicer, should apply available funds from the reserve account and the collection account to pay such shortfall. However, upon payment of these damages, the FDIC Rule provides that “all liens or claims on the financial assets created pursuant to the securitization documents shall be released.” If the FDIC were to assert successfully that the lien of the indenture trustee on the reserve account and the collection account were released and the assets in those accounts were transferred to the FDIC, then noteholders would suffer a loss.

Damages paid by the FDIC will be distributed to noteholders on the earlier of (1) the next distribution date on which such damages could be distributed and (2) the earliest practicable date that the indenture trustee could declare a special distribution date, subject to applicable provisions of the indenture, applicable law and the procedures of any applicable clearing agency. The indenture trustee will be authorized and instructed to maintain possession and control of any reserve account, the collection account and all amounts on deposit therein. If the date on which damages are to be distributed to noteholders is not a regular distribution date, then the amount of interest payable to the noteholders will be prorated to such date, as provided in the indenture. The servicer will instruct the indenture trustee to use amounts on deposit in any reserve account and the collection account, in addition to the amounts paid by the FDIC, to pay amounts owing to noteholders.

The transfers by Ally Bank of the receivables and the issuance by each issuing entity of the notes are intended to satisfy all the applicable conditions of the FDIC Rule, and the trust will state in the indenture its belief that those preconditions will have been met. As the FDIC Rule is a newly adopted and untested regulation, its interpretation remains uncertain. If any provision of the FDIC Rule is amended, or any interpretive guidance regarding the FDIC Rule is provided by the FDIC or its staff, as a result of which an issuing entity determines that an amendment to the FDIC Rule Covenant is necessary or desirable, then that issuing entity and the indenture trustee will be authorized to amend the FDIC Rule Covenant in accordance with such FDIC Rule amendment or guidance. No noteholder consent will be required.

One of the preconditions imposed by the FDIC Rule is a “risk retention” requirement. Unless otherwise specified in the applicable prospectus supplement, the sponsor intends to satisfy this risk retention requirement in each securitization by selecting a separate pool of receivables in an amount equal to five percent of the pool of receivables sold to the issuing entity. Each of these retained pools will be selected randomly on the basis of the same criteria used to select the securitized pool. Upon the effective date of regulations required under Section 15G of the Securities Exchange Act, the FDIC Rule Covenant allows the sponsor to adjust the amount of credit risk that it retains, or the terms under which such credit risk is retained, to the greatest extent elected by the sponsor, so long as the sponsor’s retention is in compliance with applicable law. The sponsor must also give notice to the noteholders within a reasonable time after the sponsor changes the amount or the terms under which credit risk is retained, and the parties to the indenture are entitled to amend the FDIC Rule Covenant to comply with the regulation’s minimum requirements without noteholder consent.

FEDERAL INCOME TAX CONSEQUENCES

The following discussion of the material federal income tax consequences of the purchase, ownership and disposition of the notes of any series, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel to each Tax Trust, Tax Partnership or Tax Non-Entity with respect to the related series on the material matters associated with such consequences, subject to the qualifications set forth in this prospectus and the accompanying prospectus supplement.

Qualifications on Opinion of Tax Counsel

This discussion is based upon current provisions of the Internal Revenue Code, existing and proposed Treasury regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities. There are no cases or Internal Revenue Service rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the notes. As a result, there can be no assurance that the IRS will not challenge the conclusions reached in this prospectus, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth in this prospectus as well as the tax consequences to noteholders.

The following discussion does not purport to deal with all aspects of federal income taxation that may be relevant to the noteholders in light of their personal investment circumstances nor, except for limited discussions of particular topics, to holders subject to special treatment under the federal income tax laws, e.g., financial institutions, broker-dealers, life insurance companies, regulated investment companies, tax-exempt organizations, holders whose functional currency is not the United States dollar, and holders that hold the notes as part of a conversion transaction, hedge or hedging transaction, straddle, synthetic security or other integrated transaction for United States federal income tax purposes. This information is directed to prospective purchasers who purchase notes in the initial distribution thereof, who are citizens or residents of the United States, including domestic corporations and partnerships, and who hold the notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code. The depositor suggests that prospective investors consult with their tax advisors as to the federal, state, local, foreign and any other tax considerations to them of the purchase, ownership and disposition of notes. The following discussion does not purport to furnish information in the level of detail or with the attention to a prospective investor’s specific tax circumstances that would be provided by a prospective investor’s own tax advisor.

The following discussion addresses notes other than Strip Notes or any other series of notes specifically identified as receiving different tax treatment in the accompanying prospectus supplement, which the depositor, the servicer and the noteholders will agree to treat as indebtedness secured by the receivables.

The Notes

The following discussion of the material federal income tax consequences of the purchase, ownership and disposition of the notes of any series regardless of whether the notes are issued by a Tax Trust, Tax Partnership or Tax Non-Entity, except for Strip Notes and any other series of notes which is specifically identified as receiving different tax treatment in the accompanying prospectus supplement, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel with respect to the related series of notes on the material matters associated with those consequences, subject to the qualifications set forth in this prospectus and the accompanying prospectus supplement. In addition, Tax Counsel has prepared or reviewed the statements in this prospectus under the heading “Federal Income Tax Consequences—The Notes,” and is of the opinion that such statements are correct. Such statements do not purport to furnish information in the level of detail or with the attention to a prospective investor’s specific tax circumstances that would be provided by a prospective investor’s own tax advisor.

Characterization as Debt. For each series of notes, except for Strip Notes and any series which is specifically identified as receiving different tax treatment in the accompanying prospectus supplement, regardless of whether the notes are issued by a Tax Trust or a Tax Partnership or a Tax Non-Entity, prior to the sale of each series of notes, Tax Counsel will deliver its opinion to the effect that the notes will be treated as debt for federal income tax purposes. Any such opinion may be subject to qualifications and assumptions as set forth therein. The depositor, the servicer and each noteholder, by acquiring an interest in a note, will agree to treat the notes as indebtedness for federal, state and local income and franchise tax purposes.

Treatment of Stated Interest. Assuming the notes are treated as debt for federal income tax purposes and are not issued with OID, the stated interest on a note will be taxable to a noteholder as ordinary income when received or accrued in accordance with the noteholder’s method of tax accounting. Interest received on a note may constitute “investment income” for purposes of some limitations of the Internal Revenue Code concerning the deductibility of investment interest expense.

Original Issue Discount. A series of notes will be issued with OID only if specified in the applicable prospectus supplement. In general, OID is the excess of the “stated redemption price at maturity” of a debt instrument over its “issue price,” unless that excess falls within a statutorily defined de minimis exception. A note’s “stated redemption price at maturity” is the aggregate of all payments required to be made under the note through maturity except “qualified stated interest.” Qualified stated interest is generally interest that is unconditionally payable in cash or property, other than debt instruments of the trust, at fixed intervals of one year or less during the entire term of the instrument at specified rates. The “issue price” will be the first price at which a substantial amount of the notes are sold, excluding sales to bond holders, brokers or similar persons acting as underwriters, initial purchasers, placement agents or wholesalers.

If a note were treated as being issued with OID, a noteholder would be required to include OID in income as interest over the term of the note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, each cash distribution would be treated as an amount already included in income, to the extent OID has accrued as of the date of the interest distribution and is not allocated to prior distributions, or as a repayment of principal. This treatment would have no significant effect on noteholders using the accrual method of accounting. However, cash method noteholders may be required to report income on the notes in advance of the receipt of cash attributable to that income. Even if a note has OID falling within the de minimis exception, the noteholder must include that OID in income proportionately as principal payments are made on that note.

A holder of a Short-Term Note will generally not be required to include OID on the Short-Term Note in income as it accrues, provided the holder of the note is not an accrual method taxpayer, a bank, a broker or dealer that holds the note as inventory, a regulated investment company or common trust fund, or the beneficial owner of pass-through entities specified in the Internal Revenue Code, or provided the holder does not hold the instrument as part of a hedging transaction, or as a stripped bond or stripped coupon. Instead, the holder of a Short-Term Note would include the OID accrued on the note in gross income upon a sale or exchange of the note or at maturity, or if the note is payable in installments, as principal is paid thereon. A holder of a Short-Term Note would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the note to the extent it exceeds the sum of the interest income, if any, and OID accrued on the note. However, a holder may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by the holder in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a Short-Term Note on a ratable, straight- line basis, unless the holder irrevocably elects, under regulations to be issued by the Treasury Department, to apply a constant interest method to such obligation, using the holder’s yield to maturity and daily compounding.

A holder who purchases a note after the initial distribution thereof at a discount that exceeds a statutorily defined de minimis amount will be subject to the “market discount” rules of the Internal Revenue Code, and a holder who purchases a note at a premium will be subject to the bond premium amortization rules of the Internal Revenue Code.

Market Discount. The notes, whether or not issued with OID, will be subject to the “market discount rules” of Section 1276 of the tax code. In general, these rules provide that if a noteholder acquires a note at a market discount (that is, a discount from its stated redemption price at maturity or, if the notes were issued with OID, its original issue price plus any accrued OID that exceeds a de minimis amount) and thereafter recognizes gain upon a disposition or receives payments of principal, then such gain or principal payment, to the extent of the accrued market discount, will be taxed as ordinary interest income to the noteholder.

Generally, the accrued market discount will be the total market discount on the note multiplied by a fraction, the numerator of which is the number of days the noteholder held the note and the denominator of which is the number of days from the date the noteholder acquired the note until its maturity date. The noteholder may elect, however, to determine accrued market discount under the constant yield method.

A noteholder that incurs or continues indebtedness to acquire a note at a market discount may also be required to defer the deduction of all or a portion of the interest on the indebtedness until the corresponding amount of market discount is included in income. A noteholder may elect to include market discount in gross income as it accrues and, if the noteholder properly makes such an election, is generally exempt from this rule. Any such election will apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which such election applies. The adjusted basis of a note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or other taxable disposition of the note.

Amortizable Bond Premium. In general, if a noteholder purchases a note at a premium (that is, an amount in excess of the amount payable upon the maturity thereof), such noteholder will be considered to have purchased such note with “amortizable bond premium” equal to the amount of such excess. The noteholder may elect to amortize such bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant yield method over the remaining term of the note. Such noteholder’s tax basis in the note will be reduced by the amount of the amortized bond premium. Any such election, properly made, will apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the noteholder at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without the consent of the IRS. Bond premium on a note held by a noteholder who does not elect to amortize the premium will remain a part of such noteholder’s tax basis in such note and will decrease the gain or increase the loss otherwise recognized on a sale or other taxable disposition of the note.

Net Investment Income. Recently enacted legislation generally imposes a tax of 3.8% on the “net investment income” of certain individuals, trusts and estates for taxable years beginning after December 31, 2012. Among other items, net investment income generally includes gross income from interest and net gain attributable to the disposition of certain property, less certain deductions. United States holders should consult their own tax advisors regarding the possible implications of this legislation in their particular circumstances.

Disposition of Notes. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis of the note to a particular noteholder will equal the holder’s cost for the note, increased by any

OID and market discount previously included by the noteholder in income from the note and decreased by any bond premium previously amortized and any principal payments previously received by the noteholder on the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income. Capital gain or loss will be long-term if the note was held by the holder for more than one year and otherwise will generally be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

Information Reporting and Backup Withholding. Each Tax Trust, Tax Partnership and Tax Non-Entity will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid on the notes, and the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders which are generally corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status. Each holder will be required to provide to the Tax Trust, Tax Partnership or Tax Non-Entity, under penalties of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. If a nonexempt noteholder fails to provide the required certification, the Tax Trust, Tax Partnership or Tax Non-Entity will be required to withhold, from interest otherwise payable to the holder, the percentage of that interest specified in the Internal Revenue Code (currently 28%) and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.

Because the depositor will treat each Tax Trust as a grantor trust, each Tax Partnership as a partnership, each Tax Non-Entity as a division of the depositor and all notes, except Strip Notes and any other series of notes specifically identified as receiving different tax treatment in the accompanying prospectus supplement, as indebtedness for federal income tax purposes, the depositor will not comply with the tax reporting requirements that would apply under any alternative characterizations of a Tax Trust, Tax Partnership or Tax Non-Entity.

Tax Consequences to Foreign Noteholders. If interest paid or accrued to a noteholder who is a Foreign Person is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person, the interest generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax, as long as the Foreign Person satisfies certain requirements of the Internal Revenue Code, including the requirements that the Foreign Person:

(1)    is not actually or constructively a “10 percent shareholder” of a Tax Trust, Tax Partnership or the depositor, including a holder of 10 percent of the applicable outstanding certificates, or a “controlled foreign corporation” with respect to which the Tax Trust, Tax Partnership or the depositor is a “related person” within the meaning of the Internal Revenue Code, and

(2)    provides an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the note is a Foreign Person and providing that Foreign Person’s name and address. If the information provided in this statement changes, the Foreign Person must so inform the Tax Trust or Tax Partnership within 30 days of change.

If the interest were not portfolio interest or if applicable certification requirements were not satisfied, then the interest would be subject to United States federal income and withholding tax at a rate of 30% unless reduced or eliminated pursuant to an applicable tax treaty. The IRS has issued new regulations governing backup withholding and information reporting requirements.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that

(1)    the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and

(2)    in the case of a foreign individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, generally will be subject to United States Federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of the Foreign Person’s “effectively connected earnings and profits” within the meaning of the Internal Revenue Code for the taxable year, as adjusted for specified items, unless the Foreign Person qualifies for a lower rate under an applicable tax treaty.

Foreign Account Tax Compliance. Congress recently enacted legislation that significantly changes the reporting requirements imposed on certain Foreign Persons, including certain foreign financial institutions and investment funds. In general, a 30% withholding tax could be imposed on payments made to any such Foreign Persons unless such Foreign Person complies with certain reporting requirements regarding its direct and indirect U.S. shareholders and/or U.S. accountholders. Such withholding could apply to payments regardless of whether they are made to such Foreign Person in its capacity as a holder of a note or in a capacity of holding a note for the account of another. These rules were generally to be effective with respect to payments made after December 31, 2012, but would exempt from withholding payment on, or proceeds in respect of, debt instruments outstanding on the date two years after the date of enactment (March 18, 2010). A recent Internal Revenue Service publication states that these rules are now effective with respect to payments made after December 31, 2013. The scope and application of this legislation are unclear because regulations interpreting the legislation have not yet been promulgated. As a result, potential investors are encouraged to consult with their tax advisors regarding the possible implications of this legislation on an investment in the notes.

Tax Shelter Disclosure and Investor List Requirements

Treasury Regulations directed at abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Such Treasury Regulations require taxpayers to report certain information on IRS Form 8886 if they participate in a “reportable transaction” and to retain certain information related to such transactions. Organizers and promoters of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand.

A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to your investment. The Internal Revenue Code imposes significant penalties for failure to comply with these disclosure requirements. Prospective investors should be aware that the transferor and other participants in the transaction intend to comply with such disclosure and investor list requirements. Prospective investors should consult their own tax advisors concerning any possible disclosure obligation with respect to their investment.

STATE AND LOCAL TAX CONSEQUENCES

The above discussion does not address the tax treatment of any Tax Trust, Tax Partnership, Tax Non-Entity, notes or noteholders under any state or local tax laws. The activities to be undertaken by the servicer in servicing and collecting the receivables will take place throughout the United States and, therefore, many different tax regimes potentially apply to different portions of these transactions. Prospective investors are urged to consult with their tax advisors regarding the state and local tax consequences for them of purchasing, holding and disposing of notes.

ERISA CONSIDERATIONS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Internal Revenue Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts, specified types of Keogh Plans and entities deemed to hold plan assets of any of the foregoing—we refer to each of these as a “benefit plan”—from engaging in specified transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code with respect to that benefit plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Internal Revenue Code for these persons or fiduciaries of such benefit plan. Benefit plans that are governmental plans as defined in Section 3(32) of ERISA and specified church plans as defined in Section 3(33) of ERISA are not subject to ERISA requirements. However, such plans may be subject to comparable federal, state or local law restrictions.

The acquisition or holding of notes by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if the servicer, the depositor, the trust, the administrator, the owner trustee, the indenture trustee, the underwriters or any of our respective affiliates is or becomes a party in interest or a disqualified person with respect to that benefit plan. Exemptions from the prohibited transaction rules could apply to the purchase and holding of the notes by a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. These exemptions include: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers;” PTCE 95- 60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.”

In addition to the class exemptions listed above, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code for prohibited transactions between a benefit plan and a person or entity that is a party in interest to such benefit plan solely by reason of providing services to the benefit plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advise with respect to the assets of the benefit plan involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes, and prospective purchasers that are benefit plans should consult with their advisors regarding the applicability of any such exemption.

Each purchaser and transferee of notes will be deemed to represent and warrant that either (a) it is not acquiring the notes with the assets of a benefit plan or other plan that is subject to any law that is substantially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code or (b) the acquisition and holding of the notes will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code or a violation of any substantially similar applicable law.

Plan Assets Regulation

In addition, despite the application of one of the foregoing exemptions to the purchase and/or holding of a note, transactions involving the trust might be deemed to constitute prohibited transactions under ERISA and the Internal Revenue Code with respect to a benefit plan that purchased securities if assets of the trust were deemed to be assets of the benefit plan. Under a regulation issued by the U.S. Department of Labor, as modified by Section 3(42) of ERISA (the “plan assets regulation”), the assets of the trust would be treated as plan assets of a benefit plan for the purposes of ERISA and the Internal Revenue Code only if the benefit plan acquired an “equity interest” in the trust and none of the exceptions contained in the plan assets regulation applied. An equity interest is defined under the plan assets regulation as an interest other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. For additional information regarding the equity or debt treatment of notes, see “ERISA Considerations” in the prospectus supplement. Subject to the restrictions in the preceding paragraphs, notes that are debt instruments will be available for purchase by benefit plans.

Underwriter’s Exemption

It is not anticipated that securities to be offered under this prospectus will be eligible for relief from the prohibited transaction rules of ERISA and the plan assets regulation in reliance on the administrative exemptions that have been granted by the Department of Labor to specified initial underwriters (the “underwriter’s exemption”). If the trust and underwriters determine it may be appropriate to rely on the underwriter’s exemption with respect to any series of securities to be offered under this prospectus, the conditions for such relief will be enumerated under “ERISA Considerations” in the applicable prospectus supplement.

For more information, including whether the underwriter’s exemption is likely to provide relief for a particular class of notes, see “ERISA Considerations” in the applicable prospectus supplement. If you are a benefit plan fiduciary considering the purchase of the notes, you should consult with your counsel with respect to whether the assets of the trust will be deemed to be plan assets and the applicability of the underwriter’s exemption or another exemption from the prohibited transaction rules and determine on your own whether all conditions have been satisfied and whether the notes are an appropriate investment for a benefit plan under ERISA and the Internal Revenue Code.

PLAN OF DISTRIBUTION

On the terms and conditions set forth in one or more underwriting agreements for each trust, the depositor will agree to sell to each of the underwriters named in the underwriting agreements and in the accompanying prospectus supplement, and each of the underwriters will severally agree to purchase from the depositor, the principal amount of each class of securities of the series set forth in the underwriting agreements and in the accompanying prospectus supplement.

In each underwriting agreement, each of the underwriters will severally agree, subject to the terms and conditions set forth in the underwriting agreements, to purchase all the securities described in the underwriting agreements which are offered by this prospectus and by the accompanying prospectus supplement if any of these securities are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in some circumstances, purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

Each prospectus supplement will either:

(1)    set forth the price at which each class of securities being offered will be offered to the public and any concessions that may be offered to dealers participating in the offering of these securities, or

(2)    specify that the securities are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of sale.

After the initial public offering of any securities, the public offering price and the concessions may be changed. The depositor may also sell the securities to one or more purchasers directly or through agents.

Each underwriting agreement will provide that the depositor, and, if specified in the prospectus supplement, the sponsor will indemnify the underwriters against specified liabilities, including liabilities under the Securities Act.

The indenture trustee may, from time to time, invest the funds in the Designated Accounts in Eligible Investments acquired from the underwriters.

Under each underwriting agreement, the closing of the sale of any class of securities will be conditioned on the closing of the sale of all other classes or, if less than all other classes, only those classes disclosed in the applicable prospectus supplement.

The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

Matters Relating to the Offering of the Notes in Europe

To the extent provided for in the accompanying prospectus supplement, in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each a “Relevant Member State”), each underwriter will represent and agree that, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the offered notes to the public in that Relevant Member State other than:

(a) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) to fewer than 100 or, if the Relevant Member State has implemented the provisions of 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the depositor for any such offer; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of offered notes shall require the issuing entity or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purpose of this provision, the expression “an offer of the offered notes to the public” in relation to any of the offered notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe to the offered notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State; the expression “2010 PD Amending Directive” means Directive 2010/73/EU; countries comprising the “European Economic Area” are Austria, Belgium, Bulgaria, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy, Latvia, Liechtenstein, Lithuania, Luxembourg, Malta, Netherlands, Norway, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and the United Kingdom.

United Kingdom. Each underwriter has represented, warranted and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the issuing entity; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

LEGAL OPINIONS

Certain legal matters relating to the notes and the certificates will be passed upon for the trust, the depositor, Ally Financial and Ally Bank by Richard V. Kent, Esq., Assistant General Counsel to the depositor and Assistant General Counsel of Ally Financial, by Jonathan P. Andrews, General Counsel to Ally Bank, and by Kirkland & Ellis LLP, counsel to the depositor, the trust, Ally Financial and Ally Bank and by VanCott, Bagley, Cornwall & McCarthy, Utah counsel for Ally Bank. Certain federal income tax matters and insolvency matters will be passed upon for Ally Bank, the trust and the depositor by Kirkland & Ellis LLP.

WHERE YOU CAN FIND MORE INFORMATION

We filed a registration statement relating to the securities with the Securities and Exchange Commission under the Securities Act of 1933, as amended. This prospectus is part of the registration statement, but the registration statement includes additional information.

The servicer will file with the SEC all annual, monthly and current SEC reports, reports on assessment of compliance with servicing criteria, registered public accounting firm attestation reports, servicer compliance statements, and other information about the issuing entity that is required to be filed.

You may read and copy any reports, statements or other information we file at the SEC’s public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site, http://www.sec.gov.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference any SEC reports and materials filed by or on behalf of each issuing entity since the end of the latest fiscal year. We also incorporate by reference any future SEC reports and materials filed by or on behalf of each issuing entity until we terminate our offering of the securities issued by that issuing entity. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement.

As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents not specifically incorporated by reference, at no cost, by writing us at: Ally Bank, 6985 Union Park Center, Suite 435, Salt Lake City, Utah 84047 or by calling us at: (801) 790-5000.

GLOSSARY OF TERMS TO PROSPECTUS

The following are definitions of terms used in this prospectus. References to the singular form of defined terms in this prospectus include references to the plural and vice versa.

“Administrative Purchase Payment” means, for any Administrative Receivable:

(1)    in the case of a Scheduled Interest Receivable, the sum of

(A)    all remaining Scheduled Payments on the receivable, and

(B)    all past due Scheduled Payments, less the rebate that would be payable to the obligor on the receivable were the obligor to prepay the receivable in full on that day.

(2)    in the case of a Simple Interest Receivable, a payment equal to the Amount Financed less that portion of all payments made on or prior to the last day of the prior monthly period allocable to principal.

“Administrative Receivable” means a receivable which the servicer is required to purchase as a result of a breach of a covenant which materially and adversely affects any receivable held by a trust pursuant to the Servicing Agreement or which the servicer has elected to repurchase pursuant to the Servicing Agreement.

“Aggregate Amount Financed” means the aggregate Amount Financed under the receivables held by a trust as specified in the accompanying prospectus supplement.

“Aggregate Receivables Face Amount” means for each trust as of any date, the sum of the Principal Balances of all outstanding receivables, other than Liquidating Receivables, held by the trust that date.

“Aggregate Receivables Principal Balance” has the meaning set forth in the accompanying prospectus supplement.

“Ally Financial” means Ally Financial Inc., formerly known as GMAC Inc., GMAC LLC and General Motors Acceptance Corporation, and its successors and assigns.

“Amount Financed” means, for a receivable, the aggregate amount advanced toward the purchase price of the financed vehicle, including accessories, insurance premiums, service and warranty contracts and other items customarily financed as part of retail automobile instalment sale contracts and purchase money loans and related costs less:

(1)    (A)    in the case of a Scheduled Interest Receivable, payments due from the obligor prior to the cutoff date allocable to principal, and

(B)    in the case of a Simple Interest Receivable, payments received from the obligor prior to the cutoff date allocable to principal, and

(2)    any amount allocable to the premium for physical damage collateral protection insurance covering the financed vehicle required by Ally Bank or the servicer.

“APR” means, for a receivable, the annual percentage rate.

“Basic Servicing Fee Rate” means, for a trust, the Basic Servicing Fee Rate specified in the accompanying prospectus supplement.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banks in New York, New York or Detroit, Michigan may, or are required to, remain closed.

“Certificate Distribution Account” means any account so designated and established and maintained pursuant to the Servicing Agreement.

“Collection Account” means any account so designated, and established pursuant to the Servicing Agreement.

“Controlling Class” means, for any series of securities, the class or classes of securities of that series designated in the related prospectus supplement.

“Designated Accounts” means the Collection Account, the Note Distribution Account, and any reserve account and other accounts so identified in the accompanying prospectus supplement and for which the funds on deposit are invested in Eligible Investments.

“Distribution Date” means the date or dates specified in the accompanying prospectus supplement on which the trust makes payments on the notes and the certificates.

“Eligible Investments” has the meaning specified in the accompanying prospectus supplement.

“Events of Default” has the meaning set forth in “The Notes—The Indenture—Events of Default; Rights Upon Event of Default.”

“Excess Payment” means, for a Scheduled Interest Receivable, the portion of a payment on the receivable in excess of the Scheduled Payment thereon which is not late fees, prepayment charges or other similar fees or charges.

“FDIC” has the meaning set forth in “The Sponsor.”

“FDIC Rule Covenant” has the meaning set forth in “Insolvency Aspects of the Offerings—FDIC Rule.”

“Foreign Person” means a nonresident alien, foreign corporation or other non-United States person.

“General Motors” means General Motors Corporation, and its successors and assigns, or General Motors LLC, and its successors and assigns.

“Liquidation Proceeds” means, for a Liquidating Receivable, all amounts realized for that receivable, net of amounts that are required to be refunded to the obligor on that receivable.

“Liquidating Receivables” means a receivable:

(A)    as to which the servicer has (1) reasonably determined, in accordance with customary servicing procedures, that eventual payment of amounts owing on that receivable is unlikely, or (2) repossessed and disposed of the financed vehicle, and

(B)    that the servicer has charged off.

“Monthly Remittance Condition” has the meaning specified in the accompanying prospectus supplement.

“Note Distribution Account” means any account so designated and established and maintained pursuant to the Servicing Agreement.

“Note Pool Factor” means, for each class of notes, a seven-digit decimal which the servicer will compute prior to each distribution for the notes indicating the remaining outstanding principal balance of the notes, as of the close of the distribution date, as a fraction of the initial outstanding principal balance of the notes.

“Payment Ahead” means, for a Scheduled Interest Receivable, any Excess Payment, not representing prepayment in full of the receivable, that is of an amount so that the sum of the Excess Payment, together with any unapplied Payments Ahead, is equal to or less than three times the Scheduled Payment.

“Payment Ahead Servicing Account” means any account so designated and maintained pursuant to the Servicing Agreement.

“Pooling Agreement” means, for each trust, the Pooling Agreement dated as of the closing date between Ally Bank and the depositor, as amended and supplemented from time to time.

“Prepayments” means Excess Payments other than a Payment Ahead.

“Prepayment Surplus” means, on any distribution date on which a Prepayment is to be applied for a Scheduled Interest Receivable, that portion of the Prepayment, net of any rebate to the obligor of the portion of the Scheduled Payments attributable to unearned finance charges, which is not allocable to principal.

“Principal Balance” means, as of any date for any receivable, the Amount Financed minus the sum of either:

(1)    in the case of a Scheduled Interest Receivable,

(A)    that portion of all Scheduled Payments due on or prior to that date allocable to principal,

(B)    any Warranty Payment or Administrative Purchase Payment received on or prior to such date to the extent allocable to principal, and

(C)    any Prepayment applied by the servicer to reduce the Principal Balance of that receivable, or

(2)    in the case of a Simple Interest Receivable,

(A)    that portion of all payments received from the related obligor on or prior to that date allocable to principal, and

(B)    any Warranty Payment or Administrative Purchase Payment received on or prior to such date to the extent allocable to principal.

“PTCE” has the meaning set forth in “ERISA Considerations.”

“Record Date” means, for any distribution date, the close of business on the date immediately preceding the distribution date, or if definitive securities are issued, the last day of the preceding monthly period.

“Related Documents” means the indenture, the Transfer Agreements and Servicing Agreements and other similar and associated documents for a trust.

“Revolving Period” means the time specified in the accompanying prospectus supplement during which the trust will reinvest collections in additional receivables rather than distributing collections to you. The Revolving Period may not be longer than one year from the date of an issuance of a series of securities.

“Scheduled Interest Receivables” means receivables pursuant to which the payments due from the obligors during any month are allocated between finance charges and principal on a scheduled basis, without regard to the period of time which has elapsed since the preceding payment was made, using the actuarial method.

“Scheduled Payment” means, for a Scheduled Interest Receivable, the payment set forth in that receivable due from the obligor during any month.

“Securities Act” means the Securities Act of 1933, as amended.

“Servicer Default” has the meaning set forth in “The Transfer Agreements and Servicing Agreements—-Servicer Defaults.”

“Servicing Agreement” means, for each trust, the Servicing Agreement, dated as of the closing date, among the servicer, the depositor and the trust, as amended and supplemented from time to time.

“Short-Term Note” means a note which has a fixed maturity date not more than one year from the issue date of that note.

“Simple Interest Receivables” means receivables which provide for the allocation of payments between finance charges and principal based on the actual date on which a payment is received.

“Strip Notes” means one or more classes of notes entitled to disproportionate, nominal or no distributions of principal or interest.

“Tax Counsel” means Kirkland & Ellis LLP, as special tax counsel to the depositor.

“Tax Non-Entity” means a trust in which all of the certificates of that trust which are owned by the depositor, and the depositor and the servicer agree to treat the trust as a division of the depositor and hence disregarded as a separate entity for purposes of federal, state and local income and franchise taxes.

“Tax Partnership” means a trust in which the depositor, the servicer and the applicable holders agree to treat certificates and Strip Notes as equity interests in a partnership for purposes of federal, state and local income and franchise taxes.

“Tax Trust” means a trust in which the depositor, the servicer and the applicable certificateholders agree to treat the certificates of the trust as equity interests in a grantor trust for purposes of federal, state and local income and franchise taxes.

“Transfer Agreements and Servicing Agreements” means, for each trust, the Pooling Agreement, the Trust Sale Agreement, the Servicing Agreement, the trust agreement, the custodian agreement and the administration agreement.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trust Sale Agreement” means, for each trust, the Trust Sale Agreement, dated as of the closing date, between the depositor and the trust, as amended and supplemented from time to time.

“Warranty Payment” means, for a Warranty Receivable:

(1)    in the case of a Scheduled Interest Receivable, the sum of:

(A)    all remaining Scheduled Payments on that receivable, plus

(B)    all past due Scheduled Payments,

minus the sum of:

(A)    the rebate that would be payable to the obligor on that receivable were the obligor to prepay that receivable in full on that day, and

(B)    any Liquidation Proceeds for that receivable previously received, to the extent applied to reduce the Principal Balance of that receivable, or

(2)    in the case of a Simple Interest Receivable, the Amount Financed minus the sum of:

(A)    that portion of all payments received on or prior to the last day of the prior monthly period allocable to principal, and

(B)    any Liquidation Proceeds for that receivable, to the extent applied to reduce the Principal Balance of that receivable.

“Warranty Receivable” means a receivable which must be repurchased by either the depositor or Ally Bank as a result of a breach of a representation or warranty for that receivable which materially and adversely affects the interests of any securityholder in that receivable.

No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this prospectus supplement and the prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor, the servicer or the underwriters. This prospectus supplement and the prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus supplement and the prospectus nor any sale made hereunder will, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this prospectus supplement or the prospectus.

Until the expiration of the 90 days after the date of this prospectus supplement, all dealers effecting transactions in the notes whether or not participating in this distribution, may be required to deliver a prospectus supplement and the associated prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as underwriters for their unsold allotments or subscriptions.

Ally Auto Receivables Trust 2012-1

Issuing Entity

$1,519,735,000

Asset Backed Notes, Class A

Ally Auto Assets LLC

Depositor

Ally Bank

Sponsor

Ally Financial Inc.

Servicer

PROSPECTUS SUPPLEMENT

Citigroup

Credit Suisse

J.P. Morgan

Credit Agricole Securities

Lloyds Securities

PNC Capital Markets LLC

Scotia Capital

SOCIETE GENERALE